PROSPECTUS SUPPLEMENT DATED SEPTEMBER 20, 2005
(TO PROSPECTUS DATED SEPTEMBER 20, 2005)

                                  $853,750,000

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                   DEPOSITOR

                        HOME EQUITY LOAN TRUST 2005-HS1
                                     ISSUER

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

              HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2005-HS1

OFFERED NOTES

The trust will issue five classes of term notes primarily secured by second lien, fixed rate, closed end home equity mortgage loans and one class of term notes primarily secured by second lien, adjustable rate home equity revolving credit loans.

CREDIT ENHANCEMENT

Credit enhancement for the term notes consists of:

          excess interest;

          overcollateralization; and

          two financial guaranty insurance policies issued by Financial Guaranty Insurance Company, one insuring the term notes secured by home equity mortgage loans and the other insuring the term notes secured by revolving credit loans.

                                  [FGIC LOGO]

-------------------------------------------------------------------------------
  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
  PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc., Banc of America Securities LLC and Residential Funding Securities Corporation will offer the term notes to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the term notes will be approximately 99.75% of the security balance of the term notes, plus accrued interest on the term notes other than the Class A-I-1 Notes and the Class A-II Notes, before deducting expenses. See 'Method of Distribution' in this prospectus supplement.

CREDIT SUISSE FIRST BOSTON                                 RBS GREENWICH CAPITAL

BANC OF AMERICA SECURITIES LLC                               GMAC RFC SECURITIES

                                  UNDERWRITERS

 Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the term notes in two separate documents that provide progressively more detail.

     o the prospectus, which provides general information, some of which may not apply to your series of term notes; and

     o this prospectus supplement, which describes the specific terms of your series of term notes.

If the description of your term notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                Table of Contents

Summary.................................................................     S-4
Risk Factors............................................................    S-13
   Risks Associated with the Home Equity Loans..........................    S-13
   Limited Obligation...................................................    S-16
   Liquidity Risks......................................................    S-16
   Special Yield and Prepayment Considerations..........................    S-16
   Bankruptcy Risks.....................................................    S-20
Introduction............................................................    S-21
Description of the Mortgage Pool........................................    S-21
   General..............................................................    S-21
   Compliance with Local, State and Federal Laws........................    S-22
   Loan Group I.........................................................    S-23
   Loan Group II........................................................    S-38
   Underwriting Standards...............................................    S-53
   Representations and Warranties.......................................    S-54
   Additional Information...............................................    S-54
   The Master Servicer..................................................    S-54
   The Initial Subservicer..............................................    S-55
   Delinquency and Loss Experience of the Master Servicer's Portfolio...    S-56
The Issuer..............................................................    S-59
The Owner Trustee.......................................................    S-59
The Indenture Trustee...................................................    S-59
The Credit Enhancer.....................................................    S-60
   Financial Information About the Credit Enhancer......................    S-61
   Financial Strength Ratings of the Credit Enhancer....................    S-62
The Yield Maintenance Agreement Provider................................    S-62
Description of the Securities...........................................    S-62
   General..............................................................    S-62
   Book-Entry Notes.....................................................    S-64
   Glossary of Terms....................................................    S-66
   Payments on the Notes................................................    S-75
   Interest Payments on the Notes.......................................    S-75
   Determination of LIBOR...............................................    S-76
   Principal Payments on the Notes......................................    S-77
   Allocation of Payments...............................................    S-78
   Optional Transfers of Group II Loans to Holders of Group II
      Certificates......................................................    S-80
   Initial Undercollateralization of the Class II Notes.................    S-81
   Allocation of Losses.................................................    S-81
   The Paying Agent.....................................................    S-82
   Maturity and Optional Redemption.....................................    S-82
   Limited Home Equity Loan Purchase Right..............................    S-83
   The Yield Maintenance Agreement......................................    S-83
Description of the Policies.............................................    S-83
Yield and Prepayment Considerations.....................................    S-85
   General..............................................................    S-85
   Prepayment Considerations............................................    S-86
   Allocation of Principal Payments.....................................    S-87
   Liquidation Loss Amounts and Interest Shortfalls.....................    S-88
   Note Rates...........................................................    S-89
   Purchase Price.......................................................    S-89
   Assumed Final Payment Dates..........................................    S-89
   Weighted Average Life................................................    S-90
Description of the Home Equity Loan Purchase Agreement..................    S-99
   Transfer of Home Equity Loans........................................    S-99
   Representations and Warranties.......................................   S-100
Description of the Servicing Agreement..................................   S-101
   P&I Collections......................................................   S-101
   Servicing and Other Compensation and Payment of Expenses.............   S-102
   Release of Lien......................................................   S-102
   Refinancing of Senior Lien...........................................   S-102
   Collection and Liquidation Practices; Loss Mitigation................   S-102
   Optional Repurchase of Home Equity Loans.............................   S-103
Description of the Trust Agreement and Indenture........................   S-103
   The Trust Fund.......................................................   S-103
   Reports To Holders...................................................   S-103
   Certain Covenants....................................................   S-104
   Modification of Indenture............................................   S-105
   Certain Matters Regarding the Indenture Trustee and the Issuer.......   S-105
Material Federal Income Tax Consequences................................   S-106
   Tax Considerations Applicable to the Class I Notes...................   S-106
   Tax Considerations Applicable to the Class A-II Notes................   S-109
   Penalty Protection...................................................   S-110
ERISA Considerations....................................................   S-110
Legal Investment........................................................   S-111
Method of Distribution..................................................   S-111
Use of Proceeds.........................................................   S-112
Experts.................................................................   S-112
Legal Matters...........................................................   S-112
Ratings.................................................................   S-112
ANNEX I.................................................................     I-1

--------------------------------------------------------------------------------

                                     Summary

     The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered term notes, you should read carefully this entire document and the prospectus.

Issuer or trust...............   Home Equity Loan Trust 2005-HS1.

Title of the offered
securities....................   Home Equity Loan-Backed Term Notes, Series
                                 2005-HS1.

Initial security balance of
the offered securities........   $853,750,000.

Depositor.....................   Residential Funding Mortgage Securities II,
                                 Inc., an affiliate of Residential Funding
                                 Corporation.

Master servicer and seller....   Residential Funding Corporation.

Owner trustee.................   Wilmington Trust Company.

Indenture trustee.............   JPMorgan Chase Bank, National Association.

Credit enhancer...............   Financial Guaranty Insurance Company.

Yield Maintenance Agreement
Provider......................   Bear Stearns Financial Products Inc.

Home equity loan pool.........   Loan group I consists of 12,634 fixed rate,
                                 closed end home equity mortgage loans with an
                                 aggregate unpaid principal balance of
                                 approximately $550,000,027 as of the close of
                                 business on the day prior to the cut-off date,
                                 secured primarily by second liens on one- to
                                 four-family residential properties. Loan group
                                 II consists of 6,413 adjustable rate revolving
                                 credit loans with an aggregate unpaid principal
                                 balance of approximately $300,000,049 as of the
                                 close of business on the day prior to the
                                 cut-off date, secured primarily by second liens
                                 on one- to four-family residential properties.
                                 The fixed rate closed end home equity mortgage
                                 loans and the adjustable rate home equity
                                 revolving credit loans are collectively
                                 referred to in this prospectus supplement as
                                 the home equity loans.

Cut-off date..................   September 1, 2005.

Closing date..................   On or about September 23, 2005.

Payment dates.................   The 25th of each month or, if the 25th is not a
                                 business day, on the next business day,
                                 beginning in October 2005.

Form of notes.................   Book-entry. See "Description of the
                                 Securities--Book-Entry Notes" in this
                                 prospectus supplement.

Minimum denominations.........   Class I Notes and the Class A-II Notes:
                                 $100,000 principal balance.

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                                       S-4

--------------------------------------------------------------------------------

                                  Offered Notes

-----------------------------------------------------------------------------------------------------------
                             Note      Initial Note   Initial Rating                         Assumed Final
     Class                   Rate         Balance      (Moody's/S&P)      Designations       Payment Date
-----------------------------------------------------------------------------------------------------------
Class I Notes
-----------------------------------------------------------------------------------------------------------
A-I-1                     Adjustable   $312,130,000       Aaa/AAA      Senior/Adjustable     July 25, 2020
                                                                              Rate
-----------------------------------------------------------------------------------------------------------
A-I-2                       4.660%     $ 68,230,000       Aaa/AAA      Senior/Fixed Rate     July 25, 2020
-----------------------------------------------------------------------------------------------------------
A-I-3                       4.830%     $ 65,408,000       Aaa/AAA      Senior/Fixed Rate     February 25,
                                                                                                  2021
-----------------------------------------------------------------------------------------------------------
A-I-4                       5.110%     $ 49,232,000       Aaa/AAA      Senior/Fixed Rate     September 25,
                                                                                                  2035
-----------------------------------------------------------------------------------------------------------
A-I-5                       4.910%     $ 55,000,000       Aaa/AAA         Senior/Fixed       September 25,
                                                                          Rate/Lockout            2035
-----------------------------------------------------------------------------------------------------------
Total Class I Notes:                   $550,000,000
-----------------------------------------------------------------------------------------------------------
Class II Notes:
-----------------------------------------------------------------------------------------------------------
A-II                      Adjustable   $303,750,000       Aaa/AAA      Senior/Adjustable   October 25, 2035
                                                                              Rate
-----------------------------------------------------------------------------------------------------------
Total Class A-II Notes:                $303,750,000
-----------------------------------------------------------------------------------------------------------
Total Offered Notes:                   $853,750,000
-----------------------------------------------------------------------------------------------------------

Other Information:

The actual final payment date for any class of term notes could be substantially earlier than the assumed final payment date for that class.

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will be equal to a per annum rate that is the lesser of:

o    LIBOR plus 0.12%; and

o the weighted average of the net mortgage rates on the group I loans as of the beginning of the related collection period. This rate is referred to in this prospectus supplement as the group I net WAC rate. The group I net WAC rate will be further adjusted with respect to the Class A-I-1 Notes to account for the actual over 360-day interest calculation method.

From the payment date in November 2005 through and including the payment date in February 2008, the holders of the Class A-I-1 Notes will be entitled to receive amounts payable under the yield maintenance agreement, if any. See "Description of the Securities - The Yield Maintenance Agreement" in this prospectus supplement.

On any payment date for which the related note rate for the Class A-I-1 Notes has been determined by the group I net WAC rate described above, the interest shortfall, if any, remaining after application of amounts payable under the yield maintenance agreement, if any, will be determined and will be payable on that payment date or later payment dates along with interest accrued on that amount at the note rate for the Class A-I-1 Notes, to the extent funds are available for that purpose as described in this prospectus supplement. These interest shortfalls will not be covered by the financial guaranty insurance policy for the Class I Notes issued by the credit enhancer and any shortfall may remain unpaid on the final payment date for the Class A-I-1 Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Class A-I-2 through Class A-I-5:

The note rate on the Class A-I-2 Notes through the Class A-I-5 Notes will be equal to a per annum rate that is the lesser of (a) the related note rate for each class as described above or (b) the group I net WAC rate. The initial group I net WAC rate will equal approximately 7.161% per annum.

On any payment date for which the note rate for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes or Class A-I-5 Notes has been determined by the group I net WAC rate described above, the excess, if any, of the indicated fixed rates over the group I net WAC rate will be determined and will be payable on that payment date or later payment dates along with interest accrued on that amount at the related note rate for that class of Class I Notes, to the extent funds are available for that purpose as described in this prospectus supplement. These interest shortfalls will not be covered by the financial guaranty insurance policy for the Class I Notes issued by the credit enhancer and any shortfall may remain unpaid on the related final payment date for that class of Class I Notes.

Class A-I-4:

Starting on the second payment date after the first possible optional redemption date, the note rate indicated above for the Class A-I-4 Notes will increase by 0.50% per annum, subject to the group I net WAC rate described above.

Class A-II:

The note rate on the Class A-II Notes will be equal to a per annum rate that is the least of:

o    LIBOR plus 0.21%;

o    17.25%; and

o the weighted average of the net mortgage rates on the group II loans as of the beginning of the related collection period, adjusted to account for the actual over 360-day interest calculation method. This rate is referred to in this prospectus supplement as the group II net WAC rate. The initial group II net WAC rate will equal approximately 5.350% per annum.

On any payment date for which the note rate on the Class A-II Notes has been determined by the group II net WAC rate described above, the interest shortfall for the Class A-II Notes, if any, will be determined and will be payable on that payment date or later payment dates along with interest accrued on that amount at the note rate for the Class A-II Notes to the extent funds are available for that purpose as described in this prospectus supplement. These interest shortfalls will not be covered by the financial guaranty insurance policy for the Class II Notes issued by the credit enhancer and any shortfall may remain unpaid on the final payment date for the Class A-II Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish Home Equity Loan Trust 2005-HS1, a Delaware statutory trust, to issue the Home Equity Loan-Backed Term Notes, Series 2005-HS1. The trust will be established under a trust agreement. The trust will issue the term notes and the variable funding notes under an indenture. The assets of the trust will consist of the home equity loans and related assets. The trust will also include a yield maintenance agreement provided by Bear Stearns Financial Products Inc. with respect to the Class A-I-1 Notes.

The Mortgage Pool

The depositor will deposit in the trust two groups of home equity loans, known as loan group I and loan group II. The group I loans have the following characteristics as of the cut-off date:

-----------------------------------------------------------
                                                   Weighted
                                     Range          Average
                               -----------------   --------
Principal balance*             $  62 to $499,610   $43,533

Loan rate                       5.300% to 13.625%   7.8863%

Original term to maturity
(months)                               60 to 360       195

Remaining term to stated
maturity (months)                      55 to 360       194

Combined loan-to-value ratio     6.00% to 100.00%    92.57%
-----------------------------------------------------------

*    Principal balance is an average.

The group II loans have the following characteristics as of the cut-off date:

-------------------------------------------------------------
                                                     Weighted
                                      Range           Average
                               -------------------   --------
Principal balance*             $ 1,023 to $600,000   $46,780

Loan rate                         3.750% to 13.625%   6.4331%

Original term to maturity
(months)                                120 to 360       224

Remaining term to stated
maturity (months)                        96 to 360       221

Credit limit                   $10,000 to $600,000   $52,307

Combined loan-to-value ratio       8.00% to 100.00%    89.79%
-------------------------------------------------------------

*    Principal balance is an average.

The weighted average credit limit utilization rate of the group II loans as of the cut-off date is approximately 89.43%.

99.51% of the group I loans are secured by second mortgages or deeds of trust. 99.09% of the group II loans are secured by second mortgages or deeds of trust. The remainder of the home equity loans are secured by first mortgages or deeds of trust. See "Description of the Mortgage Pool" in this prospectus supplement.

The Variable Funding Notes

The trust will issue Home Equity Loan-Backed Class A-II Variable Funding Notes, Series 2005-HS1, which will correspond to the group II loans, which are not offered by this prospectus supplement. The Class A-II variable funding notes and the Class A-II Notes are collectively referred to in this prospectus supplement as the Class II Notes.

The Certificates

The trust will issue four classes of Home Equity Loan-Backed Certificates, Series 2005-HS1, which are not offered by this prospectus supplement.

Payments on the Class I Notes

Amount available for monthly distribution on the Class I Notes. On each monthly payment date, the indenture trustee will make distributions to investors in the Class I Notes. The amounts available for distribution will include:

     o collections of monthly payments of principal and interest on the home equity loans in loan group I, including prepayments and other unscheduled collections plus

--------------------------------------------------------------------------------

     o amounts from any draws on the financial guaranty insurance policy for the Class I Notes, referred to in this prospectus supplement as the group I policy, minus

     o fees and expenses of the subservicers and the master servicer relating to loan group I.

Payments from collections on the Group I Loans. Payment will be made from the amounts available for distribution from the group I loans, as described above, as follows:

     o Distribution of interest on the Class I Notes at the applicable note rate, reduced by prepayment interest shortfalls, group I net WAC cap shortfalls and Relief Act shortfalls;

     o Distribution of principal on the Class I Notes from principal collections on the group I loans;

     o Distribution of principal on the Class I Notes to cover any group I liquidation loss distribution amounts;

     o Payment to the credit enhancer for its premium for the group I policy and any unpaid premiums for the group I policy, with interest;

     o Reimbursement to the credit enhancer for prior draws made on the group I policy, other than those attributable to excess loss amounts, with interest;

     o Distribution of additional principal on the Class I Notes if the level of overcollateralization is below the group I required overcollateralization amount for that payment date;

     o Payment to the credit enhancer for any other amounts owed to the credit enhancer under the insurance agreement with respect to the Class I Notes;

     o Distributions of prepayment interest shortfalls with respect to the related collection period to the Class I Notes and any previously unpaid prepayment interest shortfalls with interest;

     o Distributions of group I net WAC cap shortfalls with respect to the related collection period to the Class I Notes and any previously unpaid group I net WAC cap shortfalls with interest;

     o Distributions of any current period Relief Act shortfalls with respect to the group I loans; and

     o    Distribution of any remaining funds to the certificates.

Principal payments on the Class I Notes will be allocated among the classes of Class I Notes as described under "Description of the Securities--Principal Payments on the Notes--Allocation of Payments" in this prospectus supplement. See also "Description of the Securities--Glossary of Terms--Principal Collection Distribution Amount" in this prospectus supplement.

The note rates on the Class I Notes are subject to a net rate cap, which creates the possibility of group I net WAC cap shortfalls. The group I policy does not cover group I net WAC cap shortfalls, prepayment interest shortfalls, or Relief Act shortfalls allocated to the Class I Notes. However, the holders of the Class A-I-1 Notes will benefit from a series of interest rate cap payments from Bear Stearns Financial Products Inc. pursuant to the yield maintenance agreement.

In addition, payments to Class I noteholders will be made on each payment date from draws on the group I policy issued by the credit enhancer, if necessary. Draws will cover shortfalls in amounts available to pay:

     o interest on the Class I Notes at the applicable note rate, which does not include any group I net WAC cap shortfalls, prepayment interest shortfalls or Relief Act shortfalls,

     o any losses allocated to the Class I Notes not covered by excess interest or overcollateralization, and

     o amounts due on the Class A-I-1 Notes and Class A-I-2 on the payment date in

--------------------------------------------------------------------------------

          July 2020, on the and Class A-I-3 Notes on the payment date in February 2021, and on the Class A-I-4 Notes and the Class A-I-5 Notes on the payment date in September 2035.

Payments on the Class II Notes

Amount available for monthly distribution on the Class II Notes. On each monthly payment date, the indenture trustee will make distributions to investors in the Class A-II Notes. The amounts available for distribution will include:

     o collections of monthly payments, not used to acquire additional balances, of principal and interest on the home equity loans in loan group II, including prepayments and other unscheduled collections plus

     o amounts from any draws on the financial guaranty insurance policy for the Class II Notes, referred to in this prospectus supplement as the group II policy, minus

     o fees and expenses of the subservicers and the master servicer relating to loan group II.

See "Description of the Securities--Glossary of Terms--Principal Collection Distribution Amount" in this prospectus supplement.

Payments from collections on the Group II Loans. Payments will be made from amounts available for distribution from the group II loans, as described above, as follows:

     o Distribution of interest on the Class A-II Notes and Class A-II variable funding notes, pro rata, at the applicable note rate, from collections on the group II loans, reduced by group II net WAC cap shortfalls and Relief Act shortfalls on the home equity loans in loan group II;

     o Distribution of principal on the Class A-II Notes and Class A-II variable funding notes, pro rata, from principal collections on the group II loans;

     o Distribution of principal on the Class A-II Notes and Class A-II variable funding notes, pro rata, from collections on the group II loans to cover any group II liquidation loss distribution amounts;

     o Payment to the credit enhancer for its premium for the group II policy and any unpaid premiums for the group II policy, with interest;

     o Reimbursement to the credit enhancer for prior draws made on the group II policy, other than those attributable to excess loss amounts, with interest;

     o Distribution of additional principal on the Class A-II Notes and Class A-II variable funding notes, pro rata, from collections on the group II loans, until the level of overcollateralization equals the group II required overcollateralization amount for that payment date;

     o Payment to the credit enhancer for any other amounts owed to the credit enhancer under the insurance agreement with respect to the Class II Notes;

     o Distribution of group II net WAC cap shortfalls to the Class A-II Notes and the Class A-II variable funding notes, pro rata, including any previously unpaid group II net WAC cap shortfalls, with interest from collections on the group II loans;

     o Distribution of any current period Relief Act shortfalls with respect to the group II loans to the Class A-II Notes and the Class A-II variable funding notes, pro rata; and

     o    Distribution of any remaining funds to the certificates.

The note rate on the Class A-II Notes is subject to a net rate cap, which creates the possibility of group II net WAC cap shortfalls. The group II policy does not cover group II net WAC cap shortfalls or Relief Act shortfalls allocated to the Class II Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

In addition, payments to Class II noteholders will be made on each payment date from draws on the group II policy issued by the credit enhancer, if necessary. Draws will cover shortfalls in amounts available to pay:

     o interest on the Class II Notes at the applicable note rate, which does not include any group II net WAC cap shortfalls or Relief Act shortfalls on the home equity loans in loan group II,

     o any losses allocated to the Class II Notes not covered by excess interest or overcollateralization, and

     o amounts due on the Class II Notes on the payment date occurring in October 2035.

Credit Enhancement for the Class I Notes

The credit enhancement provided for the benefit of the Class I Notes consists of:

Excess Interest. Because the borrowers are expected to pay more interest on the home equity loans in loan group I than is necessary to pay the interest on the Class I Notes, along with fees and expenses of the trust each month, there may be excess interest. Some of this excess interest may be used to protect the Class I Notes against some types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization. On each payment date any excess interest on the group I loans not used to cover current losses or previously unpaid losses, pay premiums due on the group I policy, or reimburse the credit enhancer for draws on the group I policy, other than draws attributable to excess loss amounts, will be paid as principal on the Class I Notes until the aggregate principal balance of the home equity loans relating to loan group I exceeds the aggregate security balance of the Class I Notes by a specified amount, as described in this prospectus supplement. This excess will represent overcollateralization which may absorb some losses on the group I loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest on the group I loans, if available, will again be paid to the Class I Notes as principal in order to increase the level of overcollateralization to its required level.

Policy. On the closing date, Financial Guaranty Insurance Company will issue the group I policy, with respect to the Class I Notes, in favor of the indenture trustee. The group I policy will unconditionally and irrevocably guarantee interest on the Class I Notes at the applicable note rate, will cover the principal portion of any losses on the group I loans allocated to the Class I Notes, after taking into account payments from excess interest and any reduction in the overcollateralization amount, and will guarantee amounts due on the Class A-I-1 Notes and Class A-I-2 Notes on the payment date in July 2020, on the Class A-I-3 Notes on the payment date in February 2021 and on the Class A-I-4 Notes and the Class A-I-5 Notes on the payment date in September 2035. The group I policy does not cover any prepayment interest shortfalls, group I net WAC cap shortfalls or Relief Act shortfalls allocated to the Class I Notes.

Yield Maintenance Agreement

The holders of the Class A-I-1 Notes will benefit from a series of interest rate cap payments from Bear Stearns Financial Products Inc. pursuant to the yield maintenance agreement. The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result if LIBOR plus the related margin of the Class A-I-1 Notes exceeds the weighted average of the net mortgage rates of the group I loans, as described in this prospectus supplement. The payment obligation under the yield maintenance agreement will begin on the payment date in November 2005 and will terminate after the payment date in February 2008.

See "Description of the Securities - The Yield Maintenance Agreement" in this prospectus supplement.

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                                      S-10

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Credit Enhancement for the Class II Notes

The credit enhancement provided for the benefit of the Class A-II Notes consists of:

Excess Interest. Because the borrowers are expected to pay more interest on the home equity loans in loan group II than is necessary to pay the interest on the Class II Notes, along with fees and expenses of the trust each month, there may be excess interest. Some of this excess interest may be used to protect the Class II Notes against some types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Initially, the security balance of the Class II Notes will be greater than the principal balance of the group II loans by approximately 1.25%. This difference represents the initial undercollateralization. On each payment date any excess interest on the group II loans not used to cover current losses or previously unpaid losses, pay premiums due on the group II policy, or reimburse the credit enhancer for draws on the group II policy, other than draws attributable to excess loss amounts, will be paid as principal on the Class A-II Notes to reduce the initial undercollateralization to zero and then to reduce the aggregate security balance of the Class II Notes until the aggregate principal balance of the home equity loans relating to loan group II exceeds the aggregate security balance of the Class II Notes by a specified amount, as described in this prospectus supplement. This difference represents overcollateralization which may absorb some losses on the group II loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest on the group II loans, if available, will again be paid to the Class A-II Notes and the variable funding notes as principal in order to increase the level of overcollateralization to its required level.

Policy. On the closing date, Financial Guaranty Insurance Company will issue the group II policy, with respect to the Class II Notes, in favor of the indenture trustee. The group II policy will unconditionally and irrevocably guarantee interest on the Class II Notes at the applicable note rate, will cover the principal portion of any losses on the group II loans allocated to the Class II Notes, after taking into account payments from excess interest and any reduction in the overcollateralization amount, and will guarantee amounts due on the Class II Notes on the payment date in October 2035. The group II policy does not cover any group II net WAC cap shortfalls or Relief Act shortfalls allocated to the Class II Notes.

Optional Redemption

A payment may be made to redeem either the Class I Notes or the Class II Notes upon the exercise by the master servicer of its option to purchase the related home equity loans and cause an early retirement of the related notes or purchase all of the related notes, on any payment date on which (i) with respect to loan group I, the aggregate principal balance of the group I loans after applying payments received in the related collection period is equal to or less than 10% of the aggregate principal balance of the group I loans as of the cut-off date, or (ii) with respect to loan group II, the aggregate principal balance of the group II loans after applying payments received in the related collection period is equal to or less than 10% of the aggregate principal balance of the group II loans as of the cut-off date.

An optional redemption effected in one loan group will not require an optional redemption to be effected in the other group. No optional redemption will be permitted if it would result in a draw under the related policy unless the credit enhancer consents to the redemption.

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                                      S-11




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Ratings

When issued, the term notes will receive ratings not lower than those listed under "Ratings" in this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans or the likelihood of group I net WAC cap shortfalls and group II net WAC cap shortfalls or the likelihood that payments will be received from the yield maintenance agreement provider. The rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the term notes.

Legal Investment

The term notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the term notes constitute legal investments for you.

ERISA Considerations

The term notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the term notes.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the pool of home equity loans in loan group I, exclusive of the yield maintenance agreement, as two real estate mortgage investment conduits, or REMICs. The Class I Notes will represent ownership of regular interests in a REMIC and will be treated as representing ownership of debt instruments for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on your Class I Notes in accordance with the accrual method of accounting regardless of your usual method of accounting. In addition, the Class A-I-1 Notes will represent ownership of an interest in payments to be made under the yield maintenance agreement.

The Class A-II Notes will be treated as debt for federal income tax purposes. The trust itself will not be subject to tax.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

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                                      S-12




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                                  Risk Factors

     The term notes are not suitable investments for all investors. In particular, you should not purchase the term notes unless you understand the prepayment, credit, liquidity and market risks associated with the term notes.

     The term notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the term notes:

Risks Associated with the Home Equity Loans

The return on your notes may     Approximately 99.51% and 99.09% of the cut-off
be reduced by losses on the      date principal balance of the group I loans and
home equity loans, which are     group II loans, respectively, are secured by
more likely because they are     second mortgages or deeds of trust. Proceeds
primarily secured by second      from liquidation of the mortgaged property will
liens.                           be available to satisfy the home equity loans
                                 only if the claims of any senior mortgages have
                                 been satisfied in full. When it is uneconomical
                                 to foreclose on the mortgaged property or
                                 engage in other loss mitigation procedures, the
                                 master servicer may write off the entire
                                 outstanding balance of the home equity loan as
                                 a bad debt. These risks are particularly
                                 applicable to home equity loans secured by
                                 second liens that have high combined
                                 loan-to-value ratios or have small balances
                                 relative to the total indebtedness of the
                                 borrower because it is more likely that the
                                 master servicer would determine foreclosure to
                                 be uneconomical for these types of home equity
                                 loans than for first lien home equity loans
                                 with low loan-to-value ratios. As of the
                                 cut-off date, the weighted average combined
                                 loan-to value ratio of the group I loans and
                                 group II loans is approximately 92.57% and
                                 89.79%, respectively.

Delays in payment on your        The master servicer is not obligated to advance
notes may result from            scheduled monthly payments of principal and
delinquent home equity loans     interest on home equity loans that are
because the master servicer is   delinquent or in default. As a result,
not required to advance.         noteholders will not receive a regular stream
                                 of payments from the home equity loans that
                                 become delinquent or go into default.
                                 Delinquencies and defaults on home equity loans
                                 are generally expected to occur with greater
                                 frequency in their early years. The rate of
                                 delinquency and default of second lien home
                                 equity loans may be greater than that of
                                 mortgage loans secured by first liens on
                                 comparable properties.

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
Most of the Group II Loans       The initial mortgage rate in effect on 59.0% of
have introductory rates which    the Group II Loans will be an introductory or
may result in increased          "teaser" rate that is lower, and may be
delinquencies and defaults on    significantly lower, than the mortgage rate
the Group II Loans.              that would have been in effect on those Group
                                 II Loans based on the related index and gross
                                 margin. Therefore, unless the related index
                                 declines after origination of a Group II Loan,
                                 the related mortgage rate will generally
                                 increase on the first adjustment date following
                                 origination of the Group II Loan subject to the
                                 periodic rate cap. Increased monthly payments
                                 on Group II Loans may result in increased
                                 delinquencies and defaults on those Group II
                                 Loans. The repayment of the Group II Loans will
                                 be dependent on the ability of the mortgagors
                                 to make larger monthly payments or to refinance
                                 their home equity loan following adjustments of
                                 the mortgage rate.

The return on your notes could   The Servicemembers Civil Relief Act, formerly
be reduced by shortfalls due     known as the Soldiers' and Sailors' Civil
to the Servicemembers Civil      Relief Act of 1940, or Relief Act, provides
Relief Act.                      relief to borrowers who enter active military
                                 service and to borrowers in reserve status who
                                 are called to active duty after the origination
                                 of their mortgage loan. Current or future
                                 military operations of the United States may
                                 increase the number of borrowers who may be in
                                 active military service, including persons in
                                 reserve status who may be called to active
                                 duty. The Relief Act provides generally that a
                                 borrower who is covered by the Relief Act may
                                 not be charged interest on a mortgage loan in
                                 excess of 6% per annum during the period of the
                                 borrower's active duty. Any resulting interest
                                 reductions are not required to be paid by the
                                 borrower at any future time. The master
                                 servicer is not required to advance these
                                 amounts. Interest reductions on the home equity
                                 loans due to the application of the Relief Act
                                 or similar legislation or regulations will
                                 reduce the amount of interest payable on the
                                 offered notes. Those interest shortfalls will
                                 be covered by excess cash flow, if available on
                                 the payment date on which the shortfalls are
                                 incurred. Those interest shortfalls are not
                                 covered by the related policy or any other
                                 source.

                                 The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans.

                                 We do not know how many home equity loans have been or may be affected by the application of the Relief Act.

                                 See the definition of Interest Distribution
                                 Amount under "Description of the
                                 Securities--Glossary of Terms" in this
                                 prospectus supplement and "Certain Legal
                                 Aspects of Trust

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
                                 Assets and Related Matters--Soldiers' and
                                 Sailors' Civil Relief Act of 1940" in the prospectus.

The return on your notes may     Home equity loans similar to those included in
be sensitive to changes in       the home equity loan pool have been originated
economic conditions.             for a limited period of time. A deterioration
                                 in economic conditions could adversely affect
                                 the ability and willingness of borrowers to
                                 repay their home equity loans. No prediction
                                 can be made as to the effect of an economic
                                 downturn on the rate of delinquencies and
                                 losses on the home equity loans.

The return on your notes may     The concentration of the mortgaged properties
be particularly sensitive to     related to the home equity loans in one or more
changes in real estate markets   geographic regions may increase the risk of
in specific regions.             loss on the term notes. Approximately 17.0% and
                                 11.2% of the cut-off date principal balance of
                                 the group I loans are located in Texas and
                                 California, respectively. Approximately 25.7%
                                 and 10.2% of the cut-off date principal balance
                                 of the group II loans are located in California
                                 and Florida, respectively. If the regional
                                 economy or housing market weakens in
                                 California, Texas, or Florida or in any other
                                 region having a significant concentration of
                                 the properties underlying the home equity
                                 loans, the home equity loans secured by
                                 properties in that region may experience
                                 increased rates of delinquency, which may
                                 result in losses on the home equity loans. A
                                 region's economic condition and housing market
                                 may be adversely affected by a variety of
                                 events, including natural disasters such as
                                 earthquakes, hurricanes, floods and eruptions,
                                 civil disturbances such as riots, by
                                 disruptions such as ongoing power outages, or
                                 terrorist actions or acts of war.

Some of the home equity loans    Approximately 63.0% and 64.1% of the group I
do not require principal         loans and group II loans, respectively, are
payments until maturity.         balloon loans, which will require substantial
                                 principal payments, known as balloon payments,
                                 at their stated maturity. Balloon payments
                                 increase the risk associated with home equity
                                 loans because a mortgagor's ability to make a
                                 balloon payment typically depends on the
                                 mortgagor's ability either to refinance the
                                 loan or to sell the related mortgaged property
                                 in a timely manner.

Debt incurred by the borrowers   With respect to home equity loans which were
in addition to the home equity   used for debt consolidation, there can be no
loans could increase your        assurance that the borrower will not incur
risk.                            further debt in addition to the home equity
                                 loan. This additional debt could impair the
                                 ability of borrowers to service their debts,
                                 which in turn could result in higher rates of
                                 delinquency and loss on the home equity loans.

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
Limited Obligation

Payments on the home equity      Credit enhancement on the Class I Notes
loans, together with the         includes excess interest, overcollateralization
related policy, are the sole     and the group I policy. Credit enhancement on
source of payments on your       the Class A-II Notes includes excess interest,
notes.                           overcollateralization and the group II policy.
                                 None of the depositor, the master servicer or
                                 any of their affiliates will have any
                                 obligation to replace or supplement the credit
                                 enhancement, or take any other action to
                                 maintain any rating of the term notes. If any
                                 losses are incurred on the home equity loans
                                 that are not covered by the applicable credit
                                 enhancement, the holders of the related classes
                                 of term notes will bear the risk of these
                                 losses.

Liquidity Risks

You may have to hold your term   A secondary market for your term notes may not
notes to maturity if their       develop. Even if a secondary market does
marketability is limited.        develop, it may not continue, or it may be
                                 illiquid. Illiquidity means you may not be able
                                 to find a buyer to buy your securities readily
                                 or at prices that will enable you to realize a
                                 desired yield. Illiquidity can have an adverse
                                 effect on the market value of the offered
                                 notes.

Special Yield and Prepayment Considerations

The yield to maturity on your    The yield to maturity of your notes will depend
notes will vary depending on     on a variety of factors, including:
the rate of prepayments.
                                 o    the rate and timing of principal payments
                                      on the home equity loans, including
                                      payments in excess of required
                                      installments, prepayments in full,
                                      defaults and liquidations, and
                                      repurchases;

                                 o with respect to the Class II Notes only, the rate and timing of new draws on the group II loans;

                                 o    interest shortfalls due to mortgagor
                                      prepayments for the home equity loans and the availability of excess interest on the home equity loans to cover those shortfalls;

                                 o    the note rate on your notes; and

                                 o    the price at which you purchase your
                                      notes.

                                 The rates of principal prepayment and default on the home equity loans and the rate of draws in the case of the group II loans, are some of the most important and least predictable of these factors.

                                 In general, if you purchase a note at a price higher than its outstanding security balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase your note at a price lower than its outstanding security balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The home equity loans with       As of the cut-off date, approximately 7.2% of
interest only payments may       the group I loans require the related borrowers
affect the yield on the          to make monthly payments of accrued interest,
offered certificates.            but not principal, for up to the first five
                                 years following origination. Interest during
                                 that period is calculated at a fixed mortgage
                                 rate. After the interest only period, the
                                 related borrower's monthly payment will be
                                 recalculated to cover both interest and
                                 principal so that the home equity loan will be
                                 paid in full by its final payment date. As a
                                 result, if the monthly payment increases, the
                                 related borrower may not be able to pay the
                                 increased amount and may default or may
                                 refinance the loan to avoid the higher payment.

                                 In addition, because no scheduled principal payments are required to be made on these home equity loans for a period of time, the offered notes will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these home equity loans. Absent other considerations, this slower rate of principal distributions will result in longer weighted average lives of the offered notes than would otherwise be the case if none of the home equity loans had interest only periods.

The rate of prepayments on the   Since borrowers can generally prepay their home
home equity loans will vary      equity loans at any time, the rate and timing
depending on future market       of principal payments on the term notes
conditions and other factors.    entitled to receive principal are highly
                                 uncertain. Generally, when market interest
                                 rates increase, mortgagors are less likely to
                                 prepay their home equity loans. This could
                                 result in a slower return of principal to you
                                 at a time when you might have been able to
                                 reinvest those funds at a higher rate of
                                 interest than the note rate of your notes. On
                                 the other hand, when market interest rates
                                 decrease, borrowers are generally more likely
                                 to prepay their home equity loans. This could
                                 result in a faster return of principal to you
                                 at a time when you might not be able to
                                 reinvest those funds at an interest rate as
                                 high as the note rate. In addition, due to the
                                 revolving feature of the group II loans, the
                                 rate of principal payments may be unrelated to
                                 changes in market rates of interest.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the borrowers to refinance their home equity loans, may increase the rate of prepayments on the home equity loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicer or an unaffiliated third party.

                                 Approximately 9.3% of the group I loans and none of the group II loans provide for the payment of a prepayment charge during a specified period. Prepayment charges, if enforced, may reduce the rate of prepayment on the home equity loans until the end of the related prepayment charge period.

                                 See "Description of the Mortgage Pool-Loan
                                 Group I" and "Description of the Mortgage
                                 Pool-Loan Group II" in this prospectus
                                 supplement and "Yield and Prepayment
                                 Considerations" in the prospectus.

Holders of the Class A-I-5       It is not expected that the Class A-I-5 Notes
Notes will receive delayed       will receive any distributions of principal
distributions of principal.      until the payment date in October 2008. Until
                                 the payment date in October 2011, the Class
                                 A-I-5 Notes may receive a portion of principal
                                 payments that is smaller than its pro rata
                                 share of principal payments. On and after the
                                 payment date in October 2012, the Class A-I-5
                                 Notes will receive an amount greater than its
                                 pro rata share of principal payments.

                                 See "Description of the Notes--Principal
                                 Distributions" in this prospectus supplement.

The note rates on the notes      The note rates on the Class I Notes and the
are subject to caps.             Class A-II Notes are subject to a cap. The cap
                                 on the Class I Notes will be calculated by
                                 reference to the weighted average net mortgage
                                 rate of the group I loans. With respect to the
                                 Class A-I-1 Notes, the cap will be further
                                 adjusted to account for the actual over 360-day
                                 interest calculation method. The cap on the
                                 Class A-II Notes is calculated by reference to
                                 the weighted average net mortgage rate of the
                                 group II loans as adjusted to account for the
                                 actual over 360-day interest calculation
                                 method. Therefore, the prepayment of the home
                                 equity loans in a loan group with higher
                                 mortgage rates may result in a lower note rate
                                 on the related classes of notes. If the prime
                                 rate, which determines the interest rates on
                                 the group II loans, is lower than anticipated
                                 by an investor, the net mortgage rates on the
                                 group II loans will be lower than anticipated.
                                 In addition, the note rates on the Class A-II
                                 Notes are subject to a cap of 17.25% per annum.

                                 If the interest on the Class I Notes is limited by the weighted average of the net mortgage rates of the group I loans, adjusted as described above, the difference between (a) the rate of LIBOR plus the applicable margin, in the case of the Class A-I-1 Notes, and the fixed rate specified on page S-5 of this prospectus supplement, in the case of the Class A-I-2 Notes, Class A-I-3 Notes, Class
                                 A-I-4 Notes and Class A-I-5 Notes, and (b) the weighted average of the net mortgage rates of the group I loans, adjusted as described above, will create a group I net WAC cap shortfall that will carry forward with interest thereon.
                                 The holders of the Class A-I-1 Notes will benefit from a series of interest rate cap payments pursuant to the yield maintenance agreement that are intended to partially mitigate this interest rate risk. However, any remaining group I net WAC cap shortfall allocated to the Class A-I-1 Notes and any other group I net WAC cap shortfall allocated to the other Class I Notes will not be covered by the group I policy issued by the credit enhancer and will only be payable from excess interest on the group I loans to the extent available for that purpose in current and future periods. Group I net WAC cap shortfalls may remain unpaid on the final payment date.

                                 If the interest on the Class A-II Notes is limited by the weighted average of the net mortgage rates of the group II loans, adjusted as described above, the difference between (a) the rate of LIBOR plus the applicable margin
                                 (but not more than 17.25% per annum) and (b) the weighted average of the net mortgage rates of the group II loans, adjusted as described above, will create a group II net WAC cap shortfall that will carry forward with interest thereon. Any group II net WAC cap shortfall allocated to the Class A-II Notes will not be covered by the group II policy issued by the credit enhancer and will only be payable from excess interest on the group II loans to the extent available for that purpose in current and future periods. Group II net WAC cap shortfalls may remain unpaid on the final payment date for the Class A-II Notes.

                                 See "Description of the Securities-Interest
                                 Payments on the Notes" in this prospectus supplement.

The recording of mortgages in    The mortgages or assignments of mortgage for
the name of MERS may affect      some of the home equity loans have been or may
the yield on the notes.          be recorded in the name of Mortgage Electronic
                                 Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. Subsequent assignments of those
                                 mortgages are registered electronically through
                                 the MERS(R) System. However, if MERS
                                 discontinues the MERS(R) System and it becomes
                                 necessary to record an assignment of the
                                 mortgage to the indenture trustee, then any
                                 related expenses shall be paid by the trust and
                                 will reduce the amount available to pay
                                 principal of and interest on the outstanding
                                 class or classes of notes with the lowest
                                 payment priorities.

                                 The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.
                                 Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to noteholders and increase the amount of losses on the home equity loans.

                                 For additional information regarding MERS and the MERS(R) System, see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the
                                 Securities--Assignment of the Trust Assets" in the prospectus.

Bankruptcy Risks

Bankruptcy proceedings could     The transfer of the home equity loans from the
delay or reduce distributions    seller to the depositor is intended by the
on the offered notes.            parties to be and has been documented as a
                                 sale; however, the seller will treat the
                                 transfer of the home equity loans as a secured
                                 financing for accounting purposes. If the
                                 seller were to become bankrupt, a trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the home equity loans as a loan secured
                                 by the home equity loans or to consolidate the
                                 home equity loans with the assets of the
                                 seller. Any such attempt could result in a
                                 delay in or reduction of collections on the
                                 home equity loans available to make payments on
                                 the offered notes. The risk of such a
                                 recharacterization with respect to the home
                                 equity loans may be increased by the seller's
                                 treatment of the transfer of these home equity
                                 loans as a secured financing for accounting
                                 purposes.

                                 See "Description of the Securities--Limited
                                 Home Equity Loan Purchase Right" in this prospectus supplement.

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                                  Introduction

     The trust will be formed under a trust agreement as amended by the amended and restated trust agreement to be dated the closing date, between the depositor and the owner trustee. The issuer will issue $550,000,000 aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 2005-HS1, Class I and $303,750,000 aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 2005-HS1, Class A-II. These notes will be issued under an indenture, to be dated as of the closing date, between the issuer and the indenture trustee. In addition, under the indenture, the issuer will issue the Home Equity Loan-Backed Variable Funding Notes, Series 2005-HS1, Class A-II, which will correspond to the Group II Loans. The term notes and the variable funding notes are collectively referred to as the notes in this prospectus supplement. Under a trust agreement, the issuer will issue four classes of Home Equity Loan-Backed Certificates, Series 2005-HS1. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the term notes are offered by this prospectus supplement.

     On the closing date, the depositor will deposit in the trust two groups of home equity loans, referred to in this prospectus supplement as Loan Group I and Loan Group II, that in the aggregate will constitute the home equity loan pool. All of the initial home equity loans will be sold by the seller to the depositor pursuant to the home equity loan purchase agreement, or purchase agreement. The depositor will then transfer the home equity loans to the trust pursuant to the trust agreement. The trust will be entitled to all payments of principal and interest in respect of the home equity loans received on or after the cut-off date. The mortgage pool also will include any additions made after the cut-off date as a result of additional balances or draws made pursuant to the applicable credit line agreement after that date except under the circumstances described in this prospectus supplement.

     You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" beginning on page 125 in the prospectus and under the caption "Description of the Securities--Glossary of Terms" in this prospectus supplement.

                        Description of the Mortgage Pool

General

     Loan Group I will consist of 12,634 primarily second lien, fixed rate, closed end home equity loans, or HELs, with an aggregate unpaid principal balance of approximately $550,000,027 as of the close of business on the business day prior to the cut-off date. Loan Group II will consist of 6,413 primarily second lien, adjustable rate home equity revolving credit loans, or HELOCs, with an aggregate unpaid principal balance of approximately $300,000,049 as of the close of business on the business day prior to the cut-off date. All of the home equity loans are secured by fee simple interests in one- to four-family residential properties. Loan Group II also will include any additions made on and after the cut-off date as a result of additional balances or draws made pursuant to the applicable credit line agreement after such date except under the circumstances described in this prospectus supplement. The HELs are also referred to in this prospectus supplement as the Group I Loans and the HELOCs are also referred to in this prospectus supplement as the Group II Loans. The HELs and the HELOCs are collectively referred to in this prospectus supplement as home equity loans.

     The home equity loans were underwritten as described under "--Underwriting Standards" in this prospectus supplement and "Trust Asset Program--Underwriting Standards" in the prospectus.

     The seller will make representations and warranties regarding the home equity loans sold by it on the date of issuance of the notes. The seller will be required to repurchase or substitute for any home equity loan sold by it as to which a breach of its representations and warranties relating to that home equity loan occurs if the breach materially adversely affects the interests of the noteholders or the credit enhancer in the home equity loan. See "Description of the Securities--Representations Relating to Loans" and "Description of the Securities--Repurchases of Loans" in the prospectus.

     The original mortgages for some of the home equity loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the home equity loan, record ownership was later assigned to MERS, solely as nominee for the owner of the home equity loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these home equity loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the home equity loan. As of the cut-off date, approximately 74.1% of the Group I Loans were recorded in the name of MERS and approximately 90.1% of the Group II Loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS, see "Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Assignment of the Trust Assets" in the prospectus.

     0.1% of the aggregate principal balance of the Group I Loans and 1.4% of the aggregate principal balance of the Group II Loans are secured by home equity loans that are seasoned loans, or loans that have been outstanding for more than 12 months from the date of origination. In most cases, the seller will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans. In evaluating seasoned loans, the seller may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans. In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In reviewing seasoned loans, the seller may take into consideration, in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing a borrower's current ability to make payments on the loan.

     Unless otherwise specified, all aggregate principal balances of the home equity loans in this prospectus supplement are as of the close of business on the business day prior to the cut-off date and are rounded to the nearest dollar, and all percentages are approximate percentages by aggregate principal balance as of the close of business on the business day prior to the cut-off date except as otherwise indicated.

Compliance with Local, State and Federal Laws

     Residential Funding Corporation, as seller, will represent and warrant, as of the date of issuance of the notes, the following:

     o None of the home equity loans are subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act.

     o Each home equity loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

     o None of the home equity loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

     o None of the proceeds of the home equity loans were used to finance the purchase of single premium credit insurance policies.

     o None of the home equity loans contain prepayment penalties that extend beyond five years after the date of origination.

     Residential Funding will be required to repurchase or substitute for any home equity loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the noteholders or the credit enhancer in that home equity loan.

     Residential Funding Corporation is opposed to predatory lending practices as a matter of corporate policy. Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase home equity loans that are subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every home equity loan complies with all applicable origination laws in all material respects.

     See "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property."

Loan Group I

     The Group I Loans will consist of conventional, closed-end, fixed-rate, fully-amortizing and balloon payment home equity loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years from the date of origination or modification. 99.51% of the Group I Loans are secured by second liens on fee simple interests in one- to four-family residential properties and the remainder are secured by first liens. The proceeds of the Group I Loans generally were used by the related borrowers for:

     o    purchase of the related mortgaged property,

     o    debt consolidation,

     o    home improvement,

     o    the partial refinancing of the related mortgaged property,

     o    provision of a limited amount of cash to the borrower, or

     o    other purposes, including a combination of any of the above.

     As to approximately 98.7% of the cut-off date principal balance of the Group I Loans, the borrower represented at the time of origination that the related mortgaged property would be owner-occupied as a primary, second or vacation home. As to Group I Loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

     The principal balance of a Group I Loan, other than a liquidated Group I Loan, on any day is equal to its principal balance as of close of business on the business day prior to the cut-off date, minus all collections credited against the principal balance of the Group I Loan on or after the cut-off date in accordance with the related mortgage note prior to that day. The principal balance of a liquidated Group I Loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive will be zero.

     Origination

     The Group I Loans were acquired by Residential Funding Corporation, or Residential Funding, as seller, under its home equity program on a servicing released basis, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of 7.9% of the Group I Loans, which were purchased by the seller through its affiliate HomeComings Financial Network, Inc. or HomeComings, which is an affiliate of the seller. Approximately 14.5% and 10.1% of the Group I Loans were purchased from Encore Bank and Capital One Home Loans LLC, respectively. Except as described in the preceding sentence, no unaffiliated seller sold more than 9.5% of the Group I Loans to Residential Funding. All of the Group I Loans are being subserviced by HomeComings. See "The Master Servicer--The Initial Subservicer" in this prospectus supplement.

     Prepayment Charges

     Approximately 9.3% of the Group I Loans provide for payment of a prepayment charge, if these loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. Approximately 8.1% of the Group I Loans provide for payment of a prepayment charge for full prepayments made approximately three years from the date of origination for these Group I Loans in an amount calculated in accordance with the terms of the related mortgage note. However, some state laws restrict the imposition of prepayment charges even when the home equity loans expressly provide for the collection of those charges. See "Yield and Prepayment Considerations" in this prospectus supplement. Prepayment charges and late payment charges received on the home equity loans will not be available for payment on the notes.

     Payments on the Group I Loans

     84.8% of the Group I Loans are actuarial home equity loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

     15.2% of the Group I Loans provide for simple interest payments and are referred to as the simple interest loans. These Group I Loans require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home equity loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home equity loan. As monthly payments are received on the Group I Loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

     Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Alternatively, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home equity loan will amortize in the manner described in the beginning of this paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the home equity loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home equity loan.

     Balloon Loans

     63.0% of the Group I Loans are Balloon Loans, which require monthly payments of principal based primarily on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related mortgagor to refinance the home equity loan or sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to meet either of these requirements will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien home equity loan. None of the depositor, the master servicer, any subservicer or the indenture trustee is obligated to refinance any Balloon Loan. The Group I Policy will not exclude losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of the mortgagor to pay the balloon amount.

     In addition, during a temporary period the monthly payments received on some of the home equity loans were applied in a manner that reduced the rate of principal amortization. As a result, 0.5% of the Group I Loans may have an unpaid principal balance on their scheduled maturity dates, assuming no prepayments, of greater than 1 time and not more than 3 times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal balance. The payment of the amount at maturity for these home equity loans also may be subject to the same considerations as those for Balloon Loans as described in the preceding paragraph.

     Loan Group I Characteristics

     The Group I Loans will have the following characteristics as of the cut-off date, unless otherwise indicated below:

     o The mortgage rates of the Group I Loans range from 5.300% per annum to 13.625% per annum, with a weighted average of approximately 7.8863% per annum.

     o The Group I Loans had individual principal balances of at least $62 but not more than $499,610 with an average principal balance of approximately $43,533.

     o The combined LTV ratios of the Group I Loans range from 6.00% to 100.00%, with a weighted average of approximately 92.57%.

     o None of the Group I Loans will have been originated prior to May 2003 or will have a maturity date later than September 2035.

     o With respect to approximately 17.0% and 11.2% of the Group I Loans, the related mortgaged properties are located in Texas and California, respectively.

     o No Group I Loans will have a remaining term to stated maturity as of the cut-off date of less than 55 months.

     o The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 195 months.

     o The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 194 months.

     o 0.1% of the Group I Loans will be fully-amortizing home equity loans that have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 59 months.

     o 1.0% of the Group I Loans will be fully-amortizing home equity loans that have original terms to maturity of approximately ten years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 118 months.

     o 19.1% of the Group I Loans will be fully-amortizing home equity loans that have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 178 months.

     o 7.5% of the Group I Loans will be fully-amortizing home equity loans that have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 238 months.

     o 2.1% of the Group I Loans will be fully-amortizing home equity loans that have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 326 months.

     o 63.0% of the Group I Loans are Balloon Loans, which have original terms to maturity of approximately fifteen years based on a 30 year amortization schedule, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 178 months.

     o 7.2% of the Group I Loans will require the related mortgagors to pay interest only on those home equity loans for a period of up to 5 years.

     o The Group I Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations--General" in this prospectus supplement.

     o The Group I Loans have principal and interest payable monthly on the due date specified in each mortgage note.

     o 91.6% of the Group I Loans were originated under full documentation programs. The remainder of the Group I Loans were originated under alternative documentation programs.

     o No Group I Loan provides for deferred interest, negative amortization or future advances.

     o As of the cut-off date, no Group I Loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "The Master Servicer--Delinquency and Loss Experience of the Master Servicer's Portfolio" in this prospectus supplement.

     Below is a description of additional characteristics of the Group I Loans as of the cut-off date, except as otherwise indicated.

           Credit Score as of the Date of Origination of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                 Weighted   Weighted   Weighted
                                   of      Cut-off Date      Date       Average     Average     Average    Average
                                 Group I     Principal     Principal   Principal    Combined   Residual    Junior
      Credit Score Ranges         Loans       Balance       Balance     Balance    LTV Ratio    Income     Ratio
------------------------------   -------   ------------   ----------   ---------   ---------   --------   --------
600 to 619....................         2   $     86,964       0.02%     $43,482      97.58%     $5,173     17.81%
620 to 639....................       220      8,251,126       1.50       37,505      87.85       5,711     19.50
640 to 659....................       598     24,819,397       4.51       41,504      90.44       5,225     21.41
660 to 679....................     1,166     52,068,182       9.47       44,655      92.87       5,848     20.78
680 to 699....................     1,868     85,883,210      15.62       45,976      93.14       5,701     20.57
700 to 719....................     1,747     78,150,225      14.21       44,734      92.18       6,012     20.51
720 to 739....................     1,839     80,572,940      14.65       43,813      93.33       5,860     19.78
740 to 759....................     1,724     73,504,842      13.36       42,636      93.27       6,360     19.00
760 to 779....................     1,758     75,522,680      13.73       42,959      92.83       6,871     18.45
780 to 799....................     1,232     52,333,408       9.52       42,478      91.85       7,163     18.89
800 and Greater...............       480     18,807,052       3.42       39,181      90.46       6,176     19.05
                                  ------   ------------     ------      -------      -----      ------     -----
   Total......................    12,634   $550,000,027     100.00%     $43,533      92.57%     $6,165     19.77%
                                  ======   ============     ======

     As of the cut-off date, the weighted average Credit Score of the Group I Loans was approximately 726.

                         Mortgage Rates of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
                                   of      Cut-off Date      Date       Average     Average    Average     Average    Average
                                 Group I     Principal     Principal   Principal     Credit    Combined   Residual    Junior
  Range of Mortgage Rates (%)     Loans       Balance       Balance     Balance      Score    LTV Ratio    Income     Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
5.001 to 5.500................         8   $    394,042       0.07%     $49,255       730       63.51%     $5,836      33.21%
5.501 to 6.000................        83      4,554,869       0.83       54,878       749       77.88       6,824      26.82
6.001 to 6.500................       380     21,362,053       3.88       56,216       753       81.13       9,592      22.05
6.501 to 7.000................     1,975     91,564,288      16.65       46,362       746       88.26       7,724      17.81
7.001 to 7.500................     2,590    111,794,664      20.33       43,164       737       91.90       6,833      18.35
7.501 to 8.000................     2,690    112,239,162      20.41       41,725       729       93.57       5,313      20.11
8.001 to 8.500................     2,130     89,897,149      16.34       42,205       721       95.54       5,090      20.35
8.501 to 9.000................     1,229     53,726,183       9.77       43,715       709       96.08       5,105      21.17
9.001 to 9.500................       641     26,565,205       4.83       41,443       697       95.61       5,430      20.61
9.501 to 10.000...............       574     23,717,467       4.31       41,320       688       96.22       5,470      21.10
10.001 to 10.500..............       154      6,800,107       1.24       44,157       667       96.97       6,967      22.16
10.501 to 11.000..............       113      4,648,301       0.85       41,135       660       97.16       4,167      21.92
11.001 to 11.500..............        40      1,330,113       0.24       33,253       654       97.58       3,411      19.51
11.501 to 12.000..............        18        921,013       0.17       51,167       649       87.80       5,077      28.83
12.001 to 12.500..............         5        336,145       0.06       67,229       686       95.26       7,424      25.30
12.501 to 13.000..............         1         36,592       0.01       36,592       783      100.00       4,127      20.00
13.001 to 13.500..............         2        100,746       0.02       50,373       733       95.86       6,870      26.64
13.501 to 14.000..............         1         11,927       0.01       11,927       636      100.00       1,096      10.43
                                  ------   ------------     ------      -------       ---      ------      ------      -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $6,165      19.77%
                                  ======   ============     ======

     As of the cut-off date, the weighted average Mortgage Rate of the Group I Loans was approximately 7.8863% per annum.

                       Principal Balances of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off    Weighted    Weighted   Weighted   Weighted
                                   of      Cut-off Date      Date       Average    Average     Average    Average
                                 Group I     Principal     Principal     Credit    Combined   Residual    Junior
 Range of Principal Balances      Loans       Balance       Balance      Score    LTV Ratio    Income     Ratio
------------------------------   -------   ------------   ----------   --------   ---------   --------   --------
$0.01 to $25,000.00...........     3,077   $ 58,529,303      10.64%       729       92.39%     $ 3,857     14.47%
$25,000.01 to $50,000.00......     6,056    217,788,295      39.60        726       94.02        4,553     18.11
$50,000.01 to $75,000.00......     2,188    133,280,829      24.23        726       92.72        5,843     20.54
$75,000.01 to $100,000.00.....       869     75,819,937      13.79        725       91.24        7,292     23.12
$100,000.01 to $125,000.00....       224     25,085,127       4.56        728       91.17        8,571     23.78
$125,000.01 to $150,000.00....        96     13,250,147       2.41        721       90.83       10,071     24.34
$150,000.01 to $175,000.00....        34      5,489,021       1.00        715       90.29       12,985     25.03
$175,000.01 to $200,000.00....        49      9,497,175       1.73        724       85.92       16,464     26.09
$200,000.01 to $225,000.00....         9      1,929,539       0.35        708       91.15       11,963     24.67
$225,000.01 to $250,000.00....        15      3,655,097       0.66        725       84.66       22,319     28.13
$250,000.01 to $275,000.00....         3        793,943       0.14        748       83.26       35,918     17.26
$275,000.01 to $300,000.00....         7      2,066,876       0.38        735       80.17       18,282     33.10
Greater than $300,000.00......         7      2,814,737       0.51        761       82.65       33,676     26.07
                                  ------   ------------     ------        ---       -----      -------     -----
   Total......................    12,634   $550,000,027     100.00%       726       92.57%     $ 6,165     19.77%
                                  ======   ============     ======

     As of the cut-off date, the average unpaid principal balance of the Group I Loans was approximately $43,533.

                  Original Combined LTV Ratios of Group I Loans

                                                             Percent of
                                                             Loan Group
                                                            I by Cut-off               Weighted   Weighted   Weighted
                                 Number of   Cut-off Date       Date        Average     Average    Average    Average
       Range of Combined          Group I      Principal      Principal    Principal    Credit    Residual    Junior
        LTV Ratios (%)             Loans        Balance        Balance      Balance      Score     Income      Ratio
------------------------------   ---------   ------------   ------------   ---------   --------   --------   --------
00.01 to 10.00................          5    $    170,168        0.03%      $34,034       771      $ 9,551    24.33%
10.01 to 20.00................          5         142,777        0.03        28,555       697        3,746    43.92
20.01 to 30.00................         12         784,411        0.14        65,368       728        8,524    47.64
30.01 to 40.00................         19         903,857        0.16        47,571       738        4,243    39.93
40.01 to 50.00................         46       2,541,173        0.46        55,243       734        5,290    32.13
50.01 to 60.00................        101       5,918,230        1.08        58,596       724        6,206    29.75
60.01 to 70.00................        207      11,983,743        2.18        57,892       715        8,506    25.70
70.01 to 75.00................        182      11,385,396        2.07        62,557       728       10,529    26.10
75.01 to 80.00................        390      24,529,157        4.46        62,895       722        8,738    24.03
80.01 to 85.00................        470      20,327,133        3.70        43,249       721        8,260    20.11
85.01 to 90.00................      3,111     117,229,098       21.31        37,682       727        7,518    16.23
90.01 to 95.00................      3,094     132,975,302       24.18        42,978       731        6,030    17.93
95.01 to 100.00...............      4,992     221,109,582       40.20        44,293       723        4,707    21.12
                                   ------    ------------      ------       -------       ---      -------    -----
   Total......................     12,634    $550,000,027      100.00%      $43,533       726      $ 6,165    19.77%
                                   ======    ============      ======

     At origination, the weighted average combined LTV ratio of the Group I Loans was approximately 92.57%.

                         Junior Ratios of Group I Loans

                                                             Percent of
                                                             Loan Group
                                                            I by Cut-off               Weighted   Weighted    Weighted
                                 Number of   Cut-off Date       Date        Average     Average    Average     Average
        Range of Junior           Group I      Principal      Principal    Principal    Credit    Combined    Residual
          Ratios (%)               Loans        Balance        Balance      Balance      Score    LTV Ratio    Income
------------------------------   ---------   ------------   ------------   ---------   --------   ---------   --------
0.01 to 5.00..................         89    $  1,369,402        0.25%     $15,387        734       80.04%     $7,451
5.01 to 10.00.................        652      15,999,259        2.92       24,539        728       84.87       7,302
10.01 to 15.00................      2,683      89,482,026       16.35       33,351        731       88.92       7,851
15.01 to 20.00................      6,991     305,017,686       55.73       43,630        729       96.68       5,626
20.01 to 25.00................        977      51,216,947        9.36       52,423        716       90.92       5,961
25.01 to 30.00................        525      33,300,393        6.08       63,429        715       87.01       6,218
30.01 to 40.00................        460      32,808,674        5.99       71,323        710       85.93       6,030
40.01 to 50.00................        155      12,705,109        2.32       81,968        726       83.03       7,557
50.01 to 60.00................         42       3,765,425        0.69       89,653        724       79.93       5,164
60.01 to 70.00................         11         784,845        0.14       71,350        747       57.76       4,446
70.01 to 80.00................          7         618,653        0.11       88,379        729       66.23       5,081
80.01 to 90.00................          2         135,821        0.02       67,910        712       80.54       2,687
90.01 to 100.00...............          1         117,300        0.02      117,300        712       90.00       6,584
                                   ------    ------------      ------      -------        ---       -----      ------
   Total......................     12,595    $547,321,541      100.00%     $43,455        726       92.73%     $6,174
                                   ======    ============      ======

o The preceding table excludes Group I Loans secured by first liens on the related mortgaged property. With respect to each Group I Loan secured by a second lien on the related mortgaged property, the junior ratio is the ratio of the original principal balance of such Group I Loan to the sum of
     (i) the original principal balance of such Group I Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Group I Loan.

o As of the cut-off date, the weighted average junior ratio of the Group I Loans was approximately 19.77%.

              Original Term to Scheduled Maturity of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
       Range of Months              of     Cut-off Date      Date       Average     Average    Average     Average    Average
         Remaining to            Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
           Maturity               Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
1 to 96.......................        45   $  2,769,683       0.50%     $61,549       732       88.78%     $10,791    23.44%
109 to 120....................       131      5,418,396       0.99       41,362       722       78.63        6,189    26.84
169 to 180....................    10,851    449,048,011      81.65       41,383       726       93.30        5,946    19.30
181 to 288....................       794     41,393,322       7.53       52,133       717       86.04        5,902    25.15
289 to 300....................       704     45,534,838       8.28       64,680       733       93.23        8,263    18.55
301 and Over..................       109      5,835,778       1.06       53,539       713       91.80        6,334    20.48
                                  ------   ------------     ------      -------       ---       -----      -------    -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165    19.77%
                                  ======   ============     ======

     As of the cut-off date, the weighted average original term to maturity of the Group I Loans was approximately 195 months.

              Remaining Term of Scheduled Maturity of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
       Range of Months              of     Cut-off Date      Date       Average     Average    Average     Average    Average
         Remaining to            Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
           Maturity               Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
1 to 96.......................        45   $  2,769,683       0.50%     $61,549       732       88.78%     $10,791    23.44%
109 to 120....................       131      5,418,396       0.99       41,362       722       78.63        6,189    26.84
157 to 168....................         3         79,363       0.01       26,454       774       93.67        3,200    15.06
169 to 180....................    10,850    449,073,344      81.65       41,389       726       93.30        5,946    19.30
181 to 288....................       792     41,288,625       7.51       52,132       717       86.06        5,903    25.14
289 to 300....................       704     45,534,838       8.28       64,680       733       93.23        8,263    18.55
301 and Over..................       109      5,835,778       1.06       53,539       713       91.80        6,334    20.48
                                  ------   ------------     ------      -------       ---       -----      -------    -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165    19.77%
                                  ======   ============     ======

     As of the cut-off date, the weighted average remaining term to maturity of the Group I Loans was approximately 194 months.

                      Year of Origination of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
          Year of                Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
        Origination               Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
2003..........................         1   $     25,595       0.01%     $25,595       776       90.00%     $3,332     11.11%
2004..........................        24      1,151,776       0.21       47,991       715       96.39       7,924     19.65
2005..........................    12,609    548,822,656      99.79       43,526       726       92.56       6,162     19.78
                                  ------   ------------     ------      -------       ---       -----      ------     -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $6,165     19.77%
                                  ======   ============     ======

      Geographic Distribution of the Mortgaged Properties of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number     Cut-off        Cut-off                Weighted    Weighted   Weighted   Weighted
                                    of         Date          Date       Average     Average    Average     Average    Average
                                 Group I    Principal      Principal   Principal    Credit     Combined   Residual    Junior
            State                 Loans      Balance        Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
Alaska........................        11   $    350,163       0.06%     $31,833       718       95.68%     $ 3,471    17.82%
Alabama.......................       144      5,027,965       0.91       34,916       718       95.20        4,740    21.31
Arkansas......................        30        888,657       0.16       29,622       728       90.57        4,000    21.76
Arizona.......................       491     20,928,284       3.81       42,624       724       91.81        6,422    21.58
California....................       926     61,552,820      11.19       66,472       723       87.59        6,797    19.68
Colorado......................       576     23,036,622       4.19       39,994       732       94.34        4,790    18.24
Connecticut...................       101      4,786,731       0.87       47,393       711       87.74        5,306    22.02
District of Columbia..........       141     10,733,390       1.95       76,123       735       92.65       11,326    15.88
Delaware......................        39      1,580,600       0.29       40,528       704       86.64        7,351    19.72
Florida.......................       496     23,032,837       4.19       46,437       714       90.52        6,060    23.71
Georgia.......................       575     21,250,240       3.86       36,957       720       96.41        4,700    19.76
Hawaii........................        44      2,811,445       0.51       63,896       728       90.09        6,675    17.48
Iowa..........................        54      1,786,242       0.32       33,079       725       94.67        3,757    25.96
Idaho.........................       102      3,223,089       0.59       31,599       724       95.08        4,199    21.02
Illinois......................       260     10,426,587       1.90       40,102       716       93.11        5,245    20.32
Indiana.......................       158      5,638,211       1.03       35,685       708       95.26        4,228    23.08
Kansas........................       107      4,040,147       0.73       37,758       712       93.08        5,294    23.94
Kentucky......................        58      1,858,053       0.34       32,035       720       94.46        3,912    23.02
Louisiana.....................        12        303,959       0.06       25,330       705       96.25        2,836    22.40
Massachusetts.................       178      8,651,967       1.57       48,607       724       89.52        5,488    17.93
Maryland......................       500     29,058,896       5.28       58,118       722       91.06        7,195    19.86
Maine.........................        16        736,661       0.13       46,041       742       88.95        8,098    25.31
Michigan......................       173      6,115,169       1.11       35,348       714       95.30        4,357    22.58
Minnesota.....................       240     10,288,505       1.87       42,869       725       91.49        4,497    22.49
Missouri......................       246      7,511,849       1.37       30,536       722       95.94        4,211    20.81
Mississippi...................        11        387,893       0.07       35,263       733       97.18        5,515    17.95
Montana.......................        18        716,050       0.13       39,781       705       93.14        3,458    23.44
North Carolina................       225      7,499,097       1.36       33,329       721       95.99        5,040    19.98
North Dakota..................         4        135,061       0.02       33,765       712       94.63        6,054    20.04
Nebraska......................        25        882,370       0.16       35,295       728       93.42        4,352    26.30
New Hampshire.................        59      2,726,261       0.50       46,208       725       92.06        5,608    19.39
New Jersey....................       284     14,324,776       2.60       50,439       721       91.64        6,036    18.77
New Mexico....................       113      4,311,520       0.78       38,155       726       92.31        5,303    21.93
Nevada........................       139      7,042,485       1.28       50,665       716       91.98        5,776    19.86
New York......................       117      6,067,210       1.10       51,856       714       89.44        6,089    22.25
Ohio..........................       230      7,512,243       1.37       32,662       711       95.29        3,793    22.38
Oklahoma......................        77      2,428,898       0.44       31,544       716       94.58        4,878    22.76
Oregon........................       405     15,215,037       2.77       37,568       730       94.78        5,030    18.98
Pennsylvania..................       319     12,464,350       2.27       39,073       721       94.15        4,858    22.47
Rhode Island..................        24      1,075,918       0.20       44,830       718       85.85        4,828    21.48
South Carolina................        71      2,809,304       0.51       39,568       719       92.02        4,548    20.90
South Dakota..................         6        132,659       0.02       22,110       761       95.28        3,209    16.09
Tennessee.....................        82      2,752,495       0.50       33,567       728       94.99        4,427    21.66
Texas.........................     2,708     93,524,047      17.00       34,536       740       93.76        6,764    18.09
Utah..........................       320     11,315,681       2.06       35,362       724       95.33        3,963    20.42
Virginia......................       843     54,995,721      10.00       65,238       732       92.39        8,336    18.16
Vermont.......................        11        499,288       0.09       45,390       717       90.86        3,999    23.74
Washington....................       700     29,551,966       5.37       42,217       724       94.83        5,570    18.70
Wisconsin.....................       116      4,124,016       0.75       35,552       720       93.97        4,148    24.17
West Virginia.................        23      1,040,348       0.19       45,233       704       94.22        6,450    24.52
Wyoming.......................        26        846,244       0.15       32,548       711       94.80        4,042    22.81
                                  ------   ------------     ------      -------       ---       -----      -------    -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165    19.77%
                                  ======   ============     ======

                         Property Types of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
                                 Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
        Property Type             Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
Single Family Residence.......     7,519   $324,798,607      59.05%     $43,197       722       91.56%     $ 5,828    20.75%
PUD Detached..................     3,148    139,139,910      25.30       44,199       730       93.73        7,046    18.34
Condominium...................     1,114     47,483,435       8.63       42,624       733       95.01        5,582    18.58
PUD Attached..................       515     22,799,661       4.15       44,271       735       95.04        5,274    18.42
Townhouse/Rowhouse Attached...       188      8,961,743       1.63       47,669       728       91.66        8,886    18.58
Multifamily (2-4 Units).......       143      6,400,008       1.16       44,755       734       92.58        7,394    17.21
Townhouse/Rowhouse Detached...         6        378,927       0.07       63,154       743       93.06       13,913    15.03
Modular.......................         1         37,736       0.01       37,736       783       99.00        1,738    30.74
                                  ------   ------------     ------      -------       ---       -----      -------    -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165    19.77%
                                  ======   ============     ======

                            Purpose of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
                                 Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
            Purpose               Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
Purchase Money................     8,145   $340,950,136      61.99%     $41,860       735       95.94%     $6,249     17.63%
Debt Consolidation............     1,595     78,642,419      14.30       49,306       701       87.82       4,693     26.82
Cash..........................     1,580     73,904,651      13.44       46,775       715       86.16       6,550     22.19
Rate/Term Refinance...........     1,059     40,422,926       7.35       38,171       718       89.50       6,901     18.07
Home Improvement..............       201     12,054,214       2.19       59,971       733       83.72       7,425     24.64
Texas Cashout.................        41      3,400,064       0.62       82,928       743       71.60       9,993     29.79
Asset Acquisition.............         3        174,510       0.03       58,170       701       80.67       4,872     23.12
Other.........................        10        451,106       0.08       45,111       754       93.64       8,388     16.72
                                  ------   ------------     ------      -------       ---       -----      ------     -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $6,165     19.77%
                                  ======   ============     ======

                         Lien Priority of Group I Loans

                                                          Percent of
                                                             Loan
                                                            Group I
                                  Number                  by Cut-off               Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
                                 Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
        Lien Priority             Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
First Lien....................        39   $  2,678,485       0.49%     $68,679       739       60.13%     $4,397       NA
Second Lien...................    12,595    547,321,541      99.51       43,455       726       92.73       6,174     19.77
                                  ------   ------------     ------      -------       ---       -----      ------     -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $6,165     19.77%
                                  ======   ============     ======

                        Occupancy Types of Group I Loans

                                                          Percent of
                                                             Loan
                                                            Group I
                                  Number                  by Cut-off               Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
           Occupancy             Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
  (as indicated by Borrower)      Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
Primary.......................    12,202   $536,395,507      97.53%     $43,960       726       92.59%     $ 6,023    19.86%
Non-Owner Occupied............       244      7,283,576       1.32       29,851       739       92.11        9,474    17.15
2nd or Vacation...............       188      6,320,944       1.15       33,622       752       90.98       14,460    15.92
                                  ------   ------------     ------      -------       ---       -----      -------    -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165    19.77%
                                  ======   ============     ======

                     Debt-to-Income Ratios of Group I Loans

                                                          Percent of
                                                             Loan
                                                            Group I
                                  Number                  by Cut-off               Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
   Range of Debt-to-Income       Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
          Ratios(%)               Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
0 to 5.00.....................         2   $     63,190       0.01%     $31,595       791       24.65%     $21,617    11.11%
5.01 to 10.00.................        12        336,898       0.06       28,075       745       89.46        9,795    12.68
10.01 to 15.00................        57      2,314,978       0.42       40,614       747       87.01       22,213    23.94
15.01 to 20.00................       218      8,685,019       1.58       39,840       741       89.18       16,252    20.37
20.01 to 25.00................       611     23,824,444       4.33       38,993       739       91.06        9,788    20.07
25.01 to 30.00................     1,277     51,872,446       9.43       40,621       736       90.25        8,693    20.20
30.01 to 35.00................     2,116     87,622,661      15.93       41,410       730       92.18        7,558    19.37
35.01 to 40.00................     2,927    128,076,445      23.29       43,757       726       93.05        5,860    19.42
40.01 to 45.00................     3,468    158,797,973      28.87       45,789       720       92.93        4,805    20.06
45.01 to 50.00................     1,812     81,954,477      14.90       45,229       721       93.89        3,796    19.67
50.01 to 55.00................       134      6,451,496       1.17       48,145       720       94.13        3,497    20.30
                                  ------   ------------     ------      -------       ---       -----      -------    -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165    19.77%
                                  ======   ============     ======

     As of the cut-off date, the weighted average debt-to-income ratio of the Group I Loans was approximately 38.43%.

                        Residual Income of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted
           Range of                 of     Cut-off Date      Date       Average     Average    Average     Average
       Residual Income           Group I     Principal     Principal   Principal    Credit     Combined    Junior
           Balances               Loans       Balance       Balance     Balance      Score    LTV Ratio     Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------
Less than $1,500..............       274   $  6,465,025       1.18%     $23,595       722       93.28%     $ 1,285
1,500 to 1,999................       714     19,627,768       3.57       27,490       722       93.69        1,789
2,000 to 2,999................     2,445     79,439,131      14.44       32,490       721       94.02        2,530
3,000 to 3,999................     2,752    106,589,794      19.38       38,732       722       93.95        3,499
4,000 to 4,999................     2,089     89,408,779      16.26       42,800       724       93.27        4,477
5,000 to 5,999................     1,426     66,787,440      12.14       46,836       727       92.71        5,463
$6,000 and Greater............     2,934    181,682,089      33.03       61,923       732       90.58       11,055
                                  ------   ------------     ------      -------       ---       -----      -------
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $ 6,165
                                  ======   ============     ======

     As of the cut-off date, the weighted average residual income of the mortgagors for the Group I Loans was $6,165.

                    Prepayment Penalty Terms of Group I Loans

                                                          Percent of
                                                             Loan
                                                          Group I by
                                  Number                    Cut-off                Weighted    Weighted   Weighted   Weighted
                                    of     Cut-off Date      Date       Average     Average    Average     Average    Average
                                 Group I     Principal     Principal   Principal    Credit     Combined   Residual    Junior
   Prepayment Term (months)       Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   -------   ------------   ----------   ---------   --------   ---------   --------   --------
None..........................    11,562   $498,802,339      90.69%     $43,142       728       92.91%     $6,333     19.17%
12............................        31      1,644,806       0.30       53,058       692       92.20       5,499     21.17
24............................        64      3,472,960       0.63       54,265       694       98.25       4,135     19.44
36............................       949     44,636,553       8.12       47,035       710       88.17       4,452     26.55
60............................         3        156,443       0.03       52,148       706       93.89       6,158     14.68
Other.........................        25      1,286,927       0.23       51,477       725       96.44       6,894     18.23
                                  ------   ------------     ------      -------       ---       -----      ------     -----
   Total......................    12,634   $550,000,027     100.00%     $43,533       726       92.57%     $6,165     19.77%
                                  ======   ============     ======

     Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

Loan Group II

     The Group II Loans will consist of adjustable rate, home equity revolving credit loans. 99.09% of the cut-off date principal balance of the Group II Loans are secured by second liens on fee-simple interests in one-to-four-family residential properties and the remainder are secured by first liens. As to approximately 98.1% of the cut-off date principal balance of the Group II Loans, the borrower represented at the time of origination that the related mortgaged property would be owner-occupied as a primary, second or vacation home. As to Group II Loans that have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

     Origination

     The Group II Loans were originated under credit line agreements. All of the Group II Loans were acquired by the seller under the seller's home equity program on a servicing released basis. All of the Group II Loans were acquired from unaffiliated sellers, except for 38.5% of the Group II Loans which were acquired by the seller from HomeComings Financial Network, Inc., an affiliate of the seller. Approximately 11.7% of the Group II Loans were purchased from CTX Mortgage Company, LLC. Except as described in the preceding sentence, no unaffiliated seller sold more than 8.1% of the Group II Loans to Residential Funding. All of the Group II Loans are being subserviced by HomeComings.

     Group II Loan Terms

     Interest on each Group II Loan is calculated based on the average daily balance outstanding during the billing cycle. With respect to each Group II Loan, the billing cycle is the calendar month preceding the related due date.

     The initial mortgage rate in effect on 59.0% of the Group II Loans will be an introductory or "teaser" rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those Group II Loans based on the related index and gross margin. Therefore, unless the related index declines after origination of a Group II Loan, the related mortgage rate will generally increase on the first adjustment date following origination of the Group II Loan subject to the periodic rate cap. Increased monthly payments on Group II Loans may result in increased delinquencies and defaults on those Group II Loans. The repayment of the Group II Loans will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their home equity loan following adjustments of the mortgage rate.

     Each Group II Loan has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

     Each Group II Loan had a term to maturity from the date of origination of not more than 360 months. The borrower for each Group II Loan may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 years with respect to 4.6% of the Group II Loans, 10 years with respect to 22.6% of the Group II Loans and 15 years with respect to 8.7% of the Group II Loans, not including the Group II Loans that are Balloon Loans. The maximum amount of each draw under any Group II Loan is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each Group II Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Group II Loan, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment theretofore made with respect to such Group II Loan, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each Group II Loan generally will contain a customary "due-on-sale" clause.

     A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

     o    a materially adverse change in the borrower's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o    a payment default by the borrower.

     However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The subservicers and the master servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the Group II Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

     o    the borrower's failure to make any payment as required;

     o any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or

     o fraud or material misrepresentation by the borrower in connection with the revolving credit loan.

     Prior to the end of the related draw period or prior to the date of maturity for loans permitting draws until maturity, the borrower for each Group II Loan will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, if the draw period terminates prior to maturity, during the remaining term, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

     The finance charge for each Group II Loan for any billing cycle will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance. The account balance on any day generally will equal:

     o    the principal balance on that date, plus

     o additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus

     o    unpaid finance charges, plus

     o    draws funded on that day, minus

     o all payments and credits applied to the repayment of the principal balance on that day.

     Payments made by or on behalf of the borrower for each Group II Loan will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

     The principal balance of any Group II Loan, other than a Liquidated Group II Loan, on any day will be the cut-off date balance, plus (x) any additional balances relating to that Group II Loan conveyed to the trust minus (y) all collections credited against the principal balance of that revolving credit loan in accordance with the related credit line agreement prior to that day, exclusive of the pro rata portion attributable to additional balances not conveyed to the trust following an amortization event. The principal balance of a Liquidated Group II Loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive shall be zero.

     The master servicer will have the option to allow an increase in the credit limit or an extension of the draw period applicable to any Group II Loan under limited circumstances described in the related servicing agreement.

     Balloon Loans

     Approximately 64.1% of the Group II Loans are Balloon Loans. Balloon Loans will permit draws until maturity and prior to the related maturity date, the related borrowers will be obligated to make monthly payments in a minimum amount that generally will equal the finance charge for the related billing cycle. On the related maturity date, the borrower will be obligated to make a payment equal to the related account balance. The Group II Policy will not exclude losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of the mortgagor to pay the balloon amount.

     Loan Group II Characteristics

     The Group II Loans will have the following characteristics as of the cut-off date, unless otherwise indicated below:

     o The mortgage rates of the Group II Loans range from 3.750% per annum to 13.625% per annum, with a weighted average of approximately 6.4331% per annum as of the cut-off date.

     o The Group II Loans had individual principal balances of at least $1,023 but not more than $600,000, with an average principal balance of $46,780.

     o The combined LTV ratios of the Group II Loans based on the related credit limit range from 8.00% to 100.00%, with a weighted average of 89.79%.

     o The weighted average credit limit utilization rate based on the credit limits of the Group II Loans is approximately 89.43%.

     o The weighted average junior ratio of the Group II Loans based on the related credit limit is approximately 20.43%.

     o None of the Group II Loans will have been originated prior to March 1996 or will have a maturity date later than August 2035.

     o With respect to 25.7% and 10.2% of the Group II Loans, the related mortgaged properties are located in California and Florida, respectively.

     o No Group II Loans will have a remaining term to stated maturity as of the cut-off date of less than 96 months.

     o The weighted average original term to maturity of the Group II Loans as of the cut-off date will be approximately 224 months.

     o The loan rates on 59.0% of the Group II Loans will be introductory or "teaser" rates. The weighted average months until the teaser loans reach their teaser expiration date is approximately 1.4 months.

     o 66.8% of the Group II Loans were originated under full documentation programs. The remainder of the Group II Loans were originated under alternative documentation programs.

     o No Group II Loan provides for deferred interest or negative amortization.

     o As of the cut-off date, no Group II Loan will be 30 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "The Master Servicer--Delinquency and Loss Experience of the Master Servicer's Portfolio" in this prospectus supplement.

     Below is a description of some additional characteristics of the Group II Loans as of the cut-off date, except as otherwise indicated.

          Credit Score as of the Date of Origination of Group II Loans

                                                           Percent of
                                                              Loan
                                                            Group II
                                  Number                   by Cut-off                Weighted   Weighted   Weighted
                                    of      Cut-off Date      Date       Average     Average     Average    Average
         Credit Score            Group II     Principal     Principal   Principal    Combined   Residual    Junior
            Ranges                 Loans       Balance       Balance     Balance    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   ----------   ---------   ---------   --------   --------
620 to 639....................      166     $  5,380,614       1.79%     $32,413      83.44%     $4,701     17.55%
640 to 659....................      312       12,874,272       4.29       41,264      87.68       6,027     19.13
660 to 679....................      624       27,545,172       9.18       44,143      91.34       6,671     19.22
680 to 699....................    1,170       53,181,184      17.73       45,454      90.94       6,588     19.35
700 to 719....................    1,085       51,509,664      17.17       47,474      90.65       6,985     19.87
720 to 739....................      912       43,977,771      14.66       48,221      91.98       6,241     19.94
740 to 759....................      824       39,315,330      13.11       47,713      90.85       6,892     21.22
760 to 779....................      767       37,475,230      12.49       48,859      87.43       8,357     21.52
780 to 799....................      427       21,773,294       7.26       50,991      85.25       8,080     23.20
Greater than or equal to 800..      126        6,967,519       2.32       55,298      85.80       7,844     25.44
                                  -----     ------------     ------      -------      -----      ------     -----
   Total......................    6,413     $300,000,049     100.00%     $46,780      89.79%     $6,953     20.43%
                                  =====     ============     ======

     As of the cut-off date, the weighted average Credit Score of the Group II Loans was approximately 722.

                Credit Limit Utilization Rates of Group II Loans

                                                            Percent of
                                                               Loan
                                                             Group II
                                                            by Cut-off               Weighted   Weighted    Weighted   Weighted
        Range of Credit          Number of   Cut-off Date      Date       Average     Average    Average     Average    Average
       Limit Utilization          Group II     Principal    Principal    Principal    Credit    Combined    Residual    Junior
           Rates (%)               Loans        Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   ---------   --------   --------
00.01 to 10.00................       100     $    386,640       0.13%     $ 3,866       731       79.67%     $7,373      26.01%
10.01 to 20.00................       116        1,230,279       0.41       10,606       735       78.89       7,857      24.66
20.01 to 30.00................       110        1,855,217       0.62       16,866       734       75.27       7,914      25.10
30.01 to 40.00................        95        1,820,733       0.61       19,166       725       78.88       6,431      20.17
40.01 to 50.00................       104        3,230,885       1.08       31,066       732       80.11       7,770      24.48
50.01 to 60.00................       105        3,703,589       1.23       35,272       715       79.20       9,522      25.73
60.01 to 70.00................       117        4,409,948       1.47       37,692       723       80.17       6,991      24.35
70.01 to 80.00................       112        4,031,569       1.34       35,996       725       82.53       6,433      20.60
80.01 to 90.00................       160        6,679,664       2.23       41,748       729       82.01       5,832      24.57
90.01 to 100.00...............     5,388      272,284,641      90.76       50,535       721       92.10       6,937      19.58
100.01 to 110.00..............         6          366,885       0.12       61,148       679       87.95       5,707      24.09
                                   -----     ------------     ------      -------       ---       -----      ------      -----
   Total......................     6,413     $300,000,049     100.00%     $46,780       722       89.79%     $6,953      20.43%
                                   =====     ============     ======

     As of the cut-off date, the weighted average credit limit utilization rate based on the credit limits of the Group II Loans was approximately 89.43%.

                         Credit Limits of Group II Loans

                                                            Percent of
                                                               Loan
                                                            Group II
                                                            by Cut-off               Weighted    Weighted   Weighted   Weighted
                                 Number of   Cut-off Date      Date       Average     Average    Average     Average    Average
                                  Group II     Principal    Principal    Principal    Credit     Combined   Residual    Junior
     Range of Credit Limit         Loans        Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   ---------   --------   --------
$0.01 to $25,000.00...........     1,191     $ 20,941,223       6.98%    $ 17,583       715       90.03%    $ 3,925      13.59%
$25,000.01 to $50,000.00......     2,769       95,997,356      32.00       34,669       717       92.05       4,643      17.09
$50,000.01 to $75,000.00......     1,317       74,794,254      24.93       56,791       718       92.06       6,007      19.32
$75,000.01 to $100,000.00.....       725       54,561,890      18.19       75,258       723       87.93       8,144      22.79
$100,000.01 to $125,000.00....       159       16,411,601       5.47      103,218       731       92.32       7,986      22.63
$125,000.01 to $150,000.00....       116       14,076,519       4.69      121,349       732       86.31      10,335      27.80
$150,000.01 to $175,000.00....        34        5,193,976       1.73      152,764       740       88.30      11,204      27.27
$175,000.01 to $200,000.00....        78       12,227,408       4.08      156,762       737       76.49      15,118      31.45
$200,000.01 to $225,000.00....         6        1,194,483       0.40      199,080       743       85.92       9,514      30.56
$225,000.01 to $250,000.00....         9        1,642,645       0.55      182,516       739       86.16       8,868      36.00
$275,000.01 to $300,000.00....         2          497,952       0.17      248,976       791       64.50      20,537      53.68
Greater than $300,000.00......         7        2,460,744       0.82      351,535       763       71.58      44,176      27.28
                                   -----     ------------     ------     --------       ---       -----     -------      -----
   Total......................     6,413     $300,000,049     100.00%    $ 46,780       722       89.79%    $ 6,953      20.43%
                                   =====     ============     ======

     As of the cut-off date, the total credit limits of Group II Loans was approximately $335,441,843.

                        Mortgage Rates of Group II Loans

                                                            Percent of
                                                               Loan
                                                           Group II by
                                  Number                     Cut-off                 Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date       Date       Average     Average    Average    Average     Average
                                 Group II     Principal     Principal    Principal    Credit    Combined    Residual    Junior
  Range of Mortgage Rates (%)      Loans       Balance       Balance      Balance      Score    LTV Ratio    Income     Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
3.501 to 4.000................         1    $     23,325       0.01%      $ 23,325      759      100.00%     $3,826      20.00%
4.001 to 4.500................         8         437,224       0.15         54,653      696       64.21       5,531      15.19
4.501 to 5.000................     2,003      90,288,570      30.10         45,077      720       88.61       6,801      19.81
5.001 to 5.500................     1,555      73,290,150      24.43         47,132      717       89.40       7,288      20.30
5.501 to 6.000................       167       7,323,725       2.44         43,855      725       90.71       5,668      21.01
6.001 to 6.500................       159       8,169,678       2.72         51,382      738       79.22       6,410      26.64
6.501 to 7.000................       261      12,824,486       4.27         49,136      740       80.09       8,096      24.94
7.001 to 7.500................       350      16,959,983       5.65         48,457      734       87.11       8,553      22.30
7.501 to 8.000................       474      23,361,053       7.79         49,285      732       92.99       7,167      19.50
8.001 to 8.500................       503      23,679,626       7.89         47,077      733       94.73       6,829      19.24
8.501 to 9.000................       345      15,864,863       5.29         45,985      720       95.26       6,218      19.53
9.001 to 9.500................       255      11,909,548       3.97         46,704      713       95.96       6,073      19.30
9.501 to 10.000...............       157       7,953,707       2.65         50,661      702       96.04       6,159      19.27
10.001 to 10.500..............       117       5,172,881       1.72         44,213      690       97.28       5,436      19.09
10.501 to 11.000..............        39       1,917,952       0.64         49,178      681       96.66       5,308      19.36
11.001 to 11.500..............        15         545,220       0.18         36,348      674       94.83       5,278      15.08
11.501 to 12.000..............         1          57,400       0.02         57,400      663       90.00       6,552      11.11
12.001 to 12.500..............         1          67,500       0.02         67,500      658       87.00       5,476      16.67
12.501 to 13.000..............         1         150,000       0.05        150,000      734      100.00       9,913      20.00
13.501 to 14.000..............         1           3,159       0.01          3,159      803       19.00       2,191        N/A
                                   -----    ------------     ------       --------      ---      ------      ------      -----
   Total......................     6,413    $300,000,049     100.00%      $ 46,780      722       89.79%     $6,953      20.43%
                                   =====    ============     ======

     As of the cut-off date, the weighted average Mortgage Rate of the Group II Loans was approximately 6.4331% per annum.

                      Maximum Loan Rates of Group II Loans

                                                            Percent of
                                                               Loan                              Weighted
                                                            Group II by                           Average
                                                              Cut-off                  Number    Combined   Weighted   Weighted
                                 Number of   Cut-off Date      Date        Average       of      Loan-to-    Average    Average
        Maximum Loan             Group II      Principal     Principal    Principal   Group II     Value    Residual    Junior
          Rates (%)                Loans        Balance       Balance      Balance      Loans      Ratio     Income      Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------   --------   --------
10.00.........................         7     $    219,576       0.07%      $31,368       709      83.11%     $5,837     21.61%
11.95.........................         5          184,635       0.06        36,927       745      94.31       5,102     14.73
12.00.........................         1           48,000       0.02        48,000       742      95.00       4,074     21.05
14.00.........................        26          840,268       0.28        32,318       721      95.75       4,449     16.99
15.00.........................         2           67,293       0.02        33,647       723      93.57       1,638     25.82
16.00.........................        71        2,542,686       0.85        35,812       721      93.51       4,865     18.25
17.00.........................         6          295,978       0.10        49,330       703      99.33       5,200     24.04
18.00.........................     3,276      150,298,807      50.10        45,879       721      90.17       6,914     20.66
20.00.........................        38        1,584,339       0.53        41,693       723      93.50       5,002     24.48
21.00.........................       160        5,198,935       1.73        32,493       717      92.59       7,017     20.83
21.75.........................       103        3,791,255       1.26        36,808       718      93.93       5,028     19.00
22.20.........................        48        1,845,791       0.62        38,454       725      92.02       5,106     20.21
24.00.........................     2,344      117,471,064      39.16        50,116       722      88.63       7,337     20.06
25.00.........................       326       15,611,422       5.20        47,888       729      91.52       5,882     21.51
                                   -----     ------------     ------       -------       ---      -----      ------     -----
   Total......................     6,413     $300,000,049     100.00%      $46,780       722      89.79%     $6,953     20.43%
                                   =====     ============     ======

     As of the cut-off date, the weighted average maximum loan rate of Group II Loans was approximately 20.8091%.

                 Original Combined LTV Ratios of Group II Loans

                                                             Percent of
                                                                Loan
                                                             Group II by               Weighted   Weighted   Weighted
                                 Number of   Cut-off Date   Cut-off Date    Average     Average    Average    Average
       Range of Combined         Group II      Principal      Principal    Principal    Credit    Residual    Junior
        LTV Ratios (%)             Loans        Balance        Balance      Balance      Score     Income      Ratio
------------------------------   ---------   ------------   ------------   ---------   --------   --------   --------
00.01 to 10.00................         1     $     30,000       0.01%       $30,000       781      $ 5,506        NA
10.01 to 20.00................         8          297,808       0.10         37,226       725        1,953     23.67
20.01 to 30.00................         6          476,039       0.16         79,340       751       28,899     32.44
30.01 to 40.00................        29        1,693,456       0.56         58,395       748       26,391     42.65
40.01 to 50.00................        51        2,503,403       0.83         49,086       738        7,836     29.56
50.01 to 60.00................        90        5,163,208       1.72         57,369       745        7,939     33.36
60.01 to 70.00................       187       11,055,151       3.69         59,118       727       12,863     25.82
70.01 to 75.00................       139        6,643,018       2.21         47,791       729        9,419     26.04
75.01 to 80.00................       358       18,421,385       6.14         51,456       716        8,547     24.79
80.01 to 85.00................       271       10,624,322       3.54         39,204       714       12,697     16.48
85.01 to 90.00................     1,897       75,016,682      25.01         39,545       718        7,542     15.88
90.01 to 95.00................     1,001       45,788,701      15.26         45,743       717        5,871     18.60
95.01 to 100.00...............     2,375      122,286,875      40.76         51,489       724        5,188     21.27
                                   -----     ------------     ------        -------       ---      -------     -----
   Total......................     6,413     $300,000,049     100.00%       $46,780       722      $ 6,953     20.43%
                                   =====     ============     ======

     At origination, the weighted average combined LTV ratio based on the credit limits of the Group II Loans was approximately 89.79%.

                         Junior Ratios of Group II Loans

                                                            Percent of
                                                               Loan
                                                             Group II
                                                            by Cut-off               Weighted   Weighted    Weighted
                                 Number of   Cut-off Date      Date       Average     Average    Average     Average
                                 Group II      Principal     Principal   Principal    Credit    Combined    Residual
Range of Junior Ratios (%)         Loans        Balance       Balance     Balance      Score    LTV Ratio    Income
------------------------------   ---------   ------------   ----------   ---------   --------   ---------   --------
0.01 to 5.00..................        53     $    854,965       0.29%     $16,131       714       79.04%     $11,603
5.01 to 10.00.................       391        9,654,343       3.25       24,691       716       82.40       12,100
10.01 to 15.00................     1,627       60,586,774      20.38       37,238       717       87.36        8,731
15.01 to 20.00................     3,147      152,892,994      51.43       48,584       723       95.88        5,880
20.01 to 25.00................       490       25,618,746       8.62       52,283       716       87.89        6,655
25.01 to 30.00................       274       17,376,703       5.85       63,419       713       85.88        5,928
30.01 to 40.00................       254       17,970,437       6.04       70,750       730       79.29        7,592
40.01 to 50.00................       102        8,266,604       2.78       81,045       742       76.84       10,699
50.01 to 60.00................        25        2,202,528       0.74       88,101       737       72.02        5,241
60.01 to 70.00................         7          651,771       0.22       93,110       751       76.14        4,672
70.01 to 80.00................         7        1,076,254       0.36      153,751       764       69.01        8,814
80.01 to 90.00................         2          131,256       0.04       65,628       766       57.71        3,819
                                   -----     ------------     ------      -------       ---       -----      -------
   Total......................     6,379     $297,283,374     100.00%     $46,603       722       90.08%     $ 6,989
                                   =====     ============     ======

o The preceding table excludes Group II Loans secured by first liens on the related mortgaged property. With respect to each Group II Loan secured by a second lien on the related mortgaged property, the junior ratio is defined as the ratio of the credit limits of the second lien Group II Loans to the sum of (a) the credit limits of the second lien Group II Loans, and (b) the unpaid principal balance of any senior lien at the time of origination of the second lien Group II Loan.

o As of the cut-off date, the weighted average junior ratio based on the credit limits of the Group II Loans secured by a second lien was approximately 20.43%.

             Remaining Term of Scheduled Maturity of Group II Loans

                                                           Percent of
                                                              Loan
           Range of                                         Group II
            Months                Number                   by Cut-off               Weighted    Weighted   Weighted   Weighted
           Remaining                of      Cut-off Date      Date       Average     Average    Average     Average    Average
         to Scheduled            Group II     Principal     Principal   Principal    Credit     Combined   Residual    Junior
           Maturity                Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   ----------   ---------   --------   ---------   --------   --------
1 to 96.......................         1    $     29,745       0.01%     $29,745       720       79.00%     $ 6,334    15.16%
97 to 108.....................         1          41,256       0.01       41,256       754       71.00        3,513    81.13
109 to 120....................         7         425,920       0.14       60,846       702       77.05       16,198    33.01
121 to 144....................        19         587,658       0.20       30,929       738       71.62        6,712    29.36
145 to 156....................        37       1,092,787       0.36       29,535       725       81.09        6,069    25.52
157 to 168....................        22         498,749       0.17       22,670       738       77.69        7,108    23.55
169 to 180....................     4,346     203,449,743      67.82       46,813       722       90.05        6,975    19.94
181 to 288....................       109       2,792,952       0.93       25,623       726       81.01        7,181    24.56
289 to 300....................     1,186      58,790,067      19.60       49,570       720       90.05        7,838    19.74
301 and Over..................       685      32,291,172      10.76       47,140       722       90.80        5,099    23.07
                                   -----    ------------     ------      -------       ---       -----      -------    -----
   Total......................     6,413    $300,000,049     100.00%     $46,780       722       89.79%     $ 6,953    20.43%
                                   =====    ============     ======

     The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date was approximately 221 months.

                      Year of Origination of Group II Loans

                                                           Percent of
                                                              Loan
                                                            Group II
                                  Number                   by Cut-off               Weighted    Weighted   Weighted   Weighted
                                    of      Cut-off Date      Date       Average     Average    Average     Average    Average
            Year of              Group II     Principal     Principal   Principal    Credit     Combined   Residual    Junior
          Origination              Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   ----------   ---------   --------   ---------   --------   --------
1996..........................         3    $     41,914       0.01%     $13,971       709       81.57%     $ 4,738    17.64%
1997..........................         4          74,544       0.02       18,636       742       77.15        4,066    31.79
1998..........................         2          37,615       0.01       18,808       720       83.30        6,433    14.24
1999..........................         2          46,254       0.02       23,127       754       70.00        3,456    72.05
2000..........................         8         301,546       0.10       37,693       690       71.68       20,073    35.65
2001..........................        12         278,931       0.09       23,244       735       66.30       11,126    23.04
2002..........................        80       2,289,777       0.76       28,622       732       81.84        5,863    26.48
2003..........................        31         555,535       0.19       17,920       745       72.13        9,416    26.60
2004..........................       103       3,683,155       1.23       35,759       716       84.55        7,138    21.33
2005..........................     6,168     292,690,778      97.56       47,453       722       90.20        6,939    20.23
                                   -----    ------------     ------      -------       ---       -----      -------    -----
   Total......................     6,413    $300,000,049     100.00%     $46,780       722       89.79%     $ 6,953    20.43%
                                   =====    ============     ======

     Geographic Distributions of the Mortgaged Properties of Group II Loans

                                                           Percent of
                                                              Loan
                                                            Group II
                                  Number                   by Cut-off               Weighted    Weighted   Weighted   Weighted
                                    of      Cut-off Date      Date       Average     Average    Average     Average    Average
                                 Group II     Principal     Principal   Principal    Credit     Combined   Residual    Junior
             State                 Loans       Balance       Balance     Balance      Score    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   ----------   ---------   --------   ---------   --------   --------
Alaska........................        24    $  1,283,312       0.43%     $53,471       709        94.82%    $ 4,686    23.63%
Alabama.......................        65       2,167,315       0.72       33,343       702        95.99       4,369    20.39
Arkansas......................        10         335,354       0.11       33,535       708        88.93       4,828    21.51
Arizona.......................       451      20,939,884       6.98       46,430       720        92.07       6,592    19.41
California....................     1,264      77,234,951      25.74       61,104       722        86.23       8,098    19.70
Colorado......................       377      15,858,635       5.29       42,065       722        93.66       5,244    20.78
Connecticut...................        52       2,624,498       0.87       50,471       723        88.39       6,421    21.79
District of Columbia..........        17       1,584,772       0.53       93,222       719        76.47      16,978    15.76
Delaware......................         9         274,977       0.09       30,553       742        96.42       4,017    16.79
Florida.......................       667      30,607,395      10.20       45,888       722        89.55       7,505    20.74
Georgia.......................       337      13,272,735       4.42       39,385       716        93.01       8,436    19.55
Hawaii........................         6         266,842       0.09       44,474       737        92.13       7,250    18.61
Iowa..........................        16         481,091       0.16       30,068       710        96.17       3,269    27.34
Idaho.........................        50       1,679,564       0.56       33,591       716        93.50       4,763    20.30
Illinois......................       129       6,015,142       2.01       46,629       727        89.79       7,988    22.20
Indiana.......................        73       1,989,135       0.66       27,248       721        96.66       7,085    21.56
Kansas........................        19         627,758       0.21       33,040       729        96.46       4,662    18.95
Kentucky......................        85       2,383,505       0.79       28,041       709        96.08       4,585    19.09
Louisiana.....................         1          25,343       0.01       25,343       759       100.00       3,947    20.00
Massachusetts.................        91       5,193,154       1.73       57,068       726        89.47       5,841    21.34
Maryland......................       128       6,346,961       2.12       49,586       726        89.87       6,236    19.43
Maine.........................        10         236,880       0.08       23,688       704        78.61       3,612    19.35
Michigan......................       432      16,657,754       5.55       38,560       717        93.42       5,553    21.27
Minnesota.....................       121       4,523,455       1.51       37,384       717        93.59       5,415    18.49
Missouri......................        57       2,039,930       0.68       35,788       718        93.95       4,690    24.67
Mississippi...................         4         158,602       0.05       39,650       722        99.77       3,154    28.60
Montana.......................         9         235,735       0.08       26,193       730        93.61       2,702    20.69
North Carolina................        90       3,178,634       1.06       35,318       725        93.59       5,065    18.47
North Dakota..................         1          23,818       0.01       23,818       732        98.00       3,660    20.31
Nebraska......................        19         445,081       0.15       23,425       721        95.45       3,210    19.29
New Hampshire.................        22         765,774       0.26       34,808       725        84.13       6,042    24.56
New Jersey....................       160       7,627,346       2.54       47,671       721        84.03      13,562    21.21
New Mexico....................        31       1,265,958       0.42       40,837       728        91.36       8,549    28.25
Nevada........................       158       8,774,121       2.92       55,532       726        90.03       6,773    19.66
New York......................        77       3,932,239       1.31       51,068       721        84.80       5,326    18.85
Ohio..........................        70       2,092,533       0.70       29,893       714        93.70       8,007    18.98
Oklahoma......................        30       1,097,853       0.37       36,595       703        89.80       4,212    24.13
Oregon........................       151       6,353,597       2.12       42,077       727        89.48       5,255    23.22
Pennsylvania..................        71       2,896,073       0.97       40,790       727        89.83       4,762    24.51
Rhode Island..................        13         527,738       0.18       40,595       719        86.57       4,442    18.02
South Carolina................        88       3,404,955       1.13       38,693       720        93.18       6,234    20.23
South Dakota..................         3         133,276       0.04       44,425       722        92.94       4,339    22.49
Tennessee.....................        27         867,168       0.29       32,117       720        95.82       4,505    17.02
Texas.........................         1          52,900       0.02       52,900       674        85.00       7,645    23.75
Utah..........................       114       3,962,444       1.32       34,758       719        93.40       4,734    23.32
Virginia......................       267      14,745,055       4.92       55,225       721        90.13       6,214    20.47
Vermont.......................        10         273,605       0.09       27,360       718        91.75       4,627    17.51
Washington....................       419      19,619,123       6.54       46,824       727        92.04       5,689    21.01
Wisconsin.....................        52       1,680,682       0.56       32,321       728        92.31       4,063    22.34
West Virginia.................        18         612,248       0.20       34,014       722        95.09       4,326    19.87
Wyoming.......................        17         623,149       0.21       36,656       714        87.42       4,775    23.26
                                   -----    ------------     ------      -------       ---       ------     -------    -----
   Total......................     6,413    $300,000,049     100.00%     $46,780       722        89.79%    $ 6,953    20.43%
                                   =====    ============     ======

                        Property Types of Group II Loans

                                                           Percent of
                                                              Loan
                                                           Group II by
                                  Number                     Cut-off                 Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date      Date        Average     Average    Average     Average    Average
                                 Group II     Principal     Principal    Principal    Credit     Combined   Residual    Junior
      Property Type                Loans       Balance       Balance      Balance      Score    LTV Ratio    Income     Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
Single Family Residence.......     4,109    $188,425,056      62.81%      $45,857       720       88.58%     $6,891     21.03%
PUD Detached..................     1,275      66,839,796      22.28        52,423       725       91.38       7,856     19.42
Condominium...................       600      25,740,617       8.58        42,901       724       92.28       5,907     19.83
PUD Attached..................       189       8,604,778       2.87        45,528       721       93.82       5,754     19.35
Multifamily (2-4 Units).......       148       6,519,804       2.17        44,053       725       91.13       6,316     17.35
Townhouse/
Rowhouse Attached.............        92       3,869,998       1.29        42,065       726       95.92       5,088     19.49
                                   -----    ------------      -----       -------       ---       -----      ------     -----
   Total......................     6,413    $300,000,049        100%      $49,780       722       89.79%     $6,953     20.43%
                                   =====    ============      =====

                         Lien Priority of Group II Loans

                                                           Percent of
                                                              Loan
                                                           Group II by
                                  Number                     Cut-off                 Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date      Date        Average     Average    Average     Average    Average
                                 Group II     Principal     Principal    Principal    Credit     Combined   Residual    Junior
        Lien Priority              Loans       Balance       Balance      Balance      Score    LTV Ratio    Income     Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
First Lien....................        34    $  2,716,675        0.91%     $79,902       730       58.14%     $3,056       NA
Second Lien...................     6,379     297,283,374       99.09       46,603       722       90.08       6,989     20.43
                                   -----    ------------      ------      -------       ---       -----      ------     -----
   Total......................     6,413    $300,000,049      100.00%     $46,780       722       89.79%     $6,953     20.43%
                                   =====    ============      ======

                        Occupancy Types of Group II Loans

                                                           Percent of
                                                              Loan
                                                           Group II by
                                  Number                     Cut-off                 Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date      Date        Average     Average    Average     Average    Average
          Occupancy              Group II     Principal     Principal    Principal    Credit     Combined   Residual    Junior
  (as indicated by Borrower)       Loans       Balance       Balance      Balance      Score    LTV Ratio    Income     Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
Primary.......................     6,092    $289,956,998       96.65%     $47,596       721       89.87%     $ 6,873    20.59%
Non-Owner Occupied............       209       5,780,103        1.93       27,656       738       88.77        7,499    16.38
2nd or Vacation...............       112       4,262,949        1.42       38,062       739       85.23       11,699    14.52
                                   -----    ------------      ------      -------       ---       -----      -------    -----
   Total......................     6,413    $300,000,049      100.00%     $46,780       722       89.79%     $ 6,953    20.43%
                                   =====    ============      ======

                      Principal Balances of Group II Loans

                                                           Percent of
                                                              Loan
                                                           Group II by
                                  Number                     Cut-off     Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date      Date        Average    Average     Average    Average
                                 Group II     Principal     Principal     Credit     Combined   Residual    Junior
  Range of Principal Balances      Loans       Balance       Balance       Score    LTV Ratio    Income     Ratio
------------------------------   --------   ------------   -----------   --------   ---------   --------   --------
$0.01 to $25,000.00...........     1,646    $ 27,154,472        9.05%       717       85.01%     $ 4,332    18.14%
$25,000.01 to $50,000.00......     2,662      98,691,895       32.90        717       91.24        4,755    18.24
$50,000.01 to $75,000.00......     1,199      73,597,909       24.53        718       92.06        6,124    19.97
$75,000.01 to $100,000.00.....       563      50,030,937       16.68        723       91.54        8,316    21.68
$100,000.01 to $125,000.00....       141      15,876,203        5.29        731       91.93        8,160    22.56
$125,000.01 to $150,000.00....        96      13,480,000        4.49        734       89.04       10,319    26.70
$150,000.01 to $175,000.00....        31       5,040,139        1.68        738       89.53       10,789    28.41
$175,000.01 to $200,000.00....        56      10,828,395        3.61        737       78.12       15,569    30.13
$200,000.01 to $225,000.00....         6       1,258,856        0.42        740       82.05       10,384    30.21
$225,000.01 to $250,000.00....         7       1,674,756        0.56        743       81.61       10,714    33.50
$250,000.01 to $275,000.00....         2         516,487        0.17        748       72.63       35,952    39.61
Greater than $300,000.00......         4       1,850,000        0.62        768       65.54       49,227    24.87
                                   -----    ------------      ------        ---       -----      -------    -----
   Total......................     6,413    $300,000,049      100.00%       722       89.79%     $ 6,953    20.43%
                                   =====    ============      ======

     As of the cut-off date, the average unpaid principal balance of the Group II Loans was approximately $46,780.

                         Gross Margins of Group II Loans

                                                            Percent of
                                                               Loan
                                                           Group II by
                                  Number                      Cut-off                Weighted    Weighted   Weighted   Weighted
                                    of      Cut-off Date       Date       Average     Average    Average     Average    Average
        Range of Gross           Group II     Principal     Principal    Principal    Credit     Combined   Residual    Junior
          Margins (%)              Loans       Balance       Balance      Balance      Score    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
Less than 0.000...............       20     $  2,000,442       0.67       $100,022      771       68.21%     $ 6,806    37.18%
0.000.........................       87        4,351,600       1.45%        50,018      752       67.47       11,838    26.35
0.001 to 0.500................      372       18,460,075       6.15         49,624      745       76.43        7,245    25.16
0.501 to 1.000................      584       30,356,614      10.12         51,981      732       76.78       10,210    26.29
1.001 to 1.500................      804       36,850,340      12.28         45,834      729       87.74        7,224    19.63
1.501 to 2.000................    1,089       48,122,570      16.04         44,190      735       91.99        7,574    18.08
2.001 to 2.500................      955       44,183,336      14.73         46,265      734       94.83        6,226    18.60
2.501 to 3.000................      841       40,411,147      13.47         48,051      713       94.53        6,589    18.53
3.001 to 3.500................      619       29,669,367       9.89         47,931      708       96.25        5,917    19.33
3.501 to 4.000................      500       22,821,675       7.61         45,643      693       97.42        5,186    19.64
4.001 to 4.500................      364       15,324,563       5.11         42,100      682       96.92        4,902    18.79
4.501 to 5.000................      148        6,335,798       2.11         42,809      666       97.57        4,819    20.69
5.001 to 5.500................       28        1,030,022       0.34         36,787      668       95.75        5,010    16.11
Over 5.5......................        2           82,500       0.03         41,250      660       86.82        5,020    14.82
                                  -----     ------------     ------       --------      ---       -----      -------    -----
   Total......................    6,413     $300,000,049     100.00%      $ 46,780      722       89.79%     $ 6,953    20.43%
                                  =====     ============     ======

     As of the cut-off date, the weighted average gross margin was approximately 2.25%.

                     Debt-to-Income Ratios of Group II Loans

                                                           Percent of
                                                              Loan
                                                           Group II by
                                  Number                     Cut-off                 Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date      Date        Average     Average    Average     Average    Average
   Range of Debt- to-Income      Group II     Principal    Principal     Principal    Credit    Combined    Residual    Junior
          Ratios (%)               Loans       Balance       Balance      Balance      Score    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
0 to 5.00.....................         4    $    225,740       0.08%      $56,435       712       92.11%    $181,225    13.68%
5.01 to 10.00.................        12         905,489       0.30        75,457       729       68.69       69,355    27.55
10.01 to 15.00................        29       1,471,608       0.49        50,745       748       83.39       25,884    21.26
15.01 to 20.00................        89       3,107,667       1.04        34,918       727       84.41       14,709    20.74
20.01 to 25.00................       247      10,743,883       3.58        43,498       734       84.45       12,478    23.56
25.01 to 30.00................       518      22,236,826       7.41        42,928       728       87.60       10,420    21.28
30.01 to 35.00................       916      38,802,145      12.93        42,360       724       89.76        7,532    19.66
35.01 to 40.00................     1,678      79,084,990      26.36        47,131       719       90.06        6,567    19.35
40.01 to 45.00................     1,968      96,889,688      32.30        49,233       720       90.31        5,413    20.71
45.01 to 50.00................       867      41,881,476      13.96        48,306       720       91.73        4,234    21.19
50.01 to 55.00................        85       4,650,536       1.55        54,712       727       91.73        4,156    19.78
                                   -----    ------------     ------       -------       ---       -----     --------    -----
   Total......................     6,413    $300,000,049     100.00%      $46,780       722       89.79%    $  6,953    20.43%
                                   =====    ============     ======

     As of the cut-off date, the weighted average debt-to-income ratio of the Group II Loans was approximately 39.16%.

                        Residual Income of Group II Loans

                                                           Percent of
                                                              Loan
                                                           Group II by
                                  Number                     Cut-off                 Weighted   Weighted    Weighted   Weighted
                                    of      Cut-off Date      Date        Average     Average    Average     Average    Average
                                 Group II     Principal    Principal     Principal    Credit    Combined    Residual    Junior
      Residential Income           Loans       Balance       Balance      Balance      Score    LTV Ratio    Income      Ratio
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------
Less than $1,500..............       102    $  2,428,025       0.81%      $23,804       712       89.76%     $ 1,241     21.49%
1,500 to 1,999................       347       9,737,653       3.25        28,062       718       93.41        1,780     21.61
2,000 to 2,999................     1,123      36,880,913      12.29        32,841       716       91.60        2,537     21.54
3,000 to 3,999................     1,297      51,219,264      17.07        39,491       718       91.24        3,494     21.36
4,000 to 4,999................     1,038      47,178,250      15.73        45,451       720       91.19        4,480     20.61
5,000 to 5,999................       727      37,312,524      12.44        51,324       724       90.88        5,458     20.71
$6,000 and Greater............     1,779     115,243,422      38.41        64,780       725       87.43       11,958     19.45
                                   -----    ------------     ------       -------       ---       -----      -------     -----
   Total......................     6,413    $300,000,049     100.00%      $46,780       722       89.79%     $ 6,953     20.43%
                                   =====    ============     ======

     As of the cut-off date, the weighted average residual income of the mortgagors for the Group II Loans was $6,953.

Underwriting Standards

     The following is a brief description of the various underwriting standards and procedures applicable to the home equity loans. For a more detailed description of the underwriting standards and procedures applicable to the home equity loans, see "Trust Asset Program--Underwriting Standards" and "Trust Asset Program--Guide Standards" in the prospectus. Many of the home equity loans have been underwritten by Residential Funding pursuant to an automated underwriting system. Any determination described below using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "Trust Asset Program--Underwriting Standards--Automated Underwriting" in the prospectus.

     The seller's underwriting standards relating to the home equity loans generally will conform to those published in the client guide, and the provisions of the guide applicable to the home equity program. The underwriting standards in the guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

     The underwriting standards require that home equity loans originated or purchased by the seller be fully documented or be supported by alternative documentation. For fully documented loans, a prospective borrower is required to complete a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records rather than by having the originator obtain independent verifications from third parties such as the borrower's employer or mortgage servicer.

     Residential Funding relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     Residual income is the amount of the mortgagor's gross monthly income remaining after deducting monthly mortgage payments on the home equity loan and all other mortgage loans secured by a senior or junior lien on the mortgaged property, and monthly debt service on debts listed on a credit report or other documentation obtained in connection with the underwriting of the home equity loan.

     In determining the adequacy of the mortgaged property as collateral for a home equity loan, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be determined by the purchase price of the mortgaged property, a statistical valuation or the stated value. In most cases, the underwriting standards of Residential Funding as to the home equity loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home equity loan. The home equity loans included in the mortgage pool generally were originated subject to a maximum combined LTV ratio of 100% and a maximum total monthly debt to income ratio of 55%. There can be no assurance that the combined LTV ratio or the debt to income ratio for any home equity loans will not increase from the levels established at origination.

     As to each home equity loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the home equity loan, in the case of the Group I Loans, or the credit limit, in the case of the Group II Loans, and (B) any outstanding principal balance, at origination of the home equity loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the value of the mortgaged property as determined by an appraisal or, if permitted by the origination guidelines of Residential Funding, the purchase price of the property, a statistical valuation or the stated value of the property. Regardless of the method of determination, the appraised value will generally be the value that was submitted in connection with the origination of the home equity loan. This value may have been determined at a time prior to the origination of the home equity loan. For example, if the home equity loan was originated at the same time, or within 24 months of, another loan secured by the same mortgaged property then the appraisal obtained in connection with the origination of the prior loan or the sales price may be used. Also, if the home equity loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. However, none of the home equity loans in the home equity loan pool will have a stated value which will be the value of the property as stated by the related mortgagor in his or her application. See "--Underwriting Standards" in this prospectus supplement and "Trust Asset Program--Underwriting Standards" and "Trust Asset Program--Guide Standards" in the prospectus.

     The underwriting standards may be varied in appropriate cases. There can be no assurance that every home equity loan in the mortgage pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home equity loans will be equivalent under all circumstances.

Representations and Warranties

     Each person that sold home equity loans to Residential Funding has made or will make limited representations and warranties regarding the related home equity loans, as of the date they are purchased by Residential Funding. However, those representations and warranties will not be assigned to the owner trustee or the indenture trustee for the benefit of the holders of the securities, so a breach of those representations and warranties will not be enforceable on behalf of the trust.

Additional Information

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the business day prior to the cut-off date, except as otherwise noted. Prior to the issuance of the notes, home equity loans may be removed from the home equity loan pool as a result of incomplete documentation or otherwise if the depositor deems that removal is necessary or appropriate. A limited number of other home equity loans may be added to the home equity loan pool prior to the issuance of the notes. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the notes are issued although the range of loan rates and maturities and some other characteristics of the home equity loans in the mortgage pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the notes and will be filed, together with the servicing agreement, the indenture, the trust agreement and the home equity loan purchase agreement, with the Commission within fifteen days after the initial issuance of the notes. In the event home equity loans are removed from or added to the home equity loan pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.

The Master Servicer

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will be responsible for master servicing the home equity loans under the servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus.

     Residential Funding will also be responsible for servicing the home equity loans in accordance with its servicing guide directly or through one or more subservicers. Responsibilities of Residential Funding will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the home equity loans, investor reporting, remittances to the indenture trustee and the owner trustee to accommodate payments to securityholders, follow up with subservicers with respect to home equity loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the servicing agreement.

     In addition, Residential Funding will take over collection activity and default management of the home equity loans, if such home equity loans become delinquent. Neither the master servicer nor any subservicer will be required to make advances relating to delinquent payments of principal and interest on the home equity loans.

     For information regarding foreclosure procedures, see "Description of the Securities--Servicing and Administration of Trust Assets--Realization Upon Defaulted Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding's business judgment, changes in Residential Funding's portfolio of home equity loans of the types included in the home equity loan pool that it services for its clients, applicable laws and regulations, and other considerations.

The Initial Subservicer

     Primary servicing for the home equity loans will initially be provided by HomeComings Financial Network, Inc., or HomeComings, an affiliate of the depositor and master servicer, under a subservicing agreement with the master servicer.

     HomeComings' executive offices are located at 2711 North Haskell, Suite 900, Dallas, Texas 75204.

Litigation

     Residential Funding and HomeComings are parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and HomeComings that the eventual outcome of any currently pending legal proceedings will not have a material adverse effect on their ability to perform their obligations in relation to the trust or the mortgage loans. However, no assurance can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or HomeComings.

Delinquency and Loss Experience of the Master Servicer's Portfolio

     The following tables summarize the delinquency and loss experience for all HELs and HELOCs originated or acquired by the master servicer. The data are presented for illustrative purposes only. There is no assurance that the delinquency and loss experience of the HELs or HELOCs will be similar to that shown in the following tables.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the master servicer's portfolio of HELs and HELOCs during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of HELS and HELOCs serviced for each period would be higher than those shown if a pool of HELs and HELOCs were artificially isolated at a point in time and the information showed the activity only with respect to those loans.

     There can be no assurance that the delinquency and foreclosure experience set forth below will be representative of the results that may be experienced with respect to the HELs and HELOCs in the home equity loan pool.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the business day prior to the cut-off date.

                      HEL Portfolio Delinquency Experience

                                  At December 31, 2000      At December 31, 2001       At December 31, 2002
                                -----------------------   ------------------------   ------------------------
                                By No.      By Dollar      By No.      By Dollar      By No.      By Dollar
                                  of        Amount of        of        Amount of        of        Amount of
                                Loans         Loans        Loans         Loans        Loans         Loans
                                ------   --------------   -------   --------------   -------   --------------
Total Active Portfolio.......   50,198   $1,708,348,494    57,189   $1,981,476,062    53,247   $1,815,747,306
Total Portfolio (Fund Amt)...   73,621    2,648,662,620   106,857    3,924,773,023   134,817    4,961,345,433
Period of Delinquency
   30 to 59 days.............      103        2,721,999       187        5,975,701       235        7,497,444
   60 to 89 days.............       35          973,070        67        2,690,296       103        3,412,339
   90 days or more...........      100        3,207,410       285        9,313,202       388       13,833,138
Total Delinquent Loans.......      238        6,902,479       539       17,979,199       726       24,742,921
Percent of Portfolio.........     0.47%            0.40%     0.94%            0.91%     1.36%            1.36%
Completed Foreclosures.......        2           56,616         4          260,421         7          338,386
Foreclosure %................     0.00%            0.00%     0.00%            0.01%     0.01%            0.01%
Completed Chargeoffs.........      382       10,765,668       567       15,409,577       881       24,568,821
Chargeoff %..................     0.52%            0.41%     0.53%            0.39%     0.65%            0.50%
App./Pending Foreclosure.....       17          515,801        29          958,437        13          399,674
App./Pending Foreclosure.....     0.03%            0.03%     0.05%            0.05%     0.02%            0.02%
App./Pending Chargeoffs......       38          975,388       N/A              N/A       N/A              N/A
App./Pending Chargeoffs......     0.08%            0.06%      N/A              N/A       N/A              N/A

                                  At December 31, 2003       At December 31, 2004          At June 30, 2005
                                ------------------------   ------------------------   ------------------------
                                 By No.      By Dollar      By No.      By Dollar      By No.      By Dollar
                                   of        Amount of        of        Amount of       of         Amount of
                                 Loans         Loans        Loans         Loans        Loans         Loans
                                -------   --------------   -------   --------------   -------   --------------
Total Active Portfolio.......    63,336   $2,188,742,922    70,196   $2,563,277,739    57,266   $2,042,506,828
Total Portfolio (Fund Amt)...   177,727    6,538,528,021   210,082    7,952,074,499   207,350    7,848,363,140
Period of Delinquency
   30 to 59 days.............       363       11,777,979       391       13,499,099       324       10,908,866
   60 to 89 days.............       164        5,857,040       196        7,171,741       134        4,472,457
   90 days or more...........       471       16,574,980       581       20,056,494       609       22,186,184
Total Delinquent Loans.......       998       34,209,999     1,168       40,727,335     1,067       37,567,507
Percent of Portfolio.........      1.58%            1.56%     1.66%            1.59%     1.86%            1.84%
Completed Foreclosures.......        10          347,872        29        1,284,412        29        1,284,412
Foreclosure %................      0.01%            0.01%     0.01%            0.02%     0.01%            0.02%
Completed Chargeoffs.........     1,330       37,892,369     1,758       52,358,604     1,900       56,565,367
Chargeoff %..................      0.75%            0.58%     0.84%            0.66%     0.92%            0.72%
App./Pending Foreclosure.....         7          175,642        39        1,376,623        18          610,318
App./Pending Foreclosure.....      0.01%            0.01%     0.06%            0.05%     0.03%            0.03%
App./Pending Chargeoffs......       N/A              N/A       N/A              N/A       N/A              N/A
App./Pending Chargeoffs......       N/A              N/A       N/A              N/A       N/A              N/A

o Completed Foreclosures in the table represents the aggregate of the outstanding principal balances of the related HELs for which foreclosure proceedings have been completed or a deed in lieu of foreclosure has been accepted and resulted in an REO property or alternative form of disposition.

o Completed Chargeoffs in the table represents the aggregate of the outstanding principal balances of the related HELs actually charged-off.

                     HELOC Portfolio Delinquency Experience

                                        At December 31, 2000      At December 31, 2001       At December 31, 2002
                                      -----------------------   ------------------------   ------------------------
                                      By No.      By Dollar      By No.      By Dollar      By No.      By Dollar
                                        of        Amount of        of        Amount of        of        Amount of
                                      Loans         Loans        Loans         Loans        Loans         Loans
                                      ------   --------------   -------   --------------   -------   --------------
Total Active HELOC Portfolio.......   33,179   $1,098,055,662    25,784   $  855,067,531    27,700   $  949,643,405
Total HELOC Portfolio (Line Amt)...   99,653    3,202,372,750   108,032    3,502,519,802   124,614    4,106,945,579
Period of Delinquency
   30 to 59 days...................      298        9,661,679       232        7,102,440       176        5,601,555
   60 to 89 days...................       64        2,364,294        73        2,420,525        66        2,080,233
   90 days or more.................      184        6,897,530       247        9,189,765       202        7,309,291
Total Delinquent Loans.............      546       18,923,503       552       18,712,730       444       14,991,080
Percent of Active Portfolio........     1.65%            1.72%     2.14%            2.19%     1.60%            1.58%
Completed Foreclosures.............       50        4,017,272        51        4,100,310        53        4,228,700
Foreclosure %......................     0.05%            0.13%     0.05%            0.12%     0.04%            0.10%
Completed Chargeoffs...............    1,216       44,122,250     1,401       49,520,600     1,553       53,660,773
Chargeoff %........................     1.22%            1.38%     1.30%            1.41%     1.25%            1.31%
App./Pending Foreclosure...........       34        1,422,190        62        3,079,499        36        1,548,985
App./Pending Foreclosure %.........     0.10%            0.13%     0.24%            0.36%     0.13%            0.16%
App./Pending Chargeoffs............       98        3,097,782       N/A              N/A       N/A              N/A
App./Pending Chargeoffs %..........     0.30%            0.28%      N/A              N/A       N/A              N/A

                                        At December 31, 2003       At December 31, 2004         At June 30, 2005
                                      ------------------------   ------------------------   ------------------------
                                       By No.      By Dollar      By No.      By Dollar      By No.      By Dollar
                                         of        Amount of        of        Amount of       of         Amount of
                                       Loans         Loans        Loans         Loans        Loans         Loans
                                      -------   --------------   -------   --------------   -------   --------------
Total Active HELOC Portfolio.......    32,243   $1,124,777,622    40,668   $1,493,706,593    42,051   $1,584,852,086
Total HELOC Portfolio (Line Amt)...   142,027    4,800,896,914   166,551    5,791,372,544   177,498    6,278,690,440
Period of Delinquency
   30 to 59 days...................       276        9,598,921       348       11,693,557       357       12,972,964
   60 to 89 days...................        94        2,668,938       117        3,594,967       116        3,622,574
   90 days or more.................       256       10,046,687       264        8,849,532       259        8,948,239
Total Delinquent Loans.............       626       22,314,545       729       24,138,055       732       25,543,777
Percent of Active Portfolio........      1.94%            1.98%     1.79%            1.62%     1.74%            1.61%
Completed Foreclosures.............        63        4,615,550                                   70        4,893,208
Foreclosure %......................      0.04%            0.10%     0.00%            0.00%     0.04%            0.08%
Completed Chargeoffs...............     1,665       56,823,926     1,772       59,660,355     1,828       61,373,459
Chargeoff %........................      1.17%            1.18%     1.06%            1.03%     1.03%            0.98%
App./Pending Foreclosure...........        19          756,443        28        1,148,531        24        1,021,329
App./Pending Foreclosure %.........      0.06%            0.07%     0.07%            0.08%     0.06%            0.06%
App./Pending Chargeoffs............       N/A              N/A       N/A              N/A       N/A              N/A
App./Pending Chargeoffs %..........       N/A              N/A       N/A              N/A       N/A              N/A

o Completed Foreclosures in the table represents the aggregate of the outstanding principal balances of the related HELOC loans for which foreclosure proceedings have been completed or a deed in lieu of foreclosure has been accepted and resulted in an REO property or alternative form of disposition.

o Completed Chargeoffs in the table represents the aggregate of the outstanding principal balances of the related HELOC loans actually charged-off.

                                   The Issuer

     The Home Equity Loan Trust 2005-HS1 is a statutory trust formed under the laws of the State of Delaware under the trust agreement for the purposes described in this prospectus supplement. The trust agreement constitutes the governing instrument under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuer will not engage in any activity other than:

     o acquiring and holding the home equity loans and the other assets of the issuer and related proceeds;

     o    issuing the notes and the certificates;

     o    making payments on the notes and the certificates; and

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

     The issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at 1100 N. Market Street, Wilmington, Delaware 19890-0001.

                                The Owner Trustee

     Wilmington Trust Company is the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment. However, none of the owner trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the trust agreement.

                              The Indenture Trustee

     JPMorgan Chase Bank, National Association is the indenture trustee under the indenture. The principal offices of the indenture trustee are located in New York, New York.

                               The Credit Enhancer

     The credit enhancer has supplied the following information for inclusion in this prospectus supplement. No representation is made by the depositor, seller, the master servicer, the indenture trustee or the underwriters as to the accuracy and completeness of this information.

     The credit enhancer, a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The credit enhancer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the credit enhancer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the credit enhancer or any claims under any insurance policy, including the Policies (as defined herein), issued by the credit enhancer.

     The credit enhancer is subject to the insurance laws and regulations of the State of New York, where the credit enhancer is domiciled, including Article 69 of the New York Insurance Law ("Article 69"), a comprehensive financial guaranty insurance statute. The credit enhancer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles ("SAP") and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty credit enhancer to financial guaranty insurance and certain related lines.

     For the six months ended June 30, 2005, and the years ended December 31, 2004 and December 31, 2003, the certificate insurer had written directly or assumed through reinsurance, guaranties of approximately $35.3 billion, $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 61%, 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $131.3 million, $323.6 million and $260.3 million, respectively. For the six months ended June 30, 2005, the certificate insurer had reinsured, through facultative and excess of loss arrangements, approximately 4.2% of the risks it had written.

     The following table sets forth the capitalization of the credit enhancer as of December 31, 2003, December 31, 2004, and June 30, 2005 respectively, on the basis of generally accepted accounting principles ("GAAP").

                      Financial Guaranty Insurance Company
                              CAPITALIZATION TABLE
                              (Dollars in Millions)

                                  December 31,   December 31,   June 30,
                                      2003           2004         2005
                                  ------------   ------------   --------
Unearned Premiums                    $  919         $1,043       $1,133
Other Liabilities                        86            121          149
Stockholder's Equity
   Common Stock                          15             15           15
   Additional Paid-in Capital         1,858          1,883        1,891
   Accumulated Other                      2             15           22
      Comprehensive Income
Retained Earnings                        94            265          378
Total Stockholder's Equity            1,969          2,178        2,306
                                     ------         ------       ------
Total Liabilities and
   Stockholder's Equity               2,974          3,342        3,588
                                     ======         ======       ======

     The audited financial statements of the credit enhancer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004, which are included in Exhibit 99.1 and the unaudited financial statements of the credit enhancer as of June 30, 2005 and for the three month and six month periods ended June 30, 2005 and 2004 which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the depositor on September 20, 2005 (SEC file number 333-110340) in connection with the registration statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading "The Credit Enhancer" or in such Exhibit 99.1 and 99.2, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the credit enhancer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the credit enhancer (if any) included in documents filed by the depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the term notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

     Copies of the credit enhancer's GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The credit enhancer's telephone number is (212) 312-3000.

Neither the credit enhancer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the term notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the credit enhancer and the policies set forth under the heading "The Credit Enhancer" and "Description of the Policies" herein. In addition, the credit enhancer makes no representation regarding the term notes or the advisability of investing in the term notes.

The Credit Enhancer's Credit Ratings

     The financial strength of the credit enhancer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. Each rating of the credit enhancer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the credit enhancer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the term notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the term notes. The credit enhancer does not guarantee the market price or investment value of the term notes nor does it guarantee that the ratings on the term notes will not be revised or withdrawn.

                    The Yield Maintenance Agreement Provider

     The yield maintenance agreement provider has supplied the following information for inclusion in this prospectus supplement. No representation is made by the depositor, seller, the master servicer, the indenture trustee or the underwriters as to the accuracy and completeness of this information.

     The yield maintenance agreement provider is a bankruptcy remote derivatives products company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The yield maintenance agreement provider has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. The yield maintenance agreement provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the yield maintenance agreement provider. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179.

                          Description of the Securities

General

     The term notes and the variable funding notes will be issued under the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

     The term notes will include the following six classes:

     o the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-I-5, referred to collectively in this prospectus supplement as the Class I Notes; and

     o    the Class A-II Notes.

     The  variable funding notes will include the following class:

     o the Class A-II variable funding notes, referred to in this prospectus supplement as the variable funding notes and together with the Class A-II Notes, the Class II Notes.

     The certificates will include the following four classes:

     o the Class SB-I, Class SB-II, Class R-I and Class R-II Certificates, which are not offered pursuant to this prospectus supplement.

     The term notes and the variable funding notes will be secured by the assets of the trust pledged by the issuer to the indenture trustee pursuant to the indenture, which will consist of:

     o    the Group I Loans and Group II Loans;

     o    additional draws under the Group II Loans conveyed to the trust;

     o those assets as from time to time that are identified as deposited in respect of the home equity loans in the Custodial Account and in the Payment Account as belonging to the trust;

     o property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

     o the financial guaranty insurance policy issued by the credit enhancer for the benefit of the Class I Notes;

     o the financial guaranty insurance policy issued by the credit enhancer for the benefit of the Class II Notes;

     o with respect to the Class A-I-1 Notes, the yield maintenance agreement; and

     o    proceeds of the foregoing.

     The Class A-II variable funding notes initially will be issued to Residential Funding and will correspond to the Group II Loans. The security balance of the Class A-II variable funding notes may be increased from time to time during the revolving period as long as an amortization event has not occurred in exchange for additional balances associated with the Group II Loans and sold to the trust under the home equity loan purchase agreement, if principal collections are insufficient or unavailable to cover the related draws. On any payment date after the end of the revolving period, so long as an amortization event has not occurred, the acquisition of all additional balances will be reflected in an increase in the security balance of the variable funding notes. However, the security balance of the Class A-II variable funding notes may not exceed $35,441,794.00, minus any amounts paid as principal on such variable funding notes, or such greater amount as may be permitted under the indenture. Initially the variable funding notes will have no security balance.

     The Class I Notes and the Class II Notes will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Book-Entry Notes

     The term notes will initially be issued as book-entry notes. Term note owners may elect to hold their term notes through the Depository Trust Company, or DTC, in the United States, or Euroclear or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. The book-entry notes will be issued in one or more securities which equal the aggregate security balance of the term notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical certificate, or definitive note, representing the security. Unless and until definitive term notes are issued, it is anticipated that the only holder of the term notes will be Cede & Co., as nominee of DTC. Term note owners will not be holders as that term is used in the indenture.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of those book-entry notes will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     Term note owners will receive all payments of principal and interest on the term notes from the indenture trustee through DTC and DTC participants. While the term notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among its participants on whose behalf it acts in connection with the term notes and is required to receive and transmit payments of principal and interest on the term notes.

     DTC participants and indirect participants with whom term note owners have accounts for term notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective term note owners. Accordingly, although term note owners will not possess physical certificates, the rules provide a mechanism by which term note owners will receive payments and will be able to transfer their interest.

     Term note owners will not receive or be entitled to receive definitive term notes representing their respective interests in the term notes, except under the limited circumstances described below. Unless and until definitive term notes are issued, term note owners who are not DTC participants may transfer ownership of term notes only through DTC participants and indirect participants by instructing the participants and indirect participants to transfer the term notes, by book-entry transfer, through DTC for the account of the purchasers of the term notes, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of term notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing term note owners.

     Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co. Payments on term notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions relating to book-entry notes, may be limited due to the lack of physical certificates for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the term notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the indenture trustee that, unless and until definitive term notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by term noteholders under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, relating to some term notes which conflict with actions taken relating to other term notes.

     Definitive term notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, if:

     (a) the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the book-entry notes and the depositor is unable to locate a qualified successor;

     (b) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry notes agree to initiate a termination; or

     (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating at least a majority of the security balances of the term notes advise DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive term notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive term notes, and subsequently the indenture trustee will recognize the holders of the definitive term notes as holders under the indenture.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of term notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I to this prospectus supplement.

     None of the depositor, the master servicer, the credit enhancer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     According to DTC, the foregoing information about DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     For additional information regarding DTC, Clearstream, Euroclear and the term notes, see "Description of the Notes--Form of Notes" in the prospectus.

Glossary of Terms

     The following terms have the meanings given below to help describe the cashflows on the term notes:

     Amortization Event--Any of the following:

     o the occurrence of some events relating to a violation of the seller's obligations under the home equity loan purchase agreement;

     o the occurrence of some events of insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities and similar proceedings relating to the seller or the issuer;

     o the issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     o a servicing default relating to the master servicer occurs under the servicing agreement and the master servicer is the seller;

     o the occurrence of a draw on the Policy and the failure of the master servicer to reimburse the credit enhancer for any amount owed by the master servicer to the credit enhancer pursuant to the insurance agreement on the account of such draw, which failure continues unremedied for a period of 90 days after written notice to the master servicer; or

     o the issuer is determined to be an association taxable as a corporation for federal income tax purposes.

     Bankruptcy Loss--A Debt Service Reduction or a Deficient Valuation.

     Class A-I-5 Lockout Distribution Amount--With respect to any payment date, the product of (a) the Class A-I-5 Lockout Percentage for that payment date and
(b) the Class A-I-5 Pro Rata Distribution Amount for that payment date. In no event shall the Class A-I-5 Lockout Distribution Amount for a payment date exceed the Class I Principal Distribution Amount or the aggregate principal balance of the Class A-I-5 Notes immediately prior to that payment date.

     Class A-I-5 Lockout Percentage--With respect to each payment date, the applicable percentage set forth below:

                                                          Class A-I-5
                   Payment Dates                       Lockout Percentage
----------------------------------------------------   ------------------
October 2005 through and including September 2008...            0%
October 2008 through and including September 2010...           45%
October 2010 through and including September 2011...           80%
October 2011 through and including September 2012...          100%
October 2012 and thereafter.........................          300%

     Class A-I-5 Pro Rata Distribution Amount--With respect to any payment date, an amount equal to the product of (a) a fraction, the numerator of which is the Note Principal Balance of the Class A-I-5 Notes immediately prior to that payment date and the denominator of which is the aggregate Note Principal Balance of the Class I Notes immediately prior to that payment date and (b) the Class I Principal Distribution Amount.

     Class I Notes--Collectively the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-I-5 Notes.

     Class I Principal Distribution Amount--With respect to any payment date, the amount of principal paid on the Class I Notes pursuant to clauses (b), (c) and (f) under "--Allocation of Payments--Group I Loans."

     Class II Notes--Collectively the Class A-II Notes and the Class A-II variable funding notes.

     Collection Period--As to any payment date, the calendar month preceding the month of that payment date.

     Debt Service Reduction--With respect to any home equity loan, a reduction by a court of competent jurisdiction in a bankruptcy proceeding in the scheduled monthly payment due on any due date for such home equity loan which becomes final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Deficiency Amount--(a) with respect to the Class I Notes and any payment date, the sum of (i) the excess, if any, of (A) the Interest Distribution Amount for the Class I Notes on such payment date over (B) the amount on deposit in the Payment Account available for interest distributions on the Class I Notes on such payment date, (ii) any Liquidation Loss Amount (other than any Excess Loss Amount) with respect to the Group I Loans for such payment date, to the extent not distributed as part of the Liquidation Loss Distribution Amount for the Class I Notes or covered by a reduction of the Group I Overcollateralization Amount on such payment date, (iii) any Excess Loss Amount with respect to Group I Loans for such payment date and (iv) the Guaranteed Payment Amount, if applicable; and

     (b) with respect to the Class II Notes and any payment date, the sum of (i) the excess, if any, of (A) the Interest Distribution Amount for the Class II Notes on such payment date over (B) the amount on deposit in the Payment Account available for interest distributions on the Class II Notes on such payment date,
(ii) any Liquidation Loss Amount (other than any Excess Loss Amount) with respect to the Group II Loans for such payment date, to the extent not distributed as part of the Group II Liquidation Loss Distribution Amount or covered by a reduction of the Group II Overcollateralization Amount, (iii) any Excess Loss Amount with respect to Group II Loans for such payment date and (iv) the Guaranteed Payment Amount, if applicable.

     Deficient Valuation--With respect to any home equity loan, a valuation by a court of competent jurisdiction in a bankruptcy proceeding of the mortgaged property in an amount less than the then outstanding indebtedness under the home equity loan and any senior lien on the mortgaged property, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment due on any due date that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable.

     Excess Loss Amount-- On any payment date, with respect to the Group I Loans, any Liquidation Loss Amounts on the Group I Loans for the related Collection Period that, when added to the aggregate of the Liquidation Loss Amounts on the Group I Loans for all preceding Collection Periods, exceed an amount equal to 11.25% of the cut-off date principal balance of the Group I Loans.

     Excess Loss Amounts will not be covered by excess interest or by a reduction in the Group I Overcollateralization Amount. Any Excess Loss Amount with respect to Group I Loans, however, will be covered by the Group I Policy and, in the event payments are not made as required under the Group I Policy, Excess Loss Amounts will be allocated on a pro rata basis to the Class I Notes based on their outstanding security balances.

     On any payment date, with respect to the Group II Loans, any Liquidation Loss Amounts on the Group II Loans for the related Collection Period that, when added to the aggregate of the Liquidation Loss Amounts on the Group II Loans for all preceding Collection Periods, exceed an amount equal to 11.25% of the cut-off date principal balance of the Group II Loans.

     Excess Loss Amounts will not be covered by excess interest or by a reduction in the Group II Overcollateralization Amount. Any Excess Loss Amount with respect to Group II Loans, however, will be covered by the Group II Policy and, in the event payments are not made as required under the Group II Policy, Excess Loss Amounts will be allocated on a pro rata basis to the Class II Notes based on their outstanding security balances.

     Group I Loans--The home equity mortgage loans in Loan Group I.

     Group I Net WAC Cap Shortfall--On any payment date and with respect to each class of Class I Notes, the excess, if any, of (x) interest that would have accrued on the related notes at the applicable Note Rate without application of the Group I Net WAC Rate over (y) interest accrued thereon at the Group I Net WAC Rate.

     Group I Net WAC Rate--With respect to any payment date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Loans, as of the first day of the month preceding the month in which that payment date occurs. With respect to the Class A-I-1 Notes, the Group I Net WAC Rate will be further adjusted to account for the actual over 360-day interest calculation method.

     Group I Overcollateralization Amount--With respect to the Class I Notes, and any payment date, the amount, if any, by which (x) the aggregate principal balance of the Group I Loans as of the end of the related Collection Period exceeds (y) the aggregate security balance of the Class I Notes immediately prior to that payment date, after application of Principal Collections with respect to the Group I Loans and excess interest available to pay any Liquidation Loss Distribution Amount for that payment date.

     Group I Overcollateralization Floor--An amount equal to 0.50% of the aggregate principal balance of the Group I Loans as of the cut-off date, or approximately $2,750,000.

     Group I Overcollateralization Increase Amount--With respect to the Class I Notes, an amount equal to the lesser of (i) excess interest on the Group I Loans not distributed on that payment date as a Liquidation Loss Distribution Amount or as a payment to the credit enhancer for the premium on the Group I Policy or as reimbursement for prior draws on the Group I Policy and (ii) the excess, if any, of (x) the Group I Required Overcollateralization Amount for that payment date over (y) the Group I Overcollateralization Amount for that payment date. The application of excess interest to the payment of principal on the Class I Notes has the effect of accelerating the amortization of the Class I Notes relative to the amortization of the Group I Loans.

     Group I Policy--The financial guaranty insurance policy provided by Financial Guaranty Insurance Company, dated as of September 23, 2005, with respect to the Class I Notes.

     Group I Required Overcollateralization Amount-- With respect to any payment date prior to the Group I Stepdown Date, an amount equal to 2.10% of the aggregate principal balance of the Group I Loans as of the cut-off date. With respect to any payment date on or after the Group I Stepdown Date and subject to certain tests set forth in the indenture, the lesser of (a) the initial Group I Required Overcollateralization

Amount and (b) the greater of (x) 4.20% of the aggregate principal balance of the Group I Loans after applying payments received in the related Collection Period and (y) the Group I Overcollateralization Floor.

     In addition, the Group I Required Overcollateralization Amount may be reduced with the prior consent of the credit enhancer and so long as written confirmation is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of term notes by that rating agency below the lower of the then-current rating or the rating assigned to those term notes as of the closing date by that rating agency without taking into account the Group I Policy.

     Group I Stepdown Date--The later to occur of (x) the payment date in April 2008 and (y) the payment date on which the aggregate principal balance of the Group I Loans after applying payments received in the related Collection Period is less than 50% of the initial aggregate principal balance of the Group I Loans as of the cut-off date, subject to the satisfaction of certain conditions as set forth in the indenture.

     Group II Loans--The home equity revolving credit loans in Loan Group II.

     Group II Net WAC Cap Shortfall--On any payment date and with respect to the Class II Notes, the excess, if any, of (x) interest that would have accrued on the Class II Notes at the applicable Note Rate without application of the Group II Net WAC Rate over (y) interest accrued thereon at the Group II Net WAC Rate.

     Group II Net WAC Rate--With respect to any payment date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Loans, as of the first day of the month preceding the month in which that payment date occurs, adjusted to account for the actual over 360-day interest calculation method.

     Group II Overcollateralization Amount--With respect to the Class II Notes, and any payment date, the amount, if any, by which (x) the aggregate principal balance of the Group II Loans as of the end of the related Collection Period exceeds (y) the aggregate security balance of the Class II Notes on that payment date, after application of (i) Net Principal Collections or Principal Collections with respect to the Group II Loans, as the case may be, (ii) excess interest available to pay any Liquidation Loss Distribution Amount, and (iii) increases, if any, in the security balance of the variable funding notes due to the acquisition of additional balances for such date.

     Group II Overcollateralization Floor--An amount equal to 0.50% of the aggregate principal balance of the Group II Loans as of the cut-off date, or approximately $1,500,000.

     Group II Overcollateralization Increase Amount--With respect to the Class II Notes, and any payment date, an amount equal to the lesser of (i) excess interest on the Group II Loans not distributed on that payment date as a Liquidation Loss Distribution Amount or as a payment to the credit enhancer for the premium on the Group II Policy or as reimbursement for prior draws on the Group II Policy and (ii) the excess, if any, of (x) the Group II Required Overcollateralization Amount for that payment date over (y) the Group II Overcollateralization Amount for that payment date. The application of excess interest to the payment of principal on the Class II Notes has the effect of accelerating the amortization of the Class II Notes relative to the amortization of the Group II Loans.

     Group II Policy--The financial guaranty insurance policy provided by Financial Guaranty Insurance Company, dated as of September 23, 2005, with respect to the Class II Notes.

     Group II Required Overcollateralization Amount--With respect to any payment date prior to the Group II Stepdown Date, 1.40% of the aggregate principal balance of the Group II Loans as of the cut-off date. With respect to any payment date on or after the Group II Stepdown Date and subject to certain tests set forth in the indenture, the lesser of (a) the initial Group II Required Overcollateralization Amount and (b) the greater of (x) 2.80% of the aggregate principal balance of the Group II Loans after applying payments received in the related Collection Period and (y) the Group II Overcollateralization Floor.


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


     In addition, the Group II Required Overcollateralization Amount may be reduced with the prior written consent of the credit enhancer so long as written confirmation is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of term notes by that rating agency below the lower of the then-current rating or the rating assigned to those term notes as of the closing date by that rating agency without taking into account the Group II Policy.

     Group II Stepdown Date--The later of (x) the payment date in April 2008 and
(y) the payment date on which the aggregate principal balance of the Group II Loans after applying payments received in the related Collection Period is less than 50% of the initial aggregate principal balance of the Group II Loans as of the cut-off date, subject to the satisfaction of certain conditions as set forth in the indenture.

     Guaranteed Payment Amount--(a) with respect to the Class I Notes and the related Class or Classes of the Class I Notes, (i) the aggregate outstanding security balance of the Class A-I-1 Notes and Class A-I-2 Notes on the payment date in July 2020, after giving effect to all other distributions of principal on the Class A-I-1 Notes and Class A-I-2 Notes on such payment date, (ii) the aggregate outstanding security balance of the Class A-I-3 Notes on the payment date in February 2021, after giving effect to all other distributions of principal on the Class A-I-3 Notes on such payment date and (iii) the aggregate outstanding security balance of the Class A-I-4 Notes and Class A-I-5 Notes on the payment date in September 2035, after giving effect to all other distributions of principal on the Class A-I-4 Notes and Class A-I-5 Notes on such payment date; and

     (b) with respect to the Class II Notes, the aggregate outstanding security balance of the Class II Notes on the payment date in October 2035, after giving effect to all other distributions of principal on the Class II Notes on such payment date.

     Insured Payment--(a) As of any payment date, any Deficiency Amount and (b) any Preference Amount.

     Interest Accrual Period--With respect to the Class I Notes, other than the Class A-I-1 Notes, and any payment date, the calendar month preceding the month in which the payment date occurs. With respect to the Class A-I-1 Notes and the Class II Notes, (a) as to the payment date in October 2005, the period commencing on the closing date and ending on the day preceding the payment date in October 2005, and (b) as to any payment date after the payment date in October 2005, the period beginning on the payment date in the month immediately preceding the month in which that payment date occurs and ending on the day prior to that payment date.

     Interest Collections--As to any payment date and the Group I Loans, the sum of (x) the amounts collected during the related Collection Period, including Net Liquidation Proceeds and principal prepayments, allocated to interest pursuant to the terms of the related mortgage note, reduced by the master servicing fees and subservicing fees with respect to the Group I Loans for that Collection Period and (y) the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the Group I Loans by the master servicer.

     As to any payment date and the Group II Loans, the sum of (x) the amounts collected during the related Collection Period, including Net Liquidation Proceeds and principal prepayments, allocated to interest pursuant to the terms of the related credit line agreements exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust following an Amortization Event, reduced by the master servicing fees and subservicing fees with respect to the Group II Loans for that Collection Period and (y) the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the Group II Loans by the master servicer.

     Interest Distribution Amount--With respect to the Class I Notes or the Class II Notes, and any payment date, an amount equal to interest accrued during the related Interest Accrual Period on those classes of notes on their respective security balance immediately prior to that payment date, at the related Note Rate, minus the amount of any Relief Act Shortfalls on the home equity loans in Loan Group I, in the case of the Class I Notes or Relief Act Shortfalls on the home equity loans in Loan Group II, in the case of Class II Notes during the related Collection Period allocated to those classes, and minus, in the case of the Class I Notes, any Prepayment Interest Shortfalls on the Group I Loans during the related Collection Period allocated to those classes.

     LIBOR--The London interbank offered rate for United States dollar deposits determined as described in this prospectus supplement.

     Liquidated Loan--As to any home equity loan and any payment date, any home equity loan for which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds that it expects to recover from the disposition of the related mortgaged property have been recovered. In addition, the master servicer will treat any home equity loan that is 180 days or more delinquent as having been finally liquidated.

     Liquidation Loss Amount--As to any Liquidated Loan, the unrecovered principal balance of that loan at the end of the related Collection Period in which that home equity loan became a Liquidated Loan, after giving effect to the Net Liquidation Proceeds applied in reduction of the principal balance of that Liquidated Loan. If a Bankruptcy Loss has occurred with respect to any home equity loan, the amount of the Bankruptcy Loss will be treated as a Liquidation Loss Amount.

     Liquidation Loss Distribution Amount--As to the Group I Loans and any payment date, an amount equal to (A) 100% of the Liquidation Loss Amounts (other than Excess Loss Amounts) incurred with respect to the Group I Loans during the related Collection Period, plus (B) any Liquidation Loss Amounts (other than Excess Loss Amounts) remaining undistributed from any preceding payment date, provided that any Liquidation Loss Amount described in this clause (B) will not be required to be paid to the extent that the applicable Liquidation Loss Amount was paid on the Class I Notes by excess interest, or a draw on the Group I Policy, or was reflected in the reduction of the Group I Overcollateralization Amount.

     As to the Group II Loans and any payment date, an amount equal to (A) 100% of the Liquidation Loss Amounts (other than any Excess Loss Amounts) incurred with respect to the Group II Loans during the related Collection Period, plus
(B) any Liquidation Loss Amounts (other than any Excess Loss Amounts) incurred with respect to the Group II Loans remaining undistributed from any preceding payment date, provided that any Liquidation Loss Amount described in this clause
(B) will not be required to be paid to the extent that the applicable Liquidation Loss Amount was paid on the Class A-II Notes and the Class A-II variable funding notes by means of excess interest, or a draw on the Group II Policy, or was reflected in the reduction of the Group II Overcollateralization Amount.

     Loan Group--Loan Group I or Loan Group II.

     Net Liquidation Proceeds--As to any Liquidated Loan, the proceeds, excluding amounts drawn on the Group I Policy and the Group II Policy, received in connection with the liquidation of the home equity loan, whether through trustee sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the proceeds that exceeds the principal balance of the home equity loan at the end of the Collection Period immediately preceding the Collection Period in which that home equity loan became a Liquidated Loan.

     Net Mortgage Rate--With respect to any home equity loan, the mortgage rate thereon minus the rates at which the master servicing, subservicing fees and the related Policy premium are paid.

     Net Principal Collections--On any payment date and with respect to the Group II Loans, the excess, if any, of (x) Principal Collections with respect to the Group II Loans for that payment date over (y) the aggregate amount of additional balances created during the related Collection Period and conveyed to the trust.

     Net WAC Rate--The Group I Net WAC Rate or the Group II Net WAC Rate.

     Net WAC Cap Shortfall--The Group I Net WAC Cap Shortfall or the Group II Net WAC Cap Shortfall, as applicable.

     Note Rate--With respect to:

     o the Class A-I-1 Notes, the lesser of (1) a per annum rate equal to LIBOR plus 0.12% and (2) the Group I Net WAC Rate;

     o the Class A-I-2 Notes, the lesser of (1) 4.660% per annum and (2) the Group I Net WAC Rate;

     o the Class A-I-3 Notes, the lesser of (1) 4.830% per annum and (2) the Group I Net WAC Rate;

     o the Class A-I-4 Notes, the lesser of (1) in the case of any payment date up to and including the Step-Up Date, 5.110% per annum, and in the case of any payment date thereafter, 5.610% per annum and (2) the Group I Net WAC Rate; and

     o the Class A-I-5 Notes, the lesser of (1) 4.910% per annum, and (2) the Group I Net WAC Rate.

     With respect to the Class A-II Notes and the Class A-II variable funding notes, the least of (x) a per annum rate equal to LIBOR plus 0.21%, (y) 17.25% per annum and (z) the Group II Net WAC Rate.

     Policy--Each of the Group I Policy and the Group II Policy or both, as applicable.

     Preference Amount--Any amount previously distributed to a noteholder on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Prepayment Interest Shortfalls--With respect to any Group I Loan and any payment date, the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from mortgagor prepayments during the related Collection Period. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the home equity loans as of the due date immediately preceding the date of prepayment. To the extent available, excess interest on the home equity loans in Loan Group I will be used to offset Prepayment Interest Shortfalls during the current or any prior Collection Period. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient to cover those shortfalls in full. Prepayment Interest Shortfalls may remain unpaid on the final payment date.

     Principal Collections--On any payment date with respect to the Group I Loans, the sum of:

     o the amount collected during the related Collection Period, including Net Liquidation Proceeds and principal prepayments, allocated to principal pursuant to the terms of the related mortgage notes;

     o any substitution adjustment amounts and the principal portion of the repurchase price for any deleted loans; and

     o the cash purchase price paid in connection with any optional purchase of the Group I Loans by the master servicer.

     On any payment date with respect to the Group II Loans, the sum of:

     o the amount collected during the related Collection Period, including Net Liquidation Proceeds and principal prepayments, allocated to principal pursuant to the terms of the credit line agreements exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust following an Amortization Event;

     o any substitution adjustment amounts and the principal portion of the repurchase price for any deleted loans; and

     o the cash purchase price paid in connection with any optional purchase of the Group II Loans by the master servicer.

     Principal Collection Distribution Amount--With respect to the Class I Notes, on any payment date, the lesser of (a) the excess of (i) the P&I Collections for Loan Group I over (ii) the Interest Distribution Amount for the Class I Notes and (b) the aggregate amount described below:

     (i) the principal portion of all scheduled monthly payments on the Group I Loans received in the related Collection Period;

     (ii) the principal portion of all proceeds of the repurchase of the Group I Loans, or, in the case of a substitution, amounts representing a principal adjustment during the related Collection Period; and

     (iii) the principal portion of all other collections received on the Group I Loans during the related Collection Period, or deemed to be received during the related Collection Period, including, without limitation, full and partial principal prepayments made by the respective mortgagors; provided however, on any payment date on which the Group I Overcollateralization Amount that would result without application of this proviso exceeds the Group I Required Overcollateralization Amount, the related Principal Collection Distribution Amount will be reduced by the amount of such excess to an amount not less than zero.

     With respect to the Class A-II Notes, on any payment date, an amount equal to (x) Net Principal Collections on the Group II Loans for that payment date, so long as no Amortization Event has occurred and such payment date is during the Revolving Period, or (y) the related Principal Collections on Group II Loans for such payment date if an Amortization Event has occurred or if the payment date is after the end of the Revolving Period; provided however, on any payment date on which the Group II Overcollateralization Amount that would result without application of this proviso exceeds the Group II Required Overcollateralization Amount, the related Principal Collection Distribution Amount will be reduced by such excess to an amount not less than zero.

     P&I Collections--On any payment date with respect to Loan Group I, the sum of the related Interest Collections and the related Principal Collections for that payment date.

     On any payment date with respect to Loan Group II, the sum of Interest Collections for that payment date and, so long as an Amortization Event has not occurred and if during the Revolving Period, Net Principal Collections for that payment date, or if an Amortization Event has occurred or the Revolving Period has ended, Principal Collections for the applicable payment date, in each case with respect to the Group II Loans.

     With respect to unscheduled collections on the home equity loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the P&I Collections for the payment date in the month of receipt, but is not obligated to do so. Any amount with respect to which this election is made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to any class of notes.

     Record Date--With respect to any notes, other than the Class A-I-1 Notes and Class II Notes, and any payment date, the close of business on the last business day of the preceding calendar month. With respect to the Class A-I-1 Notes and Class II Notes and any payment date, the close of business on the day prior to that payment date.

     Relief Act Shortfall--Any reduction in the amount of interest due on a home equity loan as a result of the application of the Servicemembers Civil Relief Act or similar legislation or regulations. For purposes of calculating the net WAC rates, the loan rate on a home equity loan will not be deemed reduced by operation of the Relief Act. As a result, the weighted average loan rates used to calculate the Group I Net WAC Rate and the Group II Net WAC Rate will not be reduced by application of the Relief Act on a home equity loan. Relief Act Shortfalls on a home equity loan will be applied to reduce the Interest Distribution Amount on each class of related notes on a pro rata basis in accordance with the amount of interest that would be payable on those classes absent that reduction.

     Revolving Period--The period commencing on the Closing Date and ending on September 30, 2010.

     Step-Up Date--The second payment date on which the master servicer can exercise its right to purchase all of the Group I Loans or the Class I Notes, as applicable, as described in "--Maturity and Optional Redemption" in this prospectus supplement.

     Yield Maintenance Agreement Notional Balance and Strike Rate--With respect to any payment date specified below, the Yield Maintenance Agreement Notional Balance shall be the lesser of (1) the security balance of the Class A-I-1 Notes immediately prior to that payment date and (2) the amount as specified below for that payment date, and the Yield Maintenance Agreement Strike Rate shall be the amount as specified below for that payment date:

Payment Date                Notional Balance ($)   Strike Rate (%)
------------                --------------------   ---------------
November 2005                    303,181,092            6.810
December 2005                    293,421,715            7.040
January 2006                     282,878,656            6.810
February 2006                    271,643,467            6.810
March 2006                       259,716,876            7.550
April 2006                       247,050,760            6.810
May 2006                         233,851,312            7.040
June 2006                        220,052,033            6.810
July 2006                        205,748,176            7.040
August 2006                      191,234,512            6.810
September 2006                   177,873,881            6.810
October 2006                     164,914,970            7.040
November 2006                    152,345,775            6.810
December 2006                    140,154,649            7.040
January 2007                     128,330,293            6.810
February 2007                    116,861,740            6.810
March 2007                       105,738,354            7.550
April 2007                        94,949,813            6.810
May 2007                          84,486,101            7.040
June 2007                         74,337,504            6.810
July 2007                         64,494,592            7.040
August 2007                       54,949,766            6.810
September 2007                    45,795,582            6.810

Payment Date                Notional Balance ($)   Strike Rate (%)
------------                --------------------   ---------------
October 2007                      37,019,971            7.040
November 2007                     28,604,969            6.810
December 2007                     20,533,572            7.040
January 2008                      12,789,679            6.810
February 2008                      5,358,043            6.810
March 2008 and thereafter                  0                0

Payments on the Notes

     Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month or, if that day is not a business day, then the next succeeding business day, beginning in October 2005. Each of these dates is referred to as a payment date. Payments on the term notes will be made to the persons in whose names the term notes are registered at the close of business on the related Record Date. See "Description of The Notes--Payments" in the prospectus.

     Payments will be made by check or money order mailed or, upon the request of a holder owning term notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled thereto which, in the case of book-entry notes, will be DTC or its nominee as it appears on the security register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment on the term notes will be made only upon presentation and surrender of the term notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York, Pennsylvania, Texas, Illinois or Delaware are required or authorized by law to be closed.

Interest Payments on the Notes

     Interest payments will be made on the notes on each payment date at the applicable Note Rate for the related Interest Accrual Period, minus the amount of (a) any Relief Act Shortfalls on the home equity loans in Loan Group I, in the case of Class I Notes and (b) any Relief Act Shortfalls on the home equity loans in Loan Group II, in the case of Class II Notes, in each case, during the related Collection Period, and minus, in the case of the Class I Notes, any Prepayment Interest Shortfalls on the Group I Loans during the related Collection Period. Holders of the Class A-I-1 Notes will also be entitled to receive payments, if any, made pursuant to the yield maintenance agreement up to the amount of the Group I Net WAC Cap Shortfall on the Class A-I-1 Notes on that payment date.

     Relief Act Shortfalls incurred on the home equity loans in any Loan Group in any Collection Period will be allocated to the Class I Notes or the Class A-II Notes and Class A-II variable funding notes, as applicable, on the related payment date on a pro rata basis in accordance with the amount of accrued interest payable on that class on that payment date absent those reductions. Relief Act Shortfalls allocated to any class of notes on a payment date will be paid only to the extent that excess interest on the related home equity loans is available for that purpose and only to the extent such Relief Act Shortfalls occur during the Collection Period related to such payment date, as described under "--Allocation of Payments." No assurance can be given that the amounts available to cover Relief Act Shortfalls will be sufficient to cover those shortfalls in full.

     Prepayment Interest Shortfalls on the Group I Loans in connection with prepayments received in a Collection Period will be allocated to each class of the Class I Notes on the related payment date, on a pro rata basis in accordance with the amount of accrued interest payable on that class on that payment date absent those reductions, and will be paid only to the extent that excess interest on the Group I Loans is available for that purpose, as described under "--Allocation of Payments." No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient to cover those shortfalls in full. Prepayment

Interest Shortfalls may remain unpaid on the final payment date.

     On any payment date on which interest accrued on the Class I Notes or Class II Notes during the related Interest Accrual Period at the related Note Rate is less than the interest that would have accrued on those notes without the application of the Group I Net WAC Rate or Group II Net WAC Rate, as applicable, the amount of the resulting Group I Net WAC Cap Shortfall, after giving effect, in the case of the Class A-I-1 Notes, to payments made pursuant to the yield maintenance agreement, will not be included as interest payments on the related class of Class I Notes for that payment date and the resulting Group II Net WAC Cap Shortfall will not be included as interest payments on the Class A-II Notes and Class A-II variable funding notes for that payment date. Any Group I Net WAC Cap Shortfall, after giving effect, in the case of the Class A-I-1 Notes, to payments made pursuant to the yield maintenance agreement, or Group II Net WAC Cap Shortfall will be payable from excess interest to the extent available for that purpose, as described under "--Allocations of Payments." Any Group I Net WAC Cap Shortfall, after giving effect, in the case of the Class A-I-1 Notes, to payments made pursuant to the yield maintenance agreement, not covered by excess interest on the payment date it was incurred will accrue interest at the applicable Note Rate for the related class of Class I Notes, as adjusted from time to time, and will be paid on future payment dates on a pro rata basis based on the respective amounts of unpaid Group I Net WAC Cap Shortfalls, but only to the extent that excess interest on the Group I Loans is available for that purpose, as described under "--Allocation of Payments." Similarly, any Group II Net WAC Cap Shortfall not covered by excess interest on the payment date it was incurred will accrue interest at the applicable Note Rate for the applicable Class II Notes, as adjusted from time to time, and will be paid on future payment dates on a pro rata basis with the related variable funding notes based on the respective amounts of unpaid Group II Net WAC Cap Shortfalls, but only to the extent that excess interest on the Group II Loans is available for that purpose, as described under "--Allocation of Payments." Group I Net WAC Cap Shortfalls allocated to the Class I Notes will not be covered by the Group I Policy, and may remain unpaid on the final payment date. Group II Net WAC Cap Shortfalls allocated to the Class A-II Notes and Class A-II variable funding notes will not be covered by the Group II Policy, and may remain unpaid on the final payment date. In addition, the securities ratings on the notes do not address the likelihood of the receipt of any amounts in payment of Group I Net WAC Cap Shortfalls or Group II Net WAC Cap Shortfalls or the likelihood that payments will be received from the yield maintenance agreement provider.

     Interest on the notes will accrue during the related Interest Accrual Period, on the basis of the actual number of days in the Interest Accrual Period and a 360-day year, in the case of the Class A-I-1 Notes and the Class II Notes, and on the basis of a 360-day year composed of twelve 30-day months, in the case of the remaining classes of notes.

Determination of LIBOR

     The Note Rate on the Class A-I-1 Notes and the Class II Notes for any Interest Accrual Period, including the initial Interest Accrual Period, will be determined on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date.

     On each LIBOR rate adjustment date, LIBOR shall be established by the indenture trustee, and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page (or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the master servicer and the credit enhancer), the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the

London interbank market, selected by the indenture trustee after consultation with the master servicer and the credit enhancer. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate security balance of the Class A-I-1 Notes and the Class II Notes then outstanding. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the master servicer and the credit enhancer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate security balance of the Class A-I-1 Notes and the Class II Notes then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior payment date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a payment date would be based on LIBOR for the previous payment date for the third consecutive payment date, the indenture trustee shall select an alternative comparable index, over which the indenture trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published, or otherwise made available, by an independent party. LIBOR business day means any day other than (a) a Saturday or a Sunday or
(b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the indenture trustee and the indenture trustee's subsequent calculation of the Note Rates applicable to the Class A-I-1 Notes and the Class II Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Payments on the Notes

Class I Notes

     On each payment date, other than the payment date in July 2020, in the case of the Class A-I-1 Notes and Class A-I-2 Notes, other than the payment date in February 2021, in the case of the and Class A-I-3 Notes and other than the payment date in September 2035, in the case of the Class A-I-4 Notes and Class A-I-5 Notes, principal payments will be due and payable on the Class I Notes in a total amount equal to the Principal Collection Distribution Amount, together with any Group I Overcollateralization Increase Amount and the Liquidation Loss Distribution Amount with respect to the Group I Loans for that payment date, as and to the extent described below. In addition, on each payment date, the credit enhancer is required under the Group I Policy to pay any Excess Loss Amount for that payment date and any other Liquidation Loss Amount not covered from excess interest or the Group I Overcollateralization Amount for that payment date, as described under "--Description of the Policies" below.

     On the payment date in July 2020, principal payments will be due and payable on the Class A-I-1 Notes and Class A-I-2 Notes in amounts equal to the related security balance, if any. On the payment date in February 2021, principal payments will be due and payable on the Class A-I-3 Notes in amounts equal to the related security balance, if any. On the payment date in September 2035, principal payments will be due and payable on the Class A-I-4 Notes and Class A-I-5 Notes in amounts equal to the related security balance, if any. In no event will principal payments on any class of Class I Notes on any payment date exceed the related security balance on that date.

Class II Notes

     On each payment date, other than the payment date in October 2035, principal payments will be due and payable on the Class II Notes in an amount equal to the Principal Collection Distribution Amount with respect to the Class II Notes, together with any Group II Overcollateralization Increase Amount and the Liquidation Loss Distribution Amount with respect to the Group II Loans for that payment date, as and to the extent described below. In addition, on each payment date, the credit enhancer is required under the Group II Policy to pay any Excess Loss Amount for that payment date and any other Liquidation Loss Amount not


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covered from excess interest or the Group II Overcollateralization Amount for that payment date, as described under "--Description of the Policies" below.

     On the payment date in October 2035, principal will be due and payable on the Class II Notes, in amounts equal to the security balances, if any, of the Class II Notes on that payment date. In no event will principal payments on any class of Class II Notes on any payment date exceed the security balance of such class on that date.

Allocation of Payments

General

     The indenture trustee on behalf of the trust will establish the Payment Account into which the master servicer will remit to the indenture trustee for deposit P&I Collections for each payment date on the business day prior thereto. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

     The Class I Notes will not be entitled to receive payments from collections on the Group II Loans under any circumstances, and the Class II Notes will not be entitled to receive payments from collections on the Group I Loans under any circumstances.

Group I Loans

     On each payment date, P&I Collections relating to the Group I Loans and payments made under the Group I Policy will be allocated from the Payment Account in the following order of priority:

          (a) first, to pay the Interest Distribution Amount for the Class I Notes for that payment date;

          (b) second, to pay as principal on the Class I Notes the Principal Collection Distribution Amount with respect to the Class I Notes for that payment date, to be allocated as described under "--Priority of Distributions of Principal on the Class I Notes;"

          (c) third, to pay as principal on the Class I Notes an amount equal to the Liquidation Loss Distribution Amount with respect to the Group I Loans for that payment date, to be allocated as described under "--Priority of Distributions of Principal on the Class I Notes;"

          (d) fourth, to pay to the credit enhancer the premium for the Group I Policy and any previously unpaid premiums for the Group I Policy, with interest;

          (e) fifth, to reimburse the credit enhancer for prior draws made on the Group I Policy, other than those attributable to Excess Loss Amounts, with interest;

          (f) sixth, to pay as principal on the Class I Notes the Group I Overcollateralization Increase Amount for that payment date, to be allocated as described under "--Priority of Distributions of Principal on the Class I Notes;"

          (g) seventh, to pay to the credit enhancer any other amounts owed to it under the insurance agreement with respect to the Class I Notes;

          (h) eighth, to pay to the Class I Notes any Prepayment Interest Shortfalls with respect to the related Collection Period or remaining unpaid from any previous Collection Period, with interest;

          (i) ninth, to pay to the Class I Notes any Group I Net WAC Cap Shortfalls with respect to that payment date or remaining unpaid from any previous payment date, with interest;


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          (j) tenth, to pay any Relief Act Shortfalls with respect to the Group
     I Loans incurred during the related Collection Period, pro rata in accordance with the amount of Relief Act Shortfalls allocated to each class of Class I Notes on that payment date; and

          (k) eleventh, to pay any remaining amounts to the holders of the certificates.

          Payments to the Class I Notes under clause (a) will be allocated among the Class I Notes on a pro rata basis in accordance with the respective amounts of accrued interest on each class of Class I Notes. Payments to the Class I Notes under clauses (h), (i) and (j) above will be made on a pro rata basis in accordance with the respective amounts of Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls and Relief Act Shortfalls allocated to each class of Class I Notes and remaining unpaid, and after application of any payments made pursuant to the yield maintenance agreement in the case of the Class A-I-1 Notes.

     Priority of Distributions of Principal on the Class I Notes

     On each payment date payments in respect of principal on the Class I Notes will be distributed as follows:

          (1) to the Class A-I-5 Notes, an amount equal to the Class A-I-5 Lockout Distribution Amount for that payment date, until the outstanding security balance of the Class A-I-5 Notes has been reduced to zero;

          (2) to the Class A-I-1 Notes, until the outstanding security balance of the Class A-I-1 Notes has been reduced to zero;

          (3) to the Class A-I-2 Notes, until the outstanding security balance of the Class A-I-2 Notes has been reduced to zero;

          (4) to the Class A-I-3 Notes, until the outstanding security balance of the Class A-I-3 Notes has been reduced to zero;

          (5) to the Class A-I-4 Notes, until the outstanding security balance of the Class A-I-4 Notes has been reduced to zero; and

          (6) to the Class A-I-5 Notes, until the outstanding security balance of the Class A-I-5 Notes has been reduced to zero.

Group II Loans

     During the Revolving Period, unless an Amortization Event has occurred, Principal Collections on the Group II Loans will be used first to acquire additional balances that are created by draws on the Group II Loans. Accordingly, unless an Amortization Event has occurred, principal payments on the Class II Notes during the Revolving Period will only be made from Principal Collections, if any, not used to acquire additional balances and in connection with Liquidation Loss Distribution Amounts and any Group II Overcollateralization Increase Amount, to the extent funds are available to make those payments.

     On each payment date, P&I Collections relating to the Group II Loans and payments made under the Group II Policy will be allocated from the Payment Account in the following order of priority:

          (a) first, to pay the Interest Distribution Amount with respect to the Class A-II Notes and the Class A-II variable funding notes, pro rata;


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          (b) second, to pay as principal on the Class A-II Notes and the Class
     A-II variable funding notes, pro rata, the Principal Collection Distribution Amount with respect to the Class A-II Notes and Class A-II variable funding notes for that payment date;

          (c) third, to pay as principal on the Class A-II Notes and Class A-II variable funding notes, pro rata, an amount equal to the Group II Liquidation Loss Distribution Amount for that payment date;

          (d) fourth, to pay to the credit enhancer the premium for the Group II Policy and any previously unpaid premiums for the Group II Policy, with interest;

          (e) fifth, to reimburse the credit enhancer for prior draws made on the Group II Policy, other than those attributable to Excess Loss Amounts, with interest;

          (f) sixth, to pay as principal on the Class A-II Notes and the Class A-II variable funding notes, pro rata, the Group II Overcollateralization Increase Amount for that payment date;

          (g) seventh, to pay to the credit enhancer any other amounts owed to it under the insurance agreement with respect to the Class II Notes;

          (h) eighth, to pay to the Class A-II Notes and the Class A-II variable funding notes, pro rata, any Group II Net WAC Cap Shortfalls for that payment date and any Group II Net WAC Cap Shortfalls not previously paid, with interest;

          (i) ninth, to pay to the holders of the Class A-II Notes and the Class A-II variable funding notes, pro rata in accordance with the respective amounts of Relief Act Shortfalls allocated to each class of the Class II Notes on that payment date, any Relief Act Shortfalls on the home equity loans in Loan Group II incurred during the related Collection Period; and

          (j) tenth, to pay any remaining amounts to the holders of the certificates.

     The security balance of any class of notes on any day is, with respect to the term notes, the initial security balance thereof as of the closing date, and with respect to the variable funding notes, the aggregate principal amount added to the variable funding notes prior to such day, in each case reduced by all payments of principal on such notes prior to and as of that day.

     Payments under clause (a) will be allocated to the Class A-II Notes and the Class A-II variable funding notes, pro rata, based, on the amount of interest each security is entitled to receive under that clause. Payments under clauses
(b), (c) and (f) above will constitute payments of principal and will be allocated among the Class A-II Notes and the Class A-II variable funding notes pro rata based on their outstanding security balances. Payments under clause (h) above will be allocated to the Class A-II Notes and the Class A-II variable funding notes pro rata based on the amount of Group II Net WAC Cap Shortfalls allocated to each such class of notes and not previously paid.

Optional Transfers of Group II Loans to Holders of Group II Certificates

     Subject to the conditions specified in the servicing agreement, on any payment date the issuer may, but will not be obligated to, direct the master servicer to remove certain Group II Loans from the trust fund without prior notice to the noteholders. Group II Loans so designated will be removed only upon satisfaction of certain conditions specified in the servicing agreement, including, among other things, that:

     o as of the applicable payment date, after giving effect to the removal of the applicable Group II Loans, the Group II Overcollateralization Amount will equal or exceed the Group II Required
          Overcollateralization Amount;


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     o    the selection of Group II Loans to be removed was random;

     o the credit enhancer shall have certain approval rights as set forth in the servicing agreement; and

     o notice of the removal of Group II Loans is given to the rating agencies.

Initial Undercollateralization of the Class II Notes

     As of the closing date, the aggregate security balance of the Class A-II Notes will exceed the cut-off date balance of the Group II Loans by approximately $3,749,951, which is approximately 1.25% of the cut-off date balance of the Group II Loans. This amount represents an initial undercollateralization of the Class II Notes relative to the Group II Loans. On each payment date, the Group II Overcollateralization Increase Amount, if any, will be used first, in reduction of the undercollateralization amount by reducing the aggregate security balance of the Class II Notes until it is equal to the aggregate principal balance of the Group II Loans as of the end of the related Collection Period, and then to increase the Group II Overcollateralization Amount until such amount is equal to the Group II Required Overcollateralization Amount.

Allocation of Losses

General

     With respect to any defaulted home equity loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the trust fund by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the principal balance of the home equity loan remaining, if any, plus interest thereon through the date of deemed liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.

Group I Loans

     On each payment date, with respect to the Group I Loans, the Group I Overcollateralization Amount as in effect immediately prior to that payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts on the Group I Loans, other than any Excess Loss Amounts, for that payment date, except to the extent that those Liquidation Loss Amounts were covered on that payment date by a Liquidation Loss Distribution Amount from P&I Collections on the Group I Loans. Any Liquidation Loss Amounts not so covered that are in excess of the Group I Overcollateralization Amount are to be covered by draws on the Group I Policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the Group I Policy in all cases, without regard to the availability of the Group I Overcollateralization Amount or excess interest from Loan Group I, and the Group I Overcollateralization Amount will not be reduced by any Excess Loss Amount so long as a corresponding draw on the Group I Policy is made as so required.

     To the extent that the Group I Overcollateralization Amount and excess interest from Loan Group I are insufficient or not available to absorb Liquidation Loss Amounts, and if payments are not made under the Group I Policy as required, a holder of a Class I Note may incur a loss.

Group II Loans

     On each payment date, with respect to the Group II Loans, the Group II Overcollateralization Amount as in effect immediately prior to that payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts on the Group II Loans, other than any Excess Loss Amounts, for that payment date, except to the extent that those Liquidation Loss Amounts were covered on that payment date by a Liquidation Loss Distribution Amount from P&I Collections on the Group II Loans. Any Liquidation Loss


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Amounts not so covered that are in excess of the Group II Overcollateralization
Amount are to be covered by draws on the Group II Policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the Group II Policy in all cases, without regard to the availability of the Group II Overcollateralization Amount or excess interest from Loan Group II, and the Group II Overcollateralization Amount will not be reduced by any Excess Loss Amount so long as a corresponding draw on the Group II Policy is made as so required.

     To the extent that the Group II Overcollateralization Amount and excess interest from Loan Group II are insufficient or not available to absorb Liquidation Loss Amounts, and if payments are not made under the Group II Policy as required, a holder of a Class II Note may incur a loss.

The Paying Agent

     The paying agent shall initially be the indenture trustee, together with any successor thereto. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

     The Class A-I-1 Notes and Class A-I-2 Notes will be payable in full on the payment date in July 2020, the Class A-I-3 Notes will be payable in full on the payment date in February 2021, the Class A-I-4 Notes and Class A-I-5 Notes will be payable in full on the payment date in September 2035, and the Class A-II Notes will be payable in full on the payment date in October 2035. In addition, a payment may be made in redemption of either of the Class I Notes or the Class A-II Notes upon the exercise by the master servicer of its option to either (i) purchase all of the remaining related home equity loans together with the related assets in the related Loan Group, thereby effecting early retirement of the related Notes or (ii) to purchase in whole, but not in part, the related Notes; provided, however, that no such optional redemption will be permitted if it would result in a draw under the related Policy unless the credit enhancer consents to the redemption. The master servicer may exercise this option with respect to Loan Group I if the aggregate principal balance of the home equity loans in Loan Group I, after applying collections received in the related Collection Period, has been reduced to an amount equal to or less than 10% of the initial aggregate principal balance of the home equity loans in Loan Group
I. The master servicer may exercise this option with respect to Loan Group II if the aggregate principal balance of the home equity loans in Loan Group II, after applying collections received in the related Collection Period, has been reduced to an amount equal to or less than 10% of the initial aggregate principal balance of the home equity loans in Loan Group II. Any such purchase of home equity loans and other assets shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each home equity loan in the related Loan Group, or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the home equity loans as to which title to such underlying mortgaged properties has been acquired, as of the date of repurchase plus (b) accrued interest on the home equity loans at the applicable Net Mortgage Rates, plus the related Policy premium rate, to, but not including, the first day of the month in which the repurchase price is distributed and (c) any amounts due to the credit enhancer pursuant to the insurance agreement in respect of the related policy or related notes. The optional redemption price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the home equity loans, under the terms of the agreement pursuant to which Residential Funding sold the home equity loans to the depositor, that remain unpaid on the date of the optional redemption. With respect to the Group I Loans, distributions on the offered notes in respect of any optional redemption will be paid first, to the Class I Notes on a pro rata basis and second, to the certificates. With respect to the Group II Loans, distributions on the offered notes in respect of any optional redemption will be paid first, to the Class II Notes on a pro rata basis and second, to the certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount of principal and accrued interest to the notes if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related home equity loan.


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     Any such purchase of the offered notes as discussed above will be made at a price equal to 100% of its security balance plus the sum of interest accrued thereon at the applicable Note Rate and any previously accrued and unpaid interest at the then-applicable Note Rate, together with all amounts due and owing to the credit enhancer in respect of the related policy or related notes. Upon presentation and surrender of the offered notes in connection with their purchase, the holders of the offered notes will receive an amount equal to the security balance of their class plus interest accrued thereon at the related
Note Rate plus any previously

accrued and unpaid interest. Promptly after the purchase of the offered notes, the master servicer shall terminate the trust in accordance with the terms of the trust agreement.

Limited Home Equity Loan Purchase Right

     The servicing agreement will provide that Residential Funding through an affiliate will have the option at any time to purchase any of the home equity loans from the trust at a purchase price equal to the greater of par plus accrued interest or the fair market value of each home equity loan so purchased, up to a maximum of five home equity loans. In the event that this option is exercised as to any five home equity loans in the aggregate, this option will thereupon terminate.

The Yield Maintenance Agreement

     The holders of the Class A-I-1 Notes may benefit from a series of interest rate cap payments from Bear Stearns Financial Products Inc. pursuant to a yield maintenance agreement. The yield maintenance agreement is intended to partially mitigate, on each payment date from the payment date in November 2005 up to and including the payment date in February 2008, the interest rate risk that could result from the difference between (a) LIBOR and (b) the Yield Maintenance Agreement Strike Rate.

     On each payment date from the payment date in November 2005 through and including the payment date in February 2008, payments under the yield maintenance agreement will be made based on the product of (a) an amount equal to the Yield Maintenance Agreement Notional Balance for that payment date, and
(b) the positive excess, if any of (i) LIBOR (as determined pursuant to the yield maintenance agreement), over (ii) the Yield Maintenance Agreement Strike Rate, and (c) the actual number of days in the related interest accrual period divided by 360.

                           Description of the Policies

     The credit enhancer, in consideration of the payment of a premium and subject to the terms of the Group I Policy and the Group II Policy (each, a "Policy" and, collectively, the "Policies"), thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the credit enhancer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment.

     The credit enhancer's obligations under the Policies, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the Policies, and no accelerated Insured Payments will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the credit enhancer.

     Notwithstanding the foregoing paragraph, the Policies do not cover any Net WAC Cap Shortfalls or Relief Act Shortfalls allocated to the Class I Notes or Class II Notes, Prepayment Interest Shortfalls allocated to the Class I Notes, any amounts due under the yield maintenance agreement, if any, or any shortfalls attributable to the liability of the trust, any REMIC or the indenture trustee for withholding taxes (including interest and penalties in respect of any liability for withholding taxes).


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     The credit enhancer will pay any Insured Payment that is a Preference
Amount on the second business day following receipt on a business day by the credit enhancer of the following:

     o a certified copy of the order requiring the return of a preference payment together with an opinion of counsel satisfactory to the credit enhancer that the order is final and not subject to appeal;

     o an assignment in a form that is reasonably required by the credit enhancer, irrevocably assigning to the credit enhancer all rights and claims of the noteholder relating to or arising under the Notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     o appropriate instruments to effect the appointment of the credit enhancer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the credit enhancer;

provided that if these documents are received after 12:00 noon, New York time, on that business day or on a day that is not a business day, they will be deemed to be received on the following business day. Payments by the credit enhancer will be disbursed to the receiver or the indenture trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the Notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder. The credit enhancer is not liable for the indenture trustee's misapplication of the funds.

     The credit enhancer will pay any other amount payable under a Policy no later than 12:00 noon, New York time, on the later of the payment date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by the credit enhancer of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 noon, New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the credit enhancer is not in proper form or is otherwise insufficient for the purpose of making a claim under a Policy, it will be deemed not to have been received by the credit enhancer for the purposes of this paragraph and the credit enhancer will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Subject to the terms of the indenture, the credit enhancer will be subrogated to the rights of each noteholder to receive payments under the Notes to the extent of any payment by the credit enhancer under the related Policy.

     Capitalized terms used in the related Policy and not otherwise defined in such Policy shall have the meanings set forth in the indenture as of the date of execution of such Policy, without giving effect to any subsequent amendment or modification to the indenture unless such amendment or modification has been approved in writing by the credit enhancer.

     The Policies are not cancelable for any reason including nonpayment of any premium. The premium on each Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

     Each Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY EACH POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


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     To the fullest extent permitted by applicable law, the credit enhancer will agree under the Policies to waive, solely for the benefit of the noteholders, all defenses of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on the duty claimed to arise from the doctrine of "utmost good faith" or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that the credit enhancer otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms of the Policies. However, the credit enhancer will not agree pursuant to the Policies to waive any rights, remedies, claims or counterclaims that the credit enhancer may have with respect to the depositor and the master servicer or any of their respective affiliates.

     In the event that payments under any note are accelerated, nothing contained in the Policies shall obligate the credit enhancer to make any payment of principal or interest on that note on an accelerated basis, unless such acceleration of payment is at the sole option of the credit enhancer, it being understood that a payment shortfall in respect of the optional termination of the trust pursuant to the indenture does not constitute acceleration for purposes of the Policies.

                       Yield and Prepayment Considerations

General

     The yield to maturity on each class of offered notes will be primarily affected by the following factors:

          o the rate and timing of principal payments on the home equity loans in the related Loan Group, including prepayments, defaults and liquidations, repurchases and, in the case of the Group II Loans, the rate and timing of draws and the allocations thereof;

          o the allocation of principal payments among the various classes of offered notes;

          o    realized losses and interest shortfalls on the home equity loans;

          o    the note rate on the offered notes;

          o payments, if any, made pursuant to the yield maintenance agreement; and

          o    the purchase price paid for the offered notes.

     For additional considerations relating to the yields on the offered notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     As of the cut-off date, approximately 7.2% of the Group I Loans by cut-off date principal balance require the related borrowers to make monthly payments of accrued interest, but not principal, for up to five years following origination. After the interest only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the home equity loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these home equity loans for a period of time, the offered notes will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these home equity loans.


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Prepayment Considerations

     The yields to maturity on the offered notes will be affected by the rate and timing of principal payments on the home equity loans. Yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of Principal Prepayments or draws on the Group II Loans by the mortgagors, liquidations of defaulted home equity loans and repurchases of home equity loans. The timing of changes in the rate of prepayments, liquidations and purchases of the home equity loans may significantly affect the yield to an investor in the offered notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans and draws on the Group II Loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered notes.

     The home equity loans may be prepaid by the mortgagors at any time in full or in part, although some of the home equity loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the home equity loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Legal Aspects of Trust Assets and Related Matters--Enforceability of Certain Provisions" in the prospectus.

     Some state laws restrict the imposition of prepayment charges even when the home equity loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates.

     Some of the home equity loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home equity loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the offered notes and may result in a prepayment experience on the home equity loans that differs from that on other conventional mortgage loans.

     Prepayments, liquidations and purchases of the home equity loans will result in distributions to holders of the offered notes of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans.

     The rate of defaults on the home equity loans will also affect the rate and timing of principal payments and draws on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. Also, the rate of default of home equity loans secured by second liens is likely to be greater than that of home equity loans secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors" in this prospectus supplement.

     Borrowers of balloon loans are required to make a relatively large single payment upon maturity, therefore, the default risk associated with balloon loans is greater than that associated with fully-amortizing home equity loans. Additionally, a mortgagor's ability to make a balloon payment may depend on its ability to sell or refinance the related mortgaged property. The existence of a balloon payment generally will require the related mortgagor to refinance such home equity loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the company, the master servicer, any subservicer or the indenture trustee is obligated to refinance any Balloon Loan.

     A subservicer may allow the refinancing of a home equity loan by accepting prepayments on such home equity loan and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of home equity loans, including defaulted home equity loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these home equity loans.

     The servicing agreement permits the issuer, at its option, subject to the satisfaction of certain conditions specified in the servicing agreement, to direct the master servicer to remove certain Group II Loans from the trust fund at any time during the life of the trust fund, if, after giving effect to the removal of the applicable Group II Loans, the Group II Overcollateralization Amount equals or exceeds the Group II Required Overcollateralization Amount. Removals of Group II Loans may affect the rate at which principal is distributed to Class II noteholders by reducing the aggregate principal balance of the Group II Loans and thus the amount of principal collections on the Group II Loans. See "Description of the Securities--Optional Transfers of Group II Loans to Holders of Group II Certificates" in this prospectus supplement.

Allocation of Principal Payments

     The yields to maturity of the offered notes will be affected by the allocation of principal payments among the offered notes. The Class I Notes and the Class A-II Notes are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal distributions and the weighted average lives of offered notes with a later priority of payment will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal distributions on those classes.

     The yields to maturity of the Class I Notes may be affected to the extent any Group I Overcollateralization Increase Amount is used to accelerate payments of principal on the Class I Notes, and to the extent the Principal Collection Distribution Amount for the Class I Notes is reduced if the Group I Overcollateralization Amount exceeds the Group I Required Overcollateralization Amount. In addition, the amount of the Group I Overcollateralization Increase Amount paid to the Class I Notes on any payment date will be affected by, among other things, the level of delinquencies and losses on the Group I Loans and the amount of excess interest on the Group I Loans, which will be affected by the level of LIBOR as long as the Class A-I-1 Notes are outstanding. Similarly, the yields to maturity of the Class A-II Notes may be affected to the extent any Group II Overcollateralization Increase Amount is used to accelerate payments of principal on the Class A-II Notes, and to the extent the Principal Collection Distribution Amount for the Class A-II Notes is reduced if the Group II Overcollateralization Amount exceeds the Group II Required Overcollateralization Amount. In addition, the amount of the Group II Overcollateralization Increase Amount paid to the Class A-II Notes on any payment date will be affected by, among other things, the level of delinquencies and losses on the Group II Loans, and the amount of excess interest on the Group II Loans, which will be affected by the levels of LIBOR and the prime rate applicable to the Group II Loans. See "Description of the Securities--Allocation of Payments" in this prospectus supplement.

Liquidation Loss Amounts and Interest Shortfalls

     The yields to maturity and the aggregate amount of distributions on the offered notes will be affected by the timing of mortgagor defaults resulting in Liquidation Loss Amounts, to the extent such losses are not covered by excess interest or, in the case of the Class I Notes, the Group I Overcollateralization Amount or the Group I Policy, and in the case of the Class A-II Notes, the Group II Overcollateralization Amount or the Group II Policy. The timing of Liquidation Loss Amounts on the home equity loans and the allocation of Liquidation Loss Amounts to the offered notes will significantly affect the yield to an investor in the offered notes.

     The yields to maturity and the aggregate amount of distributions on the offered notes will be affected by interest shortfalls. The amount of interest otherwise available to pay to holders of the term notes will be reduced by any interest shortfalls on the home equity loans in the related Loan Group, by reducing the amount of excess interest available to cover Prepayment Interest Shortfalls and Group I Net WAC Cap Shortfalls on the Class I Notes and Group II Net WAC Cap Shortfalls on the Class A-II Notes.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the offered noteholders and increase the amount of Realized Losses on the home equity loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any home equity loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of offered notes. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of the Trust Assets" in the prospectus.

Note Rates

     The yields to maturity on the offered notes will be affected by their Note Rates. Because the Note Rates on the offered notes are fixed, except for the Class A-I-1 Notes and the Class A-II Notes, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to those classes of offered notes were to rise, the market value of those offered notes may decline. In addition, the Note Rates on the offered notes may be subject to a cap equal to the related Net WAC Rate. Therefore, the prepayment of the related home equity loans with higher Net Mortgage Rates may result in lower Note Rates on the offered notes, particularly after the rate on the Class A-I-4 Notes increases by 0.50% per annum after the Step-Up Date. The index used to calculate the interest rate on the Group II Loans is different than the index used to calculate the Note Rate on the Class II Notes. Therefore, in an environment of rising interest rates, the interest rate on the Class II Notes could increase more rapidly than the interest rate on the Group II Loans. If the Note Rate on the Class II Notes were to increase more rapidly than the interest rate on the Group II Loans, the Note Rate on the Class II Notes could be limited to the Group II Net WAC Rate.

     To the extent the related Net WAC Rate becomes the Note Rate on any class of notes, then in such case, less interest will accrue on such notes than would otherwise be the case. Any resulting Group I Net WAC Cap Shortfall allocated to the Class I Notes will only be payable from excess interest on the Group I Loans to the extent available, and, with respect to the Class A-I-1 Notes, the yield maintenance agreement. Any resulting Group II Net WAC Cap Shortfall allocated to the Class A-II Notes will only be payable from excess interest on the Group II Loans to the extent available.

     The yields to maturity on the Class A-I-1 Notes and Class A-II Notes will be affected by the level of LIBOR. In addition, the Class A-II Notes are subject to a fixed interest rate cap, in addition to the related Net WAC Rate.

Purchase Price

     The yields to maturity on the offered notes will depend on, among other things, the price paid by the holders of the offered notes. The extent to which the yield to maturity of an offered note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered note is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered note is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Assumed Final Payment Dates

     Using the structuring assumptions set forth on pages S-90 through S-92 in this prospectus supplement and assuming a 0% prepayment assumption, a Group I Required Overcollateralization Amount of $0, no excess interest on any payment date, the master servicer has not caused an optional redemption of the Class I Notes and no losses or delinquencies on the home equity loans, the assumed final payment date for the Class A-I-1 Notes and Class A-I-2 Notes will be the payment date in July 2020 and the assumed final payment date for the Class A-I-3 Notes will be the payment date in February 2021.

     The assumed final payment date with respect to the Class A-I-4 Notes and the Class A-I-5 Notes will be the payment date in September 2035, which is the payment date immediately following the latest maturity date of any Group I Loan.

     The assumed final payment date with respect to the Class II Notes will be the payment date in October 2035, which is the payment date on which a draw will be made on the Group II Policy equal to the sum of any outstanding security balance of the Class II Notes on that payment date.

     Due to losses and prepayments on the home equity loans, the actual final payment date on each class of offered notes may be substantially earlier than the assumed final payment dates.

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average lives of the offered notes will be influenced by, among other things, the rate of principal payments and, in the case of the Class II Notes, draws on the Group II Loans.

     Prepayments on the home equity loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the Class I Notes, or Prepayment Assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% Prepayment Assumption assumes a constant prepayment rate, or CPR (as defined below), of 15% per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans, and an additional approximate 2.2727% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month, and in each month thereafter until the twenty-fourth month, a 100% Prepayment Assumption assumes a CPR of 40% per annum each month. Beginning in the twenty-fourth month, a 100% Prepayment Assumption assumes a CPR of 40% per annum of the then outstanding principal balance of the home equity loans, decreasing approximately 0.4167% per annum in each month thereafter until the thirty-sixth month. Beginning in the thirty-sixth month and in each moth thereafter during the life of the home equity loans, a 100% Prepayment Assumption assumes a CPR of 35% per annum each month. As used in the table below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, or no prepayments. Correspondingly, a 150% Prepayment Assumption assumes a prepayment rate equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans in this home equity loan pool.

     The prepayment model used in this prospectus supplement with respect to the Class A-II Notes, assumes that the outstanding principal balance of a pool of home equity line of credit loans prepays at a specified constant annual rate ("CPR"). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 35% of CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the revolving credit loans will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the Group II Loans drawn each month is drawn at a specified annual rate (the constant draw rate or "Draw Rate"). This rate is converted to a constant monthly rate. To assume a 15% Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the revolving credit loans at that or any other rate.

     The tables set forth below are based on the indicated percentages of the Prepayment Assumption in the case of the Group I Loans, indicated percentages of CPR and Draw Rate in the case of the Group II Loans and other assumptions as indicated below:

          o as of the date of the issuance of the notes, the Group I Loans have the following characteristics:

                                  Group I Loans

                                                                                             Original
                             Mortgage Rate     Original                        Remaining     Interest
   Aggregate                     Net of      Amortization     Remaining     Term to Stated     Only
   Principal     Mortgage    Servicing Fee       Term        Amortization      Maturity       Period
  Balance ($)     Rate (%)        (%)          (months)     Term (months)      (months)      (months)
--------------   ---------   -------------   ------------   -------------   --------------   --------
  2,769,682.93     7.260          6.680           295            293               58           0
  5,418,396.05     7.493          6.913           120            118              118           0
449,152,706.81     7.955          7.375           317            315              178           0
 41,288,625.28     7.617          7.037           240            238              238           0
  6,172,393.94     7.953          7.373           301            299              298           0
  5,356,242.75     8.437          7.857           360            358              358           0
 39,362,443.76     7.402          6.822           240            240              299          60
    479,535.00     7.737          7.157           300            300              357          60

          o as of the date of the issuance of the notes, the Group II Loans have the following characteristics:

                                 Group II Loans

                                                                                 Remaining
                                        Remaining                                 Term to
   Aggregate                   Fully    Months to   Credit Limit                  Stated
   Principal     Loan Rate    Indexed     Fully      Utilization   Draw Months    Maturity
  Balance ($)      (%)       Rate (%)    Indexed      Rate (%)      Remaining     (months)
--------------   ---------   --------   ---------   ------------   -----------   ---------
     41,963.24     10.000     10.000        0           97.59          115          235
     79,368.99      5.992      9.647        2           99.71          178          358
192,411,571.88      6.257      8.626        2           96.32          177          178
 13,714,285.43      5.729      8.969        3           94.89           56          176
  1,164,516.91      7.753      9.151        1           93.80          118          238
 34,448,493.19      7.258      8.210        1           98.45          118          298
 25,966,846.14      5.826      8.686        2           92.24          176          296
 32,173,003.29      7.342      7.653        1           95.73          117          357

          o the sum of the master servicing and subservicing fee rate is 0.58% per annum,

          o    the Policy premium rate is as set forth in the indenture,

          o payments are made in accordance with the description set forth under "Description of the Securities,"

          o payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in October 2005,

          o no extension past the scheduled maturity date of a home equity loan is made,

          o    no delinquencies or defaults occur,

          o with respect to the Group II Loans, monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments,

          o the home equity loans pay on the basis of a 30-day month and a 360-day year,

          o there is no restriction on the maximum variable funding note balance,

          o    no Amortization Event occurs,

          o the scheduled due date for each of the home equity loans is the first day of each month,

          o    the closing date is September 23, 2005,

          o an optional redemption is exercised on the first possible payment date, except where otherwise indicated,

          o with respect to the Group II Loans and the table entitled "Percent of Initial Security Balance Outstanding at the Following Percentages of CPR," the Draw Rate is 15%,

          o with respect to each payment date, LIBOR is equal to 3.812% per annum,

          o payments under the yield maintenance agreement are made as required; and

          o    the prime rate is equal to 6.250% per annum.

     The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and, in the case of the Group II Loans, draw scenarios. For example, it is very unlikely that the home equity loans will prepay and/or experience draws at a constant rate until maturity or that all of the home equity loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the home equity loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the home equity loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment experience, will affect the percentages of initial security balance outstanding over time and the weighted average lives of the offered notes.

     Subject to the foregoing discussion and structuring assumptions, the following tables indicate the weighted average lives of the offered notes, and set forth the percentages of the initial security balance of the offered notes that would be outstanding after each of the payment dates shown at the indicated percentages of the Prepayment Assumption, with respect to the Class I Notes, and the indicated percentages of CPR and Draw Rate, with respect to the Class A-II Notes.

             Percent of Initial Security Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                Class A-I-1 Notes
Prepayment Assumption            -----------------------------------------------
Payment date                       0%     50%    75%   100%   125%   150%   175%
------------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%   100%   100%
September 2006................      94     67     53     39     25     10      0
September 2007................      92     36     12      0      0      0      0
September 2008................      89     13      0      0      0      0      0
September 2009................      87      0      0      0      0      0      0
September 2010................      83      0      0      0      0      0      0
September 2011................      80      0      0      0      0      0      0
September 2012................      76      0      0      0      0      0      0
September 2013................      74      0      0      0      0      0      0
September 2014................      71      0      0      0      0      0      0
September 2015................      67      0      0      0      0      0      0
September 2016................      64      0      0      0      0      0      0
September 2017................      60      0      0      0      0      0      0
September 2018................      55      0      0      0      0      0      0
September 2019................      50      0      0      0      0      0      0
September 2020................       0      0      0      0      0      0      0
September 2021................       0      0      0      0      0      0      0
September 2022................       0      0      0      0      0      0      0
September 2023................       0      0      0      0      0      0      0
September 2024................       0      0      0      0      0      0      0
September 2025................       0      0      0      0      0      0      0
September 2026................       0      0      0      0      0      0      0
September 2027................       0      0      0      0      0      0      0
September 2028................       0      0      0      0      0      0      0
September 2029................       0      0      0      0      0      0      0
September 2030................       0      0      0      0      0      0      0
September 2031................       0      0      0      0      0      0      0
September 2032................       0      0      0      0      0      0      0
September 2033................       0      0      0      0      0      0      0
September 2034 ...............       0      0      0      0      0      0      0
September 2035................       0      0      0      0      0      0      0
Weighted Average Life in
   Years* (to Call)...........   11.10   1.69   1.16   0.90   0.74   0.63   0.55
Weighted Average Life in
   Years** (to Maturity)......   11.10   1.69   1.16   0.90   0.74   0.63   0.55

----------
* The weighted average life of an offered note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the offered notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which may differ from the actual characteristics and performance of the home equity loans. This table should be read in conjunction with these structuring assumptions.

             Percent of Initial Security Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                Class A-I-2 Notes
Prepayment Assumption            -----------------------------------------------
Payment date                       0%     50%    75%   100%   125%   150%   175%
------------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%   100%   100%
September 2006................     100    100    100    100    100    100     81
September 2007................     100    100    100     57      0      0      0
September 2008................     100    100     39      0      0      0      0
September 2009................     100     90      0      0      0      0      0
September 2010................     100     33      0      0      0      0      0
September 2011................     100      0      0      0      0      0      0
September 2012................     100      0      0      0      0      0      0
September 2013................     100      0      0      0      0      0      0
September 2014................     100      0      0      0      0      0      0
September 2015................     100      0      0      0      0      0      0
September 2016................     100      0      0      0      0      0      0
September 2017................     100      0      0      0      0      0      0
September 2018................     100      0      0      0      0      0      0
September 2019................     100      0      0      0      0      0      0
September 2020................       0      0      0      0      0      0      0
September 2021................       0      0      0      0      0      0      0
September 2022................       0      0      0      0      0      0      0
September 2023................       0      0      0      0      0      0      0
September 2024................       0      0      0      0      0      0      0
September 2025................       0      0      0      0      0      0      0
September 2026................       0      0      0      0      0      0      0
September 2027................       0      0      0      0      0      0      0
September 2028................       0      0      0      0      0      0      0
September 2029................       0      0      0      0      0      0      0
September 2030................       0      0      0      0      0      0      0
September 2031................       0      0      0      0      0      0      0
September 2032................       0      0      0      0      0      0      0
September 2033................       0      0      0      0      0      0      0
September 2034................       0      0      0      0      0      0      0
September 2035................       0      0      0      0      0      0      0
Weighted Average Life in
   Years* (to Call)...........   14.84   4.77   2.96   2.10   1.64   1.34   1.13
Weighted Average Life in
   Years** (to Maturity)......   14.84   4.77   2.96   2.10   1.64   1.34   1.13

----------
* The weighted average life of an offered note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the offered notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which may differ from the actual characteristics and performance of the home equity loans. This table should be read in conjunction with these structuring assumptions.

             Percent of Initial Security Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                 Class A-I-3 Notes
Prepayment Assumption            -----------------------------------------------
Payment date                       0%     50%    75%   100%   125%   150%   175%
------------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%   100%   100%
September 2006................     100    100    100    100    100    100    100
September 2007................     100    100    100    100     70      0      0
September 2008................     100    100    100     42      0      0      0
September 2009................     100    100     70      0      0      0      0
September 2010................     100    100     19      0      0      0      0
September 2011................     100     91      0      0      0      0      0
September 2012................     100     59      0      0      0      0      0
September 2013................     100     46      0      0      0      0      0
September 2014................     100     29      0      0      0      0      0
September 2015................     100     12      0      0      0      0      0
September 2016................     100      0      0      0      0      0      0
September 2017................     100      0      0      0      0      0      0
September 2018................     100      0      0      0      0      0      0
September 2019................     100      0      0      0      0      0      0
September 2020................       0      0      0      0      0      0      0
September 2021................       0      0      0      0      0      0      0
September 2022................       0      0      0      0      0      0      0
September 2023................       0      0      0      0      0      0      0
September 2024................       0      0      0      0      0      0      0
September 2025................       0      0      0      0      0      0      0
September 2026................       0      0      0      0      0      0      0
September 2027................       0      0      0      0      0      0      0
September 2028................       0      0      0      0      0      0      0
September 2029................       0      0      0      0      0      0      0
September 2030................       0      0      0      0      0      0      0
September 2031................       0      0      0      0      0      0      0
September 2032................       0      0      0      0      0      0      0
September 2033................       0      0      0      0      0      0      0
September 2034................       0      0      0      0      0      0      0
September 2035................       0      0      0      0      0      0      0
Weighted Average Life in
   Years* (to Call)...........   14.84   7.94   4.46   3.00   2.19   1.75   1.43
Weighted Average Life in
   Years** (to Maturity)......   14.84   7.94   4.46   3.00   2.19   1.75   1.43

----------
* The weighted average life of an offered note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the offered notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which may differ from the actual characteristics and performance of the home equity loans. This table should be read in conjunction with these structuring assumptions.

             Percent of Initial Security Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                Class A-I-4 Notes
Prepayment Assumption            -----------------------------------------------
Payment date                       0%     50%    75%   100%   125%   150%   175%
------------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%   100%   100%
September 2006................     100    100    100    100    100    100    100
September 2007................     100    100    100    100    100     92      7
September 2008................     100    100    100    100     56      0      0
September 2009................     100    100    100     79      0      0      0
September 2010................     100    100    100     33      0      0      0
September 2011................     100    100     86      0      0      0      0
September 2012................     100    100     61      0      0      0      0
September 2013................     100    100      0      0      0      0      0
September 2014................     100    100      0      0      0      0      0
September 2015................     100    100      0      0      0      0      0
September 2016................     100      0      0      0      0      0      0
September 2017................     100      0      0      0      0      0      0
September 2018................     100      0      0      0      0      0      0
September 2019................     100      0      0      0      0      0      0
September 2020................       0      0      0      0      0      0      0
September 2021................       0      0      0      0      0      0      0
September 2022................       0      0      0      0      0      0      0
September 2023................       0      0      0      0      0      0      0
September 2024................       0      0      0      0      0      0      0
September 2025................       0      0      0      0      0      0      0
September 2026................       0      0      0      0      0      0      0
September 2027................       0      0      0      0      0      0      0
September 2028................       0      0      0      0      0      0      0
September 2029................       0      0      0      0      0      0      0
September 2030................       0      0      0      0      0      0      0
September 2031................       0      0      0      0      0      0      0
September 2032................       0      0      0      0      0      0      0
September 2033................       0      0      0      0      0      0      0
September 2034................       0      0      0      0      0      0      0
September 2035................       0      0      0      0      0      0      0
Weighted Average Life in
   Years* (to Call)...........   14.84   10.67  6.78   4.57   3.22   2.32   1.84
Weighted Average Life in
   Years** (to Maturity)......   19.48   13.36  8.99   5.23   3.25   2.32   1.84

----------
* The weighted average life of an offered note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the offered notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which may differ from the actual characteristics and performance of the home equity loans. This table should be read in conjunction with these structuring assumptions.

             Percent of Initial Security Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                  Class A-I-5 Notes
Prepayment Assumption            -----------------------------------------------
Payment date                       0%     50%    75%   100%   125%   150%   175%
------------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%   100%   100%
September 2006................     100    100    100    100    100    100    100
September 2007................     100    100    100    100    100    100    100
September 2008................     100    100    100    100    100      0      0
September 2009................      99     91     87     82      0      0      0
September 2010................      98     83     75     67      0      0      0
September 2011................      96     70     58      0      0      0      0
September 2012................      94     56     41      0      0      0      0
September 2013................      87     29      0      0      0      0      0
September 2014................      79     15      0      0      0      0      0
September 2015................      72      7      0      0      0      0      0
September 2016................      64      0      0      0      0      0      0
September 2017................      57      0      0      0      0      0      0
September 2018................      50      0      0      0      0      0      0
September 2019................      42      0      0      0      0      0      0
September 2020................       0      0      0      0      0      0      0
September 2021................       0      0      0      0      0      0      0
September 2022................       0      0      0      0      0      0      0
September 2023................       0      0      0      0      0      0      0
September 2024................       0      0      0      0      0      0      0
September 2025................       0      0      0      0      0      0      0
September 2026................       0      0      0      0      0      0      0
September 2027................       0      0      0      0      0      0      0
September 2028................       0      0      0      0      0      0      0
September 2029................       0      0      0      0      0      0      0
September 2030................       0      0      0      0      0      0      0
September 2031................       0      0      0      0      0      0      0
September 2032................       0      0      0      0      0      0      0
September 2033................       0      0      0      0      0      0      0
September 2034................       0      0      0      0      0      0      0
September 2035................       0      0      0      0      0      0      0
Weighted Average Life in
   Years* (to Call)...........   12.04   7.02   5.95   4.72   3.76   2.92   2.24
Weighted Average Life in
   Years** (to Maturity)......   12.04   7.07   6.33   5.89   5.05   3.96   2.98

----------
* The weighted average life of an offered note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the offered notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in
     (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which may differ from the actual characteristics and performance of the home equity loans. This table should be read in conjunction with these structuring assumptions.

                 Percent of Initial Security Balance Outstanding
                       at the Following Percentages of CPR

                                                Class A-II Notes
CPR                              -----------------------------------------------
Payment date                       0%     25%    30%    35%    40%    45%    50%
------------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%   100%   100%
September 2006................      97     86     80     74     69     63     57
September 2007................      97     76     66     57     48     40     33
September 2008................      97     67     54     43     34     26     20
September 2009................      97     59     45     33     24     17     12
September 2010................      97     52     37     25     17     11      0
September 2011................      97     38     26     16     10      0      0
September 2012................      97     29     18     11      0      0      0
September 2013................      96     21     12      7      0      0      0
September 2014................      96     16      9      0      0      0      0
September 2015................      95     12      6      0      0      0      0
September 2016................      94      9      4      0      0      0      0
September 2017................      93      6      0      0      0      0      0
September 2018................      92      5      0      0      0      0      0
September 2019................      90      4      0      0      0      0      0
September 2020................      26      0      0      0      0      0      0
September 2021................      25      0      0      0      0      0      0
September 2022................      23      0      0      0      0      0      0
September 2023................      21      0      0      0      0      0      0
September 2024................      19      0      0      0      0      0      0
September 2025................      17      0      0      0      0      0      0
September 2026................      15      0      0      0      0      0      0
September 2027................      12      0      0      0      0      0      0
September 2028................       9      0      0      0      0      0      0
September 2029................       0      0      0      0      0      0      0
September 2030................       0      0      0      0      0      0      0
September 2031................       0      0      0      0      0      0      0
September 2032................       0      0      0      0      0      0      0
September 2033................       0      0      0      0      0      0      0
September 2034................       0      0      0      0      0      0      0
September 2035................       0      0      0      0      0      0      0
Weighted Average Life in
   Years* (to Call)...........   15.73   5.32   4.08   3.20   2.55   2.08   1.71
Weighted Average Life in
   Years** (to Maturity)......   15.93   5.33   4.15   3.30   2.68   2.21   1.84

----------
* The weighted average life of an offered note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the offered notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in
     (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional redemption is not exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which may differ from the actual characteristics and performance of the home equity loans. This table should be read in conjunction with these structuring assumptions.

                 Weighted Average Life ("WAL") and Assumed Final
            Payment Date ("Date") Sensitivity of the Class A-II Notes
                            to Prepayments and Draws

   CPR              0%                  25%                 30%                 35%
---------   ------------------   -----------------   -----------------   -----------------
Draw Rate    WAL       Date       WAL      Date       WAL      Date       WAL      Date
---------   -----   ----------   ----   ----------   ----   ----------   ----   ----------
 0%......   15.70   9/25/2028    3.07   9/25/2013    2.49   3/25/2012    2.08   2/25/2011
10%......   15.73   10/25/2028   4.40   11/25/2017   3.41   11/25/2014   2.72   11/25/2012
15%......   15.73   10/25/2028   5.32   7/25/2020    4.08   3/25/2017    3.20   5/25/2014
20%......   15.73   10/25/2028   6.46   7/25/2020    4.93   7/25/2020    3.81   7/25/2016
25%......   15.73   10/25/2028   8.04   3/25/2021    6.00   7/25/2020    4.60   5/25/2020

   CPR             40%                 45%                 50%
---------   -----------------   -----------------   ----------------
Draw Rate    WAL      Date       WAL      Date       WAL      Date
---------   ----   ----------   ----   ----------   ----   ---------
 0%......   1.76   4/25/2010    1.51   8/25/2009    1.30   1/25/2009
10%......   2.21   6/25/2011    1.83   6/25/2010    1.55   9/25/2009
15%......   2.55   5/25/2012    2.08   2/25/2011    1.71   2/25/2010
20%......   3.00   10/25/2013   2.40   12/25/2011   1.94   9/25/2010
25%......   3.58   12/25/2015   2.82   4/25/2013    2.24   7/25/2011

The above table assumes that an optional redemption is exercised on the first payment date when the aggregate principal balance of the Group II Loans is less than or equal to 10% of the cut-off date balance of the Group II Loans

   CPR              0%                  25%                 30%                 35%
---------   ------------------   -----------------   -----------------   -----------------
Draw Rate    WAL       Date       WAL      Date       WAL      Date       WAL      Date
---------   -----   ----------   ----   ----------   ----   ----------   ----   ----------
 0%......   15.91   1/25/2035    3.33   7/25/2020    2.71   5/25/2020    2.25   12/25/2017
10%......   15.93   1/25/2035    4.49   4/25/2023    3.55   7/25/2020    2.87   7/25/2020
15%......   15.93   1/25/2035    5.33   1/25/2025    4.15   2/25/2022    3.30   7/25/2020
20%......   15.94   1/25/2035    6.47   9/25/2026    4.93   10/25/2023   3.86   3/25/2021
25%......   15.94   1/25/2035    8.05   3/25/2028    6.01   7/25/2025    4.61   11/25/2022

   CPR             40%                 45%                 50%
---------   -----------------   -----------------   -----------------
Draw Rate    WAL      Date       WAL      Date       WAL      Date
---------   ----   ----------   ----   ----------   ----   ----------
 0%......   1.91   1/25/2016    1.64   8/25/2014    1.42   5/25/2013
10%......   2.36   8/25/2018    1.97   6/25/2016    1.67   10/25/2014
15%......   2.68   7/25/2020    2.21   10/25/2017   1.84   10/25/2015
20%......   3.08   7/25/2020    2.50   7/25/2019    2.06   12/25/2016
25%......   3.61   7/25/2020    2.88   7/25/2020    2.33   7/25/2018

The above table assumes no optional redemption is exercised.

----------
In the above tables the weighted average life ("WAL") of the offered notes is determined by:

     o multiplying the amount of each payment allocated to principal by the number of years from the date of issuance to the related payment date,
     o    adding the results, and
     o    dividing the sum by the related original security balance.

     The assumed final payment date of the offered notes in the above tables is the date on which the related security balance is reduced to zero.

             Description of the Home Equity Loan Purchase Agreement

     The home equity loans and related additional balances to be transferred to the trust by the depositor will be purchased by the depositor from the seller under a home equity loan purchase agreement. The following summary describes some terms of the home equity loan purchase agreement and is qualified in its entirety by reference to the home equity loan purchase agreement.

Transfer of Home Equity Loans

     Under the home equity loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home equity loans, the related credit line agreement or mortgage note, mortgages and other related documents and all of the additional balances thereafter created prior to the occurrence of an Amortization Event or the end of the Revolving Period. The purchase price of the home equity loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the depositor as provided in the home equity loan purchase agreement. The purchase price of each additional balance is the amount of the related new advance and is payable by the trust, either in cash or in the form of an increase in the security balance of the variable funding notes or the certificates or, in certain circumstances, the issuance of additional certificates, as provided in the trust agreement.

     The home equity loan purchase agreement will require that, within the time period specified therein, the seller deliver to the indenture trustee the home equity loans and the related documents. In lieu of delivery of original mortgages, the seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the home equity loan purchase agreement, the seller will cause the custodian to record assignments of mortgages relating to the home equity loans.

Representations and Warranties

     The seller will represent and warrant to the depositor that, among other things, (a) the information with respect to the home equity loans set forth in the schedule attached to the home equity loan purchase agreement is true and correct in all material respects and (b) immediately prior to the sale of the home equity loans to the depositor, the seller was the sole owner and holder of the home equity loans free and clear of any and all liens and security interests. The seller will also represent and warrant to the depositor that, among other things, as of the closing date, (a) the home equity loan purchase agreement constitutes a legal, valid and binding obligation of the seller and
(b) the home equity loan purchase agreement constitutes a valid transfer and assignment to the depositor of all right, title and interest of the seller in and to the home equity loans and the proceeds thereof. The benefit of the representations and warranties made to the depositor by the seller in the home equity loan purchase agreement will be assigned by the depositor to the trust.

     Within 90 days of the closing date, Wells Fargo Bank, N.A., the custodian, will review or cause to be reviewed the home equity loans and the related documents. If any home equity loan or related document is found to be missing or defective, and the defect or omission materially and adversely affect the value of the related home equity loan, or the interests of the indenture trustee, the securityholders or the credit enhancer in that home equity loan and the defect is not cured within 90 days following notification of the defect to the seller and the trust by the custodian, the seller will be obligated under the home equity loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any such deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any such purchase or substitution will result in the removal of the home equity loan required to be removed from the trust. A removed home equity loan is referred to as a deleted loan. The obligation of the seller to remove deleted loans sold by it to the trust is the sole remedy regarding any defects in the home equity loans and related documents available against the seller.

     As to any home equity loan, the repurchase price referred to in the preceding paragraph is equal to the principal balance of such home equity loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the principal balance of the related deleted loan to be removed from the trust over the principal balance of the eligible substitute loan.

     An eligible substitute loan is a home equity loan substituted by the seller for a deleted loan which must, on the date of such substitution:

          o have an outstanding principal balance, or in the case of a substitution of more than one home equity loan for a deleted loan, an aggregate principal balance not in excess of the principal balance relating to the deleted loan;

          o have a loan rate, net loan rate and gross margin, if applicable, no lower than and not more than 1.00% in excess of the loan rate, net loan rate and gross margin, respectively, of the deleted loan;

          o have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

          o have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the deleted loan;

          o comply with each representation and warranty as to the home equity loans set forth in the home equity loan purchase agreement, deemed to be made as of the date of substitution; and

          o    satisfy some other conditions specified in the indenture.

     In addition the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home equity loan as to which there is a breach of a representation or warranty in the home equity loan purchase agreement and the breach is not cured by the seller within the time provided in the home equity loan purchase agreement.

                     Description of the Servicing Agreement

     The following summary describes terms of the servicing agreement, dated as of September 23, 2005, among the trust, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, those defined terms are incorporated in this prospectus supplement by reference. See "Servicing and Administration of Trust Assets" and "The Agreements" in the prospectus.

P&I Collections

     The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home equity loans received by it on or after the cut-off date. The Custodial Account shall be an Eligible Account. On the 15th day of each month or if such day is not a business day, the next succeeding business day, which is referred to as the determination date, the master servicer will notify the paying agent and the indenture trustee of the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day next succeeding each determination date.

     Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

     The master servicer will make the following withdrawals from the Custodial Account and deposit those amounts as follows:

          o to the Payment Account, an amount equal to the P&I Collections on the business day prior to each payment date; and

          o to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement.

     All collections on the home equity loans will generally be allocated in accordance with the related credit line agreements or mortgage notes, as applicable, between amounts collected for interest and amounts collected for principal.

Servicing and Other Compensation and Payment of Expenses

     The servicing fees are payable out of the interest payments on each home equity loan. The weighted average servicing fee as of the cut-off date is approximately 0.58% per annum. The servicing fees consist of (a) servicing compensation payable to the master servicer for its master servicing activities and (b) subservicing and other related compensation retained by the subservicer. The primary compensation to be paid to the master servicer relating to its master servicing activities will be 0.08% per annum of the outstanding principal balance of each home equity loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. See "Description of the Securities--Servicing and Administration of Trust Assets" in the prospectus for information regarding other possible compensation to the master servicer and the subservicers and for information regarding expenses payable by the master servicer.

Release of Lien

     The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a Group II Loan under certain circumstances, if the Group II Loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a) 100% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the Group II Loan to become unsecured, subject to the limitations in the servicing agreement. At the time a lien is released, the terms of the Group II Loan may be modified, including to increase the mortgage rate. The terms of the Group II Loan also may be modified if the borrower subsequently delivers a mortgage on a substitute mortgaged property.

Refinancing of Senior Lien

     The master servicer may permit the refinancing of any existing lien senior to a home equity loan subject to the terms described in the servicing agreement.

Collection and Liquidation Practices; Loss Mitigation

     Under the servicing agreement, the master servicer may use a wide variety of loss mitigation practices, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided, however, in any case that the master servicer determines that the action is not materially adverse to the interests of the holders of the securities or the related credit enhancer and is generally consistent with the master servicer's policies relating to similar loans; and provided further that reductions in the loan rate, partial forgiveness or maturity extensions may only be taken if the home equity loan is in default or if default is reasonably foreseeable. If a home equity loan is in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home equity loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities--Servicing and Administration of Trust Assets" in the prospectus.


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Optional Repurchase of Home Equity Loans

     In accordance with the terms of the servicing agreement, the master servicer will have the option to purchase from the trust any home equity loan that is 90 days or more delinquent at a purchase price equal to the unpaid balance thereof plus accrued interest thereon.

                Description of the Trust Agreement and Indenture

     The following summary describes terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

The Trust Fund

     Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the home equity loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the depositor against the seller under the home equity loan purchase agreement and against the master servicer under the servicing agreement.

Reports To Holders

     The indenture trustee will make available on its website, which can be obtained by contacting the indenture trustee at (877) 722-1095, to each holder of term notes a report setting forth amounts relating to the notes for each payment date, among other things:

               1. the amount of principal, if any, payable on that payment date to securityholders;

               2. the amount of interest payable on that payment date to securityholders, separately stating the portion thereof in respect of overdue accrued interest;

               3. the security balances of the notes after giving effect to the payment of principal on that payment date;

               4.   P&I Collections for the related Collection Period;

               5. the aggregate principal balance of the home equity loans as of the end of the preceding Collection Period;

               6. the Group I Overcollateralization Amount and the Group II Overcollateralization Amount as of the end of the related Collection Period; and

               7. the amount paid, if any, under each Policy for that payment date.

     In the case of information furnished under clauses (1) and (2) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.


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Certain Covenants

     The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

          o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

          o the entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

          o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

          o the issuer has received consent of the credit enhancer and has been advised that the ratings of the securities, without regard to the related Policy, then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

          o any action that is necessary to maintain the lien and security interest created by the indenture is taken;

          o the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

          o the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and such supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to such transaction have been complied with.

     The issuer will not, among other things:

          o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

          o claim any credit on or make any deduction from the principal and interest payable on the notes other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

          o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations relating to the notes under the indenture except as may be expressly permitted by the indenture; or

          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part of its assets, or any interest in the issuer or the proceeds thereof.

     The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.


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Modification of Indenture

     With the consent of the holders of a majority of each of the outstanding term notes and variable funding notes and the credit enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected thereby and the credit enhancer, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any note or reduce its principal amount or its interest rate or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

          o impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

          o reduce the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

          o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

          o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

          o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note including the calculation of any of the individual components of such calculation; or

          o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

However, so long as there does not exist a failure by the credit enhancer to make a required payment under the Group I Policy or the Group II Policy, the credit enhancer shall have the right to exercise all rights of the holders of the Notes under the indenture without any consent of the holders of the Notes.

     The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the credit enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision therein.

Certain Matters Regarding the Indenture Trustee and the Issuer

     Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the related noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be

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imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to the limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under the indenture.

                    Material Federal Income Tax Consequences

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the term notes offered under this prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor.

     This discussion is directed solely to noteholders that hold the term notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

          o is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

          o is directly relevant to the determination of an entry on a tax return.

     Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

Tax Considerations Applicable to the Class I Notes

     Upon issuance of the Class I Notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the indenture, the trust agreement and the servicing agreement, for federal income tax purposes, the home equity loans in Loan Group I (exclusive of the yield maintenance agreement) will qualify as two REMICs under the Internal Revenue Code, referred to as REMIC I and REMIC II.

     For federal income tax purposes:

          o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

          o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

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          o    each class of Class I Notes will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and, in addition, with respect to each of the Class A-I-1 Notes, an ownership interest in the yield maintenance agreement.

     See "Material Federal Income Tax Consequences--REMICs and
FASITs--Classification of REMICs and FASITs" in the prospectus.

     For federal income tax reporting purposes, the Class A-I-1 Notes may, and all other classes of offered notes will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the home equity loans will prepay at a rate equal to 100% of the prepayment assumption. No representation is made that the home equity loans will prepay at those rates or at any other rate. The use of a zero prepayment assumption may be required in calculating the amortization of premium. See "Material Federal Income Tax Consequences--REMICs and FASITs--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

     The holders of the Class I Notes will be required to include in income interest on their notes in accordance with the accrual method of accounting.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered notes. Purchasers of the Class A-I-1 Notes should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the Class A-I-1 Notes. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether the Class A-I-1 Notes should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to the Class A-I-1 Notes for the purpose of preparing reports furnished to noteholders and the IRS. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the offered notes and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered notes should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered notes are advised to consult their tax advisors concerning the tax treatment of such notes.

     If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any noteholders, the amount of original issue discount allocable to such period would be zero, and such noteholders will be permitted to offset such amounts only against the respective future income, if any, from such note. Although uncertain, a noteholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such note exceeds the maximum amount of future payments to which such noteholders is entitled, assuming no further prepayments of the home equity loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

     In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an offered note may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the noteholders and the IRS.

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     Some of the classes of offered notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of notes will be treated as holding notes with amortizable bond premium will depend on the noteholder's purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs and FASITs--Taxation of Owners of REMIC and FASIT Regular Securities" and "--Premium" in the prospectus.

     The Class I Notes will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Class I Notes, exclusive of any interest payable to the Class A-I-1 Notes in respect of amounts received pursuant to the yield maintenance agreement, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such Class I Notes are treated as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class I Notes, other than, in the case of the Class A-I-1 Notes, the portion thereof representing the right to receive payments from amounts received pursuant to the yield maintenance agreement, will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in Class I Notes that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a note pursuant to the right of the master servicer or the depositor to repurchase such offered notes may adversely affect any REMIC that holds such offered notes if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

     For further information regarding federal income tax consequences of investing in the Class I Notes, see "Material Federal Income Tax
Consequences--REMICs and FASITs--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

Special Tax Considerations Applicable to the Class A-I-1 Notes

     Each holder of a Class A-I-1 Notes is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under the yield maintenance agreement. The treatment of amounts received by the holder of a Class A-I-1 Note under such certificateholder's right to receive payments under the yield maintenance agreement will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A-I-1 Note must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of the Class A-I-1 Notes with respect to the payments under the yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under the yield maintenance agreement as discrete property rights. Holders of the Class A-I-1 Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A-I-1 Notes will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer's treatment of payments under the yield maintenance agreement is respected, ownership of the right to the payments under

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the yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the yield maintenance agreement under the notional principal contract regulations.

     In the event that the right to receive the payments under the yield maintenance agreement is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A-I-1 Note, the amount of the sale allocated to the selling note holder's right to receive payments under the yield maintenance agreement would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a Class A-I-1 Note would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the note holder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

     Gain or loss realized upon the termination of the right to receive payments under the yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

     For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

Tax Considerations Applicable to the Class A-II Notes

     In the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, for federal income tax purposes, the Class A-II Notes will be characterized as indebtedness and the issuer, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code.

     While because of the treatment of Group II Net WAC Cap Shortfall, the federal income tax characterization of interest on the Class A-II Notes as "qualified stated interest" is not entirely clear, the issuer intends to treat the stated interest on the term notes as "qualified stated interest," and therefore intends to treat the Class A-II Notes as not having been issued with "original issue discount" as described in the prospectus. See "Material Federal Income Tax Consequences" in the prospectus.

     The Class A-II Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the Class A-II Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code. The term notes also will not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Internal Revenue Code.

     In addition to the federal income tax consequences discussed in this prospectus supplement, prospective investors in the notes should see "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the term notes.

Tax Return Disclosure and Investor List Requirements

     Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any

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of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the notes. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in the notes should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Issuer and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

Penalty Protection

     If penalties were asserted against purchasers of the offered notes in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                              ERISA Considerations

     The term notes are eligible for purchase by any ERISA plan. Any fiduciary or other investor of plan assets that proposes to acquire or hold the term notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

     The treatment of the term notes for ERISA purposes depends in part on whether, in the absence of a REMIC election, they would be treated as debt or equity for federal income tax purposes. Although no opinion on this matter was received with respect to the Class I Notes because their tax treatment is governed by the REMIC election, the issuer believes that, in the absence of the REMIC election, the Class I Notes would be treated for federal income tax purposes as debt. This conclusion is based on the reasonableness of the assumptions concerning the range of losses expected to be suffered by the trust.

     Each purchaser of a term note, by its acceptance of its term note, shall be deemed to have represented either that (a) it is not, and is not using ERISA plan assets of, any ERISA plan to purchase such term notes, or (b) the acquisition of the term note by that purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

     The term notes may not be purchased with the assets of an ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

     (a) has investment or administrative discretion with respect to the ERISA plan assets;

     (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the ERISA plan assets, for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

     (c) unless United States Department of Labor Prohibited Transaction Class Exemption 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to the ERISA plan.

     The sale of any of the term notes to an ERISA plan is in no respect a representation by the depositor, the underwriters or the credit enhancer that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.


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                                Legal Investment

     The term notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the term notes. No representation is made herein as to whether the term notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the term notes as legal investments for the purchasers prior to investing in term notes.

                             Method of Distribution

     Subject to the terms and conditions of an underwriting agreement, dated September 20, 2005, Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc., Banc of America Securities LLC and Residential Funding Securities Corporation each have severally agreed to purchase and the depositor has agreed to sell to each of Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc., Banc of America Securities LLC and Residential Funding Securities Corporation 40%, 40%, 10% and 10%, respectively, of the principal amount of each class of the term notes. It is expected that delivery of the term notes will be made only in book-entry form through the same day funds settlement system of DTC, Clearstream and Euroclear on or about September 23, 2005, against payment therefor in immediately available funds.

     In addition, the underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the term notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

     The distribution of the term notes by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the term notes, before deducting expenses payable by the depositor, will be approximately 99.75% of the aggregate security balance, plus accrued interest, if any, from the cut-off date. The underwriters may effect transactions by selling the term notes to or through dealers, and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the term notes, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the term notes may be deemed to be underwriters and any profit on the resale of the term notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the term notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the term notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding security balance of the term notes. There can be no assurance that any additional information regarding the term notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the term notes will be generally available on an ongoing basis. The limited nature of such information regarding the term notes may adversely affect the liquidity of the term notes, even if a secondary market for the term notes develops.

     Residential Funding Securities Corporation is an affiliate of the master servicer and depositor. Residential Funding Securities Corporation is also known as GMAC RFC Securities.

                                 Use of Proceeds

     The net proceeds from the sale of the term notes to each underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the home equity loans or for general corporate purposes.

                                     Experts

     The predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002 have been included in the Current Report on Form 8-K of the depositor, which is incorporated by reference in the registration statement to which this prospectus supplement relates, in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is also included therein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Financial Guaranty Insurance Company as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  Legal Matters

     Legal matters concerning the offered term notes will be passed upon for the depositor and Residential Funding Securities Corporation by Orrick, Herrington & Sutcliffe LLP, New York, New York and for Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc. and Banc of America Securities LLC by Thacher Proffitt & Wood LLP, New York, New York.

                                     Ratings

     It is a condition to issuance that the Class I Notes and Class A-II Notes be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's. The depositor has not requested a rating on the term notes by any other rating agency. However, there can be no assurance as to whether any other rating agency will rate the term notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the term notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the term notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of term notes of distributions on the home equity loans. The rating takes into consideration the structural and legal aspects associated with the term notes. The ratings on the term notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. In addition, such ratings do not address the rate of principal prepayments on the home equity loans or the likelihood of the receipt of any amounts in respect of Group I Net WAC Cap Shortfalls or Group II Net WAC Cap Shortfalls. The ratings on the Class A-I-1 Notes do not address the likelihood that payments will be received from the yield maintenance agreement provider. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                     ANNEX I

Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Equity Loan-Backed Term Notes, Series 2005-HS1, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in that capacity, and other DTC participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold these positions in accounts as DTC participants.

     Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of note certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan-backed notes in same-day funds.

     Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

     Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

          o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

               o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

               o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

               o Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

               o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the Form W-8BEN and Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

          o    a citizen or resident of the United States;

          o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

          o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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

PROSPECTUS

HOME EQUITY LOAN PASS-THROUGH CERTIFICATES AND ASSET-BACKED NOTES


RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor


The depositor may periodically form separate trusts to issue certificates or notes in series, backed by the assets of that trust.




OFFERED SECURITIES     The securities of any series will consist of certificates
                       or notes representing interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

TRUST ASSETS           Each trust will consist primarily of:

                       o home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties acquired under the home equity program;

                       o closed end home equity loans secured by first or junior liens on one- to four-family residential properties acquired under the home equity program or under the 125 loan program;

                       o home improvement installment sales contracts and loan agreements, either unsecured or secured;

                       o manufactured housing installment sales contracts and loan agreements;

                       o    partial balances of these assets; and

                       o securities and whole or partial interests in these assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               September 20, 2005

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the securities in two separate documents that provide progressively more detail:


     o this prospectus, which provides general information, some of which may not apply to your series of securities; and


     o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities II, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.


                                ----------------

                               TABLE OF CONTENTS




                                                          PAGE
                                                        --------
Introduction ......................................         4
The Trusts ........................................         4
   General ........................................         4
   Characteristics of the Loans ...................         7
   Revolving Credit Loans .........................         9
   The Contracts ..................................        11
   The Mortgaged Properties .......................        12
   The Agency Securities ..........................        13
   Private Securities .............................        15
Trust Asset Program ...............................        15
   Underwriting Standards .........................        15
   Guide Standards ................................        18
   Qualifications of Sellers ......................        21
Description of the Securities .....................        21
   Form of Securities .............................        22
   Assignment of the Trust Assets .................        24
   Review of Trust Assets .........................        26
   Representations Relating to Loans ..............        27
   Repurchases of Loans ...........................        28
   Limited Right of Substitution ..................        28
   Certain Insolvency and Bankruptcy
      Issues ......................................        30
   Assignment of Agency or Private
      Securities ..................................        30
   Excess Spread and Excluded Spread ..............        31
   Subservicing ...................................        31
   Payments on Trust Assets .......................        31
   Withdrawals from the Custodial
      Account .....................................        33
   Distributions of Principal and Interest
      on the Securities ...........................        34
   Funding Account ................................        35
   Reports to Securityholders .....................        36
   Servicing and Administration of Trust
      Assets ......................................        37
Description of Credit Enhancement .................        45
   General ........................................        45
   Financial Guaranty Insurance Policies;
      Surety Bonds ................................        47
   Letters of Credit ..............................        47
   Subordination ..................................        47
   Overcollateralization ..........................        49
   Reserve Funds ..................................        49
   Mortgage Pool Insurance Policies ...............        50
   Special Hazard Insurance Policies ..............        51
   Bankruptcy Bonds ...............................        52
   Maintenance of Credit Enhancement ..............        52
   Reduction or Substitution of Credit
      Enhancement .................................        53
Other Financial Obligations Related To
   The Securities .................................        53
   Swaps and Yield Supplement
      Agreements ..................................        53
   Purchase Obligations ...........................        54
Insurance Policies on Loans .......................        54
   Hazard Insurance and Related Claims ............        54
   Description of FHA Insurance Under
      Title I .....................................        55

                                                          PAGE
                                                        --------
The Depositor .....................................        57
Residential Funding Corporation ...................        58
The Agreements ....................................        58
   Events of Default; Rights Upon Event
      of Default ..................................        58
   Amendment ......................................        61
   Termination; Redemption of Securities ..........        62
   The Trustee ....................................        63
   The Owner Trustee ..............................        63
   The Indenture Trustee ..........................        64
Yield and Prepayment Considerations ...............        64
Certain Legal Aspects of the Trust Assets
   and Related Matters ............................        71
   Trust Assets Secured by Mortgages on
      Mortgaged Property ..........................        71
   Manufactured Housing Contracts .................        81
   The Home Improvement Contracts .................        85
   Enforceability of Certain Provisions ...........        87
   Applicability of Usury Laws ....................        88
   Environmental Legislation ......................        88
   Alternative Mortgage Instruments ...............        89
   Leasehold Considerations .......................        89
   Soldiers' and Sailors' Civil Relief Act of
      1940 ........................................        90
   Default Interest and Limitations on
      Prepayments .................................        90
   Forfeitures in Drug and RICO
      Proceedings .................................        91
   Junior Mortgages; Rights of Senior
      Mortgagees ..................................        91
Material Federal Income Tax
   Consequences ...................................        93
   General ........................................        93
   REMICs and FASITs ..............................        93
   Notes ..........................................       112
State and Other Tax Consequences ..................       113
ERISA Considerations ..............................       113
   Plan Asset Regulations .........................       113
   Considerations for ERISA Plans
      Regarding the Purchase of
      Certificates ................................       115
   Considerations for ERISA Plans
      Regarding the Purchase of Notes
      Where the Exemption does not
      Apply .......................................       119
   Insurance Company General Accounts .............       119
   Tax Exempt Investors ...........................       119
   Consultation with Counsel ......................       120
Legal Investment Matters ..........................       120
Use of Proceeds ...................................       121
Methods of Distribution ...........................       122
Legal Matters .....................................       123
Financial Information .............................       123
Additional Information ............................       123
Reports to Securityholders ........................       123
Incorporation of Certain Information by
   Reference ......................................       124
Glossary ..........................................       125

                                 INTRODUCTION

     The securities offered may be sold from time to time in series. The securities will consist of certificates or notes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer, or a trust agreement between the depositor and the trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.


                                  THE TRUSTS

GENERAL

     As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include one of, or any combination of, the following:


     o revolving credit loans, which are first or junior lien home equity revolving lines of credit acquired under the home equity program;

     o home equity loans, which are first or junior lien closed end home equity loans acquired under the home equity program;

     o home loans, which are first or junior lien closed end home loans acquired under the 125 loan program;

     o home improvement contracts, which are home improvement installment sales contracts and installment loan agreements, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

     o manufactured housing contracts, which are manufactured housing installment sales contracts and installment loan agreements, secured by security interests in manufactured homes;

     o  partial balances of any of the assets described above;

     o Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae or Ginnie Mae that represent interests in any of the assets described above, including pass-through certificates or other instruments evidencing interests in or that are secured by these assets, or all or a portion of balances of any of these assets;

     o all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

     o property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure; and/or

     o any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, contract pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement" in this prospectus.

        Unless the context indicates otherwise, as used in this prospectus:

     o contracts refer to manufactured housing contracts and home improvement contracts;

     o  closed end loans refer to home equity loans or home loans; and

     o  loans refer to revolving credit loans, closed-end loans and contracts.

In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances. To the extent specified in the accompanying prospectus supplement, the contracts may be partially insured by the Federal Housing Administration, or the FHA, under Title I of the National Housing Act, or Title I. The home equity program and the 125 loan program are described in this prospectus under "Trust Asset Program--Underwriting Standards."

     The loans and, if applicable, contracts will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a pool may contain Cooperative Loans evidenced by Cooperative Notes that are secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless otherwise specified:

     o revolving credit loans, home loans, home equity loans and, if applicable, contracts may include Cooperative Loans;

     o mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes;

     o  mortgage notes may include Cooperative Notes; and

     o  mortgages may include a security agreement relating to a Cooperative
        Note.

     If specified in the accompanying prospectus supplement, the trust securing a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The private securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in trusts. In this case, the accompanying prospectus supplement will include a description of any private securities and any related credit enhancement, and the assets underlying the private securities will be described together with any other trust assets included in the pool relating to the series.

     In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if so specified in the accompanying prospectus supplement.

     Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

     o directly or through its affiliates, including Residential Funding Corporation;

     o sellers who are affiliates of the depositor, including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation; or

     o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, state or local government housing finance agencies and other regulated and unregulated loan originators or sellers, including brokers, not affiliated with the depositor.

     If described in the accompanying prospectus supplement, the depositor may issue one or more classes of securities to a seller as consideration for the purchase of trust assets securing that series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

     The trust assets may be delivered either directly or indirectly to the depositor under a Designated Seller Transaction. These securities may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the related designated seller about the designated seller, the trust assets and the underwriting standards applicable to these trust assets. None of the depositor, Residential Funding Corporation, HomeComings Financial Network, Inc. or any of their affiliates will make any representation or warranty as to these trust assets, or any representation as to the accuracy or completeness of the information provided by the designated seller.

     Any seller, including any designated seller, or Residential Funding Corporation may retain or acquire any Excluded Balances with respect to any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool of trust assets backing a series of securities.

     The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. See "Description of the Securities--Assignment of the Trust Assets" in this prospectus. For a series of notes, the trust assets will be assigned to the owner trustee by: the depositor, and then pledged to the indenture trustee by the issuer. The master servicer named in the accompanying prospectus supplement will service the trust assets, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See "Trust Asset Program" and "Description of the Securities" in this prospectus. As to those trust assets serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the trust assets. In addition to or in place of the master servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Administrator to the extent applicable.

     The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Corporation or any designated seller and other obligations of subservicers, as described in this prospectus under "Description of the Securities--Representations Relating to Loans," "--Servicing and Administration of Trust Assets--Subservicing" and "--Assignment of the Trust Assets" or under the terms of any private securities included in the trust.

     Residential Funding Corporation, or another entity specified in the accompanying prospectus supplement, will be obligated to advance funds to borrowers for Draws made after the related cut-off date subject to reimbursement. If the master servicer is obligated to make principal and interest advances on the closed-end loans, that obligation will be limited to amounts which the master-servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the closed-end loans or any applicable form of credit support. See "Description of the Securities--Servicing and Administration of Trust Assets--Advances" in this prospectus.

     The proceeds of the loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

     A mortgaged property securing a loan and, if applicable, a contract may be subject to the senior liens of one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. It is unlikely that more than one loan secured by a single mortgaged property will be included in the same pool, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the loan. Loans and contracts that are secured by junior liens will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the trust assets.

CHARACTERISTICS OF THE LOANS

     The accompanying prospectus supplement for each series of securities will provide information concerning the types and characteristics of the loans that will be included in the related pool. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. No more than five percent (5%) of the trust assets that comprise the trust as of the cut-off date by aggregate principal balance will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other trust assets available for purchase by the depositor may have characteristics that would make them eligible for inclusion in a pool but were not selected for inclusion in a pool at that time. The information may include, if applicable:

     o  the aggregate principal balance of the trust assets;

     o the type of property securing the trust assets and related lien priority, if any;

     o the original or modified and/or remaining terms to maturity of the trust assets;

     o the range of principal balances of the loans at origination or modification;

     o  the range of the years of origination of the trust assets;

     o the earliest origination or modification date and latest maturity date of the trust assets;

     o the loan-to-value ratios, known as LTV ratios, or combined LTV ratios of the trust assets, as applicable;

     o  the loan rate or range of loan rates borne by the trust assets;

     o the applicable index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate;

     o  the geographical distribution of the mortgaged properties;

     o the aggregate credit limits and the range of credit limits of the related credit line agreements;

     o  the weighted average junior ratio and credit utilization rate;

     o the number and percentage of contracts that are partially insured by the FHA under Title I;

     o  the range of debt-to-income ratios;

     o  the distribution of loan purposes;

     o  the range of Credit Scores; and

     o the amount of residual income as described in the accompanying prospectus supplement.

     A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related home loan purchase agreement, servicing agreement, trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission, known as the Commission, within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

   Prepayments on the Loans

     Some closed-end loans may provide for payment of a prepayment charge if the related borrower prepays the loan within a specified time period. In most cases, revolving credit loans may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. If specified in the prospectus supplement, the master servicer will be entitled to all prepayment charges and late payment charges received on the loans or such amounts will be available for payment on certain classes of securities. However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

   Modified Loans

     A pool may include trust assets that have been modified subsequent to their origination. If a trust asset is a modified trust asset, references to origination shall be deemed to be references to the date of modification.

   Balloon Loans

     As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower's financial situation, the level of available loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien loan. Neither the depositor, the master servicer, the trustee nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell the mortgaged property.

   Actuarial Loans

     Monthly payments made by or on behalf of the borrower for some closed-end loans will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. These types of closed end loans are known as actuarial loans.

   Simple Interest Loans

     Some loans may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Those variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

REVOLVING CREDIT LOANS

     The revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle, in most cases, will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. As specified in the related mortgage note and described in the accompanying prospectus supplement, the loan rate will be equal to the sum of (a) the index as of that day and (b) the Gross Margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. If specified in the accompanying prospectus supplement, some revolving credit loans, known as teaser loans, may have an introductory rate that is lower than the rate that would be in effect if the applicable index and Gross Margin were used to determine the loan rate. As a result of the introductory rate, interest collections on these loans will initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and Gross Margin.

     The index for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:


     o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;


     o the weekly auction average investment yield of U.S. Treasury bills of six months;


     o  the daily bank prime loan rate made available by the Federal Reserve
        Board;


     o the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco;


     o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled note rate adjustment date which will be specified in the accompanying prospectus supplement; or

     o the weekly average of secondary market note rates on six-month negotiable certificates of deposit.

     Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. In most cases, the Draw Period will not be more than 15 years. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date, known as the repayment period. The borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. The borrower under each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the accompanying prospectus supplement.

     Unless specified in the accompanying prospectus supplement:

     o the finance charge for any billing cycle, in most cases, will be equal to interest accrued on the average daily principal balance of the revolving credit loan for the billing cycle at the related loan rate;

     o the account balance on any day, in most cases, will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

     o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

     Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any principal outstanding.

     As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

     o  a materially adverse change in the borrower's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o  a payment default by the borrower.

However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

     o  the borrower's failure to make any payment as required;

     o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

     o any fraud or material misrepresentation by a borrower in connection with the revolving credit loan.

     The master servicer will have the option to allow an increase in the credit limit or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the accompanying prospectus supplement among the revolving credit loan and the Excluded Balance. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.


   Allocation of Revolving Credit Loan Balances

     With respect to any series of securities backed by revolving credit loans, the related trust may include either:

     o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

     o  the Trust Balance of each revolving credit loan.

     The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions:

     o may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

        o on a pro rata basis;

        o first to the Trust Balance until reduced to zero, then to the Excluded Balance; or

        o in accordance with other priorities specified in the accompanying prospectus supplement; and

     o may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

     Even where a trust initially includes the entire principal balance of the revolving credit loans, the pooling and servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

   Home Improvement Contracts

     The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

     In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.


     As specified in the accompanying prospectus supplement, the home improvement contracts will either be unsecured or secured primarily by:

     o mortgages on one- to four-family residential properties that are typically subordinate to other mortgages on the same mortgaged property; or

     o purchase money security interests in the home improvements financed by those home improvement contracts.

     The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

     Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract. In addition, because the home improvement contracts included in the trust are typically subordinate to other mortgages on the same mortgaged property, the rights of the related securityholders, as mortgagee under that junior mortgage, are subordinate to those of the mortgagees under any senior mortgage. See "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Junior Mortgages; Rights of Senior Mortgagees".

   Manufactured Housing Contracts

     The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts partially insured by the FHA under Title 1. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans. The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C.
Section 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 81/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in that manufactured home.

     Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

THE MORTGAGED PROPERTIES

     The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments and two- to four-family dwellings. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

     Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

     Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

     The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.

     The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

     o the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

     o a representation by the originator of the loan, which may be based solely on the above clause; or

     o the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

     Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

     A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the same trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

THE AGENCY SECURITIES

   Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

   Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

   Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential loans or participation interests in loans and reselling the loans so purchased in the form of guaranteed private securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases loans from sellers with Freddie Mac securities representing interests in the loans so purchased. All loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

   Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

   Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. Section 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

   Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional loans or fixed-rate FHA loans or VA loans. Those loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

PRIVATE SECURITIES

     Any private securities underlying any securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private securities will be registered under the Securities Act, at the same time as the securities.

     References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the loans may include advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust described in the accompanying prospectus supplement for an offered security, and not in any other pool or trust related to securities issued in this prospectus.

     In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                              TRUST ASSET PROGRAM

     Except in the case of a Designated Seller Transaction, the trust assets will have been purchased by the depositor, either directly or indirectly through Residential Funding Corporation from sellers. In the case of a Designated Seller Transaction, the depositor may purchase the trust assets directly from the designated seller. The loans will, in most cases, have been originated in accordance with the depositor's underwriting standards or alternative underwriting criteria as described under "--Underwriting Standards" in this prospectus or as described in the accompanying prospectus supplement. The contracts, in most cases, will have been originated in accordance with the underwriting standards described in the accompanying prospectus supplement.

UNDERWRITING STANDARDS

   General Standards

     The depositor's underwriting standards for the loans will, in most cases, conform to those published in Residential Funding Corporation's Client Guide, referred to as the Guide, as modified from time to time, including the provisions of the Guide applicable to the depositor's home equity program or the 125 loan program, as applicable. The home equity program may include revolving credit loans and home equity loans. The 125 loan program may include home loans and contracts. The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for private securities. The loans may be underwritten by Residential Funding Corporation or by a designated third party. In some circumstances, however, the loans may be underwritten only by the seller with little or no review performed by Residential Funding Corporation. See "Underwriting Standards--Guide Standards" and "Qualifications of Sellers" in this prospectus. Residential Funding Corporation or a designated third party may perform only sample quality assurance reviews to determine whether the loans in any pool were underwritten in accordance with applicable standards.

     The loans in any pool may be underwritten by Residential Funding Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. For additional information regarding underwriting systems that are used by Residential Funding Corporation to review many of the loans that it purchases and that may be included in any pool, see "Automated Underwriting" below.

     The depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

     In addition, the depositor purchases loans that do not conform to the underwriting standards contained in the Guide. A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Residential Funding Corporation or the designated seller, on behalf of the depositor, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Corporation or the designated seller, as applicable.

     The level of review, if any, by Residential Funding Corporation or the depositor of any loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including factors relating to the experience and status of the seller, and factors relating to the specific loan, including:

     o  the original principal balance or credit limit, as applicable;

     o  the LTV or combined LTV ratio;

     o  the loan type or loan program; and

     o the applicable Credit Score of the related borrower used in connection with the origination of the loan, as determined based on a credit scoring model acceptable to the depositor.

     Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level may depend on the borrower's Credit Score. See "--Guide Standards" in this prospectus.

     The underwriting standards used in negotiated transactions and master commitments and the underwriting standards applicable to loans underlying private securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are, in most cases, intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the loans included in any pool, the accompanying prospectus supplement, in most cases, will not distinguish among the various underwriting standards applicable to the loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Corporation. Moreover, there can be no assurance that every loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

     The depositor, either directly or indirectly through Residential Funding Corporation, will also purchase loans from its affiliates, including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation, with underwriting standards in accordance with the Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the loans may be employee or preferred customer loans for which, in accordance with the affiliate's loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, or its affiliates, in limited circumstances preferential note rates may be allowed. Neither the depositor nor Residential Funding Corporation will review any affiliate's loans for conformity with the underwriting standards contained in the Guide.

   Automated Underwriting

     In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Corporation underwrites many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information that is set forth in Residential Funding Corporation's Seller Guide as the underwriting criteria that is necessary to satisfy each underwriting program.

     In some cases, Residential Funding Corporation enters the information into the automated underwriting system using the documentation delivered to Residential Funding Corporation by the mortgage collateral seller. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. If a mortgage collateral seller enters the information, Residential Funding Corporation will, in many cases, verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation. However, for some mortgage collateral sellers, it will only verify the information with respect to a sample of those mortgage loans.

     Each automated review will either generate an approval, a rejection or a recommendation for further review. In the case of a recommendation of further review, underwriting personnel will perform a manual review of the mortgage loan documentation before Residential Funding Corporation will purchase the mortgage loan.

     Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Corporation's Seller Guide, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

GUIDE STANDARDS

   Loan Documentation

     The following is a brief description of the underwriting standards under both the home equity program and the 125 loan program described in the Guide for full documentation loan programs. Initially, a prospective borrower, other than a borrower that is a trust, is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes. Under the home equity program, the borrower normally must show, among other things, a minimum of two years' credit history reported on the credit report and under the 125 loan program, the borrower normally must show a minimum of three years' credit history. Under both programs, the borrower normally must show that no mortgage delinquencies, which are thirty days or greater, in the past 12 months existed. Under both programs, borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $500 or greater prior to closing. In addition, an employment verification is obtained which may report the borrower's current salary and contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

     The underwriting standards presented in the Guide also allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than by having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

     The underwriting standards contained in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the loan. For example, under Residential Funding Corporation's stated income limited loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the seller is still required to perform a thorough credit underwriting of the loan. Normally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, including a relatively low combined LTV ratio or other favorable underwriting factors, must be present. The borrower's eligibility for the program may also be determined by use of a credit scoring model.

   Appraisals

     In most cases, the value of the mortgaged property securing each loan will be determined by an appraisal, the purchase price of the related mortgaged property or if permitted by the Guide, a statistical valuation or the stated value. Appraisals may be performed by appraisers independent from or affiliated with the depositor, Residential Funding Corporation or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under both programs, each appraisal is required to be dated no more than 360 days prior to the date of origination of the loan; provided that, depending on the original principal balance or the credit limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical valuation is obtained. However, appraisals, statistical valuations, or stated values will not establish that the mortgaged properties provide assurance of repayment of the loans. See "Risk Factors" in the accompanying prospectus supplement. Title searches are undertaken in most cases, and title insurance is required on all loans with an original principal balance or credit limit in excess of $100,000.

     The appraised value for any loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. The statistical valuation will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application.

   Loan-to-Value, Combined Loan-to-Value and Junior Ratios

     As to each loan, LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the original principal balance or the credit limit, as applicable, to (B) the appraised value of the related mortgaged property loan, or, if permitted by the Guide, a statistical valuation or the stated value.

     As to each loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property, or, if permitted by the Guide, a statistical valuation or the stated value.

     As to each loan, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of (1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. As to each contract, the combined LTV ratio and junior ratio will be computed in the manner described in the accompanying prospectus supplement. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

   Credit Scores

     The Credit Scores for a portion of the loans underlying each series of securities may be supplied in the accompanying prospectus supplement. Credit Scores are obtained by many lenders in connection with loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a loan if the seller does not provide to Residential Funding Corporation a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with the types of loans described in this prospectus, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in many cases, a Credit Score may not take into consideration the differences between the types of loans described in this prospectus and consumer loans in general, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt-to-income ratio of the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

   Application of Underwriting Standards

     Once all applicable employment, credit and property information is received, a determination is made by the original lender as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the home if applicable, such as property taxes, hazard insurance and maintenance fees or other levies assessed by a Cooperative, if applicable, as well as other financial obligations, including debt service on any loan secured by a senior lien on the related mortgaged property. In most cases, the monthly payment used to qualify borrowers for a revolving credit loan will be assumed to be an amount equal to 1.00% times the applicable credit limit. In many cases, the loan rate in effect from the origination date of a revolving credit loan to the first adjustment date will be lower, and may be significantly lower, than the sum of the then applicable index and Gross Margin. The monthly payment used to qualify borrowers for a closed-end loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The loans, in most cases, do not, but may provide for negative amortization. For these loans or Balloon Loans, payment of the full outstanding principal balance, if any, at maturity may depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

     In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential loan rates may be allowed.

     The home equity program provides some limitations on the combined LTV ratio for the loans and restrictions on any related underlying first lien loan. The underwriting guidelines for the home equity program normally permit combined LTV ratio's as high as 100%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted combined LTV ratio is 75% on owner occupied, full income documentation loans. Stated income documentation, second vacation homes, and three- to four-unit dwellings are not eligible where property values are declining. The underwriting guidelines for the 125 Loan Program normally permit combined LTV ratios as high as 125%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. The underwriting guidelines for both programs also include restrictions based on the borrower's debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by Residential Funding Corporation. Underwriting guidelines for both programs include minimum credit score levels that may apply depending on other factors relating to the loan. The required yields for fixed-rate closed-end loans and required Gross Margins for revolving credit loans purchased under the home equity program, as announced from time to time, vary based on a number of factors including combined LTV ratio, original principal balance or credit limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

     In its evaluation of loans that have twenty-four or more months of payment experience, Residential Funding Corporation generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated loans.

QUALIFICATIONS OF SELLERS

     Except in the case of Designated Seller Transactions or as specified in the accompanying prospectus supplement, each seller, other than the Federal Deposit Insurance Corporation, or the FDIC, and investment banking firms, will have been approved by Residential Funding Corporation for participation in Residential Funding Corporation's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Corporation will consider, among other things:


     o  the financial status, including the net worth, of the seller;


     o the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first loans;


     o the underwriting standards and the quality control procedures employed by the seller; and if applicable, servicing operations established by the seller.

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller.

     As specified in the accompanying prospectus supplement, the qualifications required of sellers for approval by Residential Funding Corporation as participants in its loan purchase programs may not apply to designated sellers. To the extent the designated seller fails to or is unable to repurchase the trust asset due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the securityholders or by the credit enhancement, if any.

                         DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or indenture or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement for these securities. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement for these securities. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K.

     The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

     Each series of securities may consist of any one or a combination of the following:

     o  a single class of securities;

     o one or more classes of senior securities, of which one or more classes of securities may be senior in right of payment to any other class or classes of securities subordinate to it, and as to which some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as described in the accompanying prospectus supplement;

     o one or more classes of mezzanine securities which are subordinate securities but which are senior to other classes of subordinate securities in terms of distributions or losses;

     o one or more classes of strip securities which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes," or on the basis of collections from designated portions of the pool, which series may include one or more classes of accrual securities for which some accrued interest will not be distributed but rather will be added to the principal balance of those classes of securities on the distribution date specified in the accompanying prospectus supplement; or

     o other types of classes of securities, as described in the accompanying prospectus supplement.

     Credit support for each series of securities may be provided by any one or a combination of the following:

     o  subordination of one or more classes of securities;

     o  financial guaranty insurance policies;

     o  excess spread;

     o  overcollateralization;

     o  surety bonds;

     o  reserve funds;

     o  purchase obligations;

     o  derivative products;

     o  bankruptcy bonds;

     o  special hazard insurance policies;

     o  letters of credit;

     o  mortgage pool insurance policies; or

     o other credit enhancement as described under "Description of Credit Enhancement" in this prospectus.


FORM OF SECURITIES

     As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the securities registrar who is appointed under the related agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder as used in this prospectus refers to the entity whose name appears on the records of the securities registrar or, if applicable, a transfer agent, as the registered holder of a note.

     If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or the Euroclear System in Europe known as Euroclear. Securityholders may hold book entry securities directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. Any class of book entry securities will list DTC's nominee as the record holder. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not participants but clear through or maintain a custodial relationship with participants, known as indirect participants, have indirect access to DTC's clearance system.

     Unless specified in the accompanying prospectus supplement, no beneficial owner of book-entry securities will be entitled to receive a security representing that interest in registered, certificated form, unless either:

     o DTC ceases to act as depository for that security and a successor depository is not obtained; or

     o the trustee elects in its sole discretion to discontinue the registration of the securities through DTC.

Prior to any of these events, beneficial owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act as to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during subsequent securities settlement processing day, immediately following the DTC settlement date, which must be a business day for Clearstream or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant, other than the depositary for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Euroclear Bank, S.A./N.V., the Euroclear operator, under contract with the clearance cooperative, Euroclear Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear on behalf of Euroclear participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments relating to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments on their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions regarding any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee, the owner trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF THE TRUST ASSETS

     At the time of issuance of a series of securities, the depositor will cause the trust assets and any other assets being included in the related trust to be assigned without recourse to the trustee or its nominee, which may be the custodian on behalf of the related trust. This assignment will include, unless specified in the accompanying prospectus supplement, all principal and interest received on the trust assets after the cut-off date, other than principal and interest due on or before the cut-off date and any Excluded Spread. In the case of a series of notes or certificates, the depositor's assignment will be made to the owner trustee and, concurrently with that assignment, the owner trustee will grant a security interest in the related trust to the indenture trustee to secure the notes. Each trust asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things, information as of the cut-off date for each loan regarding the principal balance, the loan rate, the amount of the monthly payment of principal and interest, the maturity of the mortgage note and the LTV or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

     If so specified in the accompanying prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., referred to together as MERS, assignments of the mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. known as the MERS (Registered Trademark) System. As to trust assets registered through the MERS (Registered Trademark) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

     Except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset other than loans underlying any private securities, deliver to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee, the legal documents relating to those trust assets that are in possession of the depositor. The legal documents may include, as applicable, depending upon whether that trust asset is secured by a lien on mortgaged property:

     o the mortgage note and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or the owner trustee or a nominee, or a lost note affidavit, together with a copy of the related mortgage note;

     o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

     o an assignment in recordable form of the mortgage or evidence that the mortgage is held for the related trustee through the MERS (Registered Trademark) System or a copy of such assignment with evidence of recording indicated thereon or, as to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements;

     o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at those times described in the related agreement; and

     o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract.

     Assignments of the loans and contracts secured by a lien on mortgaged property will be recorded in the appropriate public recording office, except for mortgages held under the MERS (Registered Trademark) System or in states where, in the opinion of counsel acceptable to the trustee, the owner trustee or the rating agencies, the recording is not required to protect the trustee's or owner trustee's interests in the loans and contracts against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans or contracts, or except as otherwise specified in the accompanying prospectus supplement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so specified in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the documents if those documents are missing from the files of the party from whom the revolving credit loans, home equity loans and contracts were purchased.

     In the case of contracts, the depositor or the master servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Trust Assets and Related Matters--Manufactured Housing Contracts" and "--The Home Improvement Contracts" in this prospectus.

     As to any Puerto Rico trust assets, the mortgages for those trust assets either secure a specific obligation for the benefit of a specified person, referred to as direct Puerto Rico mortgage or secure an instrument transferable by endorsement, referred to as endorsable Puerto Rico mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     If, as to any loan or contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording on that mortgage or assignment concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee, the custodian or another entity appointed by the trustee a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the master servicer.

REVIEW OF TRUST ASSETS

     The trustee will be authorized to appoint one or more custodians under a custodial agreement to maintain possession of and review documents relating to the trust assets as the agent of the trustee or, following payment in full of the securities and discharge of the related agreement, the owner trustee or the master servicer, as applicable. The identity of the custodian, if any, will be described in the accompanying prospectus supplement.

     The trustee or the custodian will hold these documents in trust for the benefit of the securityholders and, in most cases will review those documents within 90 days after receipt. The trustee or the custodian shall notify the master servicer and the depositor of any omissions or defects in respect of its review. If any omission or defect reported materially and adversely affects the interests of the securityholders in the related loan, the master servicer or the depositor shall notify Residential Funding Corporation or the designated seller. If Residential Funding Corporation or, in a Designated Seller Transaction, the designated seller, cannot cure the defect within the period specified in the accompanying prospectus supplement after notice of the defect is given to Residential Funding Corporation or, if applicable, the designated seller, Residential Funding Corporation or, if applicable, the designated seller is required to, within the period specified in the accompanying prospectus supplement, either repurchase the related loan or any property acquired from it from the trustee, or if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The master servicer will be obligated to enforce this obligation of Residential Funding Corporation or the designated seller to the extent described under "Description of the Securities--Representations Relating to Loans" in this prospectus, but that obligation is subject to the provisions described under "Description of the Securities--Servicing and Administration of Trust Assets--Realization Upon Defaulted Loans" in this prospectus. There can be no assurance that the applicable designated seller will fulfill its obligation to purchase any loan as described in the second preceding sentence. In most cases, neither Residential Funding Corporation, the master servicer nor the depositor will be obligated to purchase or substitute for that loan if the designated seller defaults on its obligation to do so. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholders or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

     For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

     Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans and/or contracts from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

REPRESENTATIONS RELATING TO LOANS

     Except as described in the second paragraph under "Trust Asset Program--Qualifications of Sellers", each seller will have made representations and warranties to Residential Funding Corporation relating to the loans sold by it. However, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

     In the case of a pool consisting of loans purchased by the depositor from sellers through Residential Funding Corporation, Residential Funding Corporation, except in the case of a Designated Seller Transaction or as to loans underlying any private securities or as specified in the accompanying prospectus supplement, will have made limited representations and warranties regarding the loans to the depositor at the time that they are sold to the depositor. The representations and warranties will, in most cases, include, among other things, that:

     o as of the cut-off date, the information contained in a listing of the related loans is true and correct in all material respects;

     o Residential Funding Corporation was the sole holder and owner of the loans free and clear of any and all liens and security interests;

     o each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

     o except as otherwise indicated in the accompanying prospectus supplement, no loan is one month or more delinquent in payment of principal and interest;

     o to the best of Residential Funding Corporation's knowledge, there is no delinquent tax or assessment lien against any mortgaged property; and

     o to the best of Residential Funding Corporation's knowledge, any contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

     In a Designated Seller Transaction, as specified in the accompanying prospectus supplement, the designated seller will have made specific representations and warranties regarding the loans to the depositor generally similar to those made in the preceding paragraph by Residential Funding Corporation.

REPURCHASES OF LOANS

     The depositor will assign to the trustee all of its right, title and interest in each agreement by which it purchased a loan from Residential Funding Corporation or a designated seller, insofar as the agreement relates to the representations and warranties made by a designated seller or Residential Funding Corporation, as the case may be, regarding the loan and any remedies provided for any breach of the representations and warranties. If a designated seller or Residential Funding Corporation, as the case may be, cannot cure a breach of any representation or warranty made by it relating to a loan that materially and adversely affects the interests of the securityholders in the loan, within 90 days after notice from the master servicer, the designated seller or Residential Funding Corporation, as the case may be, will be obligated to repurchase the loan at a repurchase price contained in the related agreement, which repurchase price, in most cases, will be equal to the principal balance of that loan as of the date of repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the loan rate, less the amount, expressed as a percentage per annum, payable for master servicing compensation or subservicing compensation, as applicable, and if applicable, the Excluded Spread.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any loan secured by a lien on mortgaged property as to which it is discovered that the related mortgage is not a valid lien on the related mortgaged property having at least the priority maintained for the loan, as applicable, in the listing of related loans, subject only to:

     o  liens of real property taxes and assessments not yet due and payable;

     o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions;

     o other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property; and

     o  if applicable, the liens of the related senior loans.

For any loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the loan subsequently is in default and the enforcement of that default or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Corporation will be obligated to repurchase or substitute for the loan, in the manner described in the preceding paragraph. However, Residential Funding Corporation will not be required to repurchase or substitute for any loan as described above if the circumstances giving rise to the requirement also constitute fraud in the origination of the related loan. Furthermore, because the listing of the related loans, in most cases, contains information about the loans as of the cut-off date, prepayments and, in some limited circumstances, modifications to the note rate and principal and interest payments may have been made on one or more of the related loans between the cut-off date and the closing date. Residential Funding Corporation will not be required to purchase or substitute for any loan as a result of the prepayment or modification.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a loan required to be repurchased by Residential Funding Corporation as provided in "Repurchases of Loans" in this prospectus, Residential Funding Corporation may, at its sole option, rather than purchase the loan, remove the loan from the trust, or from the assets underlying any private securities, if applicable, and cause the depositor to substitute in its place another loan of like kind. The accompanying prospectus supplement will describe the conditions of any eligible substitute loan. Under some circumstances, any substitution must be effected within 120 days of the date of the initial issuance of the securities of a trust. In the case of a trust for which a REMIC election is made, except as otherwise provided in the accompanying prospectus supplement, substitution of a defective loan must be effected within two years of the date of the initial issuance of the securities, and may not be made if the substitution would cause the trust to not qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code. In most cases, any qualified substitute loan will, on the date of substitution:

     o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan--the amount of any shortfall to be deposited in the related Custodial Account in the month of substitution for distribution to the securityholders;

     o have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the deleted loan as of the date of substitution;

     o have a LTV ratio or a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

     o comply with all of the applicable representations and warranties contained in the related pooling and servicing agreement or loan purchase agreement as to individual loans as of the date of substitution.

     The related pooling and servicing agreement or loan purchase agreement may include additional requirements relating to revolving credit loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a designated seller will have no option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The master servicer will be required under the related agreement to use its best reasonable efforts to enforce purchase or substitution obligation of the designated seller, Residential Funding Corporation or the related seller of which it has knowledge due to a breach of a representation or warranty that was made to or assigned to the trustee for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. However, this purchase or substitution obligation will not become an obligation of the master servicer if the designated seller, Residential Funding Corporation or the related seller, as the case may be, fails to honor its obligation. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation or warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.

     The master servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a designated seller is unable, or disputes its obligation, to purchase affected loans, the master servicer, employing the standards contained in the preceding sentence, may negotiate and enter into one or more settlement agreements with the designated seller that may provide for, among other things, the purchase of only a portion of the affected loans or coverage of only some loss amounts. Any settlement could lead to losses on the loans that would be borne by the credit enhancement supporting the related series of securities, and to the extent not available, by the securityholders of the series.

     Furthermore, if applicable, the master servicer may pursue foreclosure, or similar remedies, concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase of a designated seller arising from any misrepresentation by the designated seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. If the designated seller fails to repurchase and no breach of either the depositor's or Residential Funding Corporation's representations has occurred, the designated seller's purchase obligation will not become an obligation of the depositor or Residential Funding Corporation. In most cases, the foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller or by Residential Funding Corporation in its capacity as a seller of trust assets to the depositor, or for any other event giving rise to the obligations as described in this paragraph.

     Neither the depositor nor the master servicer will be obligated to purchase a loan if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out its obligations relating to loans. The default by a designated seller is not a default by the depositor or by the master servicer. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to that loan shall be allocated to the related credit enhancement, and to the extent not available to the related securities.

     However, if any designated seller requests Residential Funding Corporation's consent to transfer subservicing rights for any related trust assets to a successor subservicer, Residential Funding Corporation may release the designated seller from liability under its representations and warranties described in the second preceding paragraph, upon the assumption of the successor subservicer of the designated seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor subservicer assumes the designated seller's liability will be assigned to the trustee or the owner trustee, or the special purpose entity, if applicable, and the successor subservicer will be deemed to be the designated seller for purposes of the foregoing provisions.

CERTAIN INSOLVENCY AND BANKRUPTCY ISSUES

     Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that the seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of that seller, or the seller as a debtor-in-possession, were to assert that the sale of the trust assets from that seller to the depositor should be recharacterized as a pledge of the trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

     If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

     The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

ASSIGNMENT OF AGENCY OR PRIVATE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the


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

Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

EXCESS SPREAD AND EXCLUDED SPREAD

     The depositor, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due on the related trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive in connection with the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread. Those excluded from the assets transferred to the related trust are referred to as the Excluded Spread. The interest portion of a Realized Loss or extraordinary loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest as provided in the applicable agreement.

SUBSERVICING

     In most cases, the servicing for each loan will either be retained by the seller, or its designee approved by the master servicer, as subservicer, or will be released by the seller to the master servicer and will be subsequently transferred to a subservicer approved by the master servicer, and in either case will then be serviced by the subservicer under a subservicing agreement between the master servicer and the subservicer. The master servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified sellers and which may include HomeComings Financial Network, Inc. or its affiliates. While the subservicing agreement will be a contract solely between the master servicer and the subservicer, the servicing agreement applicable to any series of securities will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related trust assets, any successor master servicer must recognize the subservicer's rights and obligations under the subservicing agreement. For further information relating to subservicing see "Description of the Securities--Servicing and Administration of Trust Assets--Subservicing" in this prospectus.

PAYMENTS ON TRUST ASSETS

   Collection of Payments on Loans

     Each subservicer servicing a trust asset under a subservicing agreement will establish and maintain a Subservicing Account. A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it relating to the trust assets, less its servicing or other compensation.

     As specified in the subservicing agreement, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account for trust assets that are required to be so remitted on a periodic basis not less frequently than monthly. If specified in the accompanying prospectus supplement, the subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, in the case of simple interest loans, less its servicing or other compensation, on any closed-end loan for which payment was not received from the borrower.

     The master servicer will deposit or will cause to be deposited into a Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as described in the related agreement, which, in most cases, will include the following:

     o  payments on account of principal on the loans comprising a trust;

     o payments on account of interest on the loans comprising that trust, net of the portion of each payment of interest retained by the master servicer, subservicer or other specified entity, if any, as Excluded Spread, or as servicing or other compensation;

     o Liquidation Proceeds, net of any unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by any subservicer, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of that insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     o proceeds of any loan in the trust purchased, or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Corporation, any subservicer, seller or designated seller or any other person under the terms of the related agreement. See "Description of the Securities--Representations Relating to Loans," and "--Assignment of the Trust Assets";

     o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in the fifth paragraph below; and

     o any amounts required to be transferred from the Payment Account to the Custodial Account.

     In addition to the Custodial Account, the master servicer will establish and maintain, in the name of the trustee for the benefit of the holders of each series of securities, a Payment Account for the disbursement of payments on the trust assets evidenced by each series of securities. Both the Custodial Account and the Payment Account must be either:

     o maintained with a depository institution whose debt obligations at the time of any deposit to the account are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

     o an account or accounts the deposits in which are fully insured to the limits established by the FDIC. Any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the securityholders have a claim as to the funds in those accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which those accounts are maintained;

     o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet various rating criteria;

     o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

     o  any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to Permitted Investments.

     A Payment Account may be maintained as an interest-bearing or non-interest-bearing account. The Custodial Account may contain funds relating to more than one series of securities as well as payment received on other loans and assets master serviced by the master servicer that have been deposited into the Custodial Account.

     On the day described in the accompanying prospectus supplement, the master servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid from that account to securityholders on the distribution date, except as otherwise provided in the accompanying prospectus supplement. The master servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

     o any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Credit Enhancement" in this prospectus;

     o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans--Hazard Insurance and Related Claims" in this prospectus;

     o any payments received on any Agency Securities or private securities included in the trust;

     o the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust
        Assets--Advances"; or

     o  any other amounts as described in the related agreement.

     The portion of any payment received by the master servicer for a trust asset that is allocable to Excess Spread or Excluded Spread, as applicable, will, in most cases, be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be paid as provided in the related agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. In most cases, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with these investments must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

   Collection of Payments on Agency Securities or Private Securities

     The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The master servicer may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related agreement, which in most cases will include the following:

     o to make deposits to the Payment Account in the amounts and in the manner provided in the related agreement and described above under "--Payments on Trust Assets; Collection of Payments on Loans" or in the accompanying prospectus supplement;

     o to reimburse itself or any subservicer for any Advances or any Servicing Advances as to any mortgaged property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the loan for which those Advances or Servicing Advances were made;

     o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

     o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest for partial prepayments on the trust assets, and, if so provided in the servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

     o to pay to itself, a subservicer, Residential Funding Corporation, the depositor, the seller or the designated seller all amounts received in connection with each trust asset purchased, repurchased or removed under the terms of the related agreement and not required to be paid as of the date on which the related repurchase price is determined;

     o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each trust asset, including any loan as to which title to the underlying mortgaged property was acquired;

     o to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the related agreement as described in the accompanying prospectus supplement;

     o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any designated seller, or against which it or the depositor is indemnified under the related agreement;

     o to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable;

     o to withdraw any amount deposited in the Custodial Account that was not required to be deposited in that Custodial Account;

     o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable;

     o to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

     o to clear the Custodial Account of amounts relating to the corresponding trust assets in connection with the termination of the trust, as described in "The Agreements--Termination; Redemption of Securities" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE SECURITIES

     Beginning on the distribution date in the month after the month in which the cut-off date occurs, or any other date specified in the accompanying prospectus supplement, for a series of securities, distributions of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee or the master servicer acting on behalf of the trustee, or by a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on any other day specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the securities register. Except as otherwise provided in the related agreement, the final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.


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

     Unless otherwise specified in the accompanying prospectus supplement, as a result of the provisions described below under "--Servicing and Administration of Trust Assets--Realization upon Defaulted Loans," under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

     The method of determining, and the amount of, payments of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal. Each class of securities, other than classes of principal only securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

     On each distribution date for a series of securities, the trustee or the master servicer, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

     In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of distribution or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, will be described in the accompanying prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise described in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement. To the extent the trust contains Balloon Loans that require no monthly payments and non-amortizing mortgage loans that require only small principal payments in proportion to the principal balance of the mortgage loan, the amount of principal distributions on the securities generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

     On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer will furnish a statement to the trustee, setting forth, among other things, the amount to be paid on the next succeeding distribution date.

FUNDING ACCOUNT

     The pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional trust assets to the related trust after the closing date. Those additional trust assets will be required to conform to the requirements provided in the related agreement providing for the transfer. If specified in the accompanying prospectus supplement, the transfer may be funded by the establishment of a funding account. If a funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the trust assets relating to principal will be deposited in the funding account to be released as additional trust assets are transferred. Unless specified in the accompanying prospectus supplement, a funding account will be required to be maintained as an Eligible Account. All amounts in the funding account will be required to be invested in Permitted Investments and the amount held in the account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. Unless specified in the accompanying prospectus supplement, the related agreement providing for the transfer of additional trust assets will provide that all the transfers must be made within a specified period, and that amounts set aside to fund those transfers, whether in a funding account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

     On each distribution date, the master servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust listing the information described in the related agreement. Except as otherwise provided in the related agreement, that information will in most cases, include the following, as applicable:

     o  the aggregate amount of interest collections and principal collections;

     o  the amount, if any, of the distribution allocable to principal;

     o the amount, if any, of the distribution allocable to interest, and the amount of any shortfall in the amount of interest and principal;

     o the aggregate unpaid principal balance of the trust assets after giving effect to the distribution of principal on the distribution date;

     o the outstanding principal balance or notional amount of each class of securities after giving effect to the payment of principal on the distribution date;

     o based on the most recent reports furnished by subservicers, the number and aggregate principal balance of loans in the related pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

     o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

     o the balance of the reserve fund, if any, at the close of business on the distribution date;

     o in the case of securities benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

     o the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the distributions on the distribution date;

     o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

     o  the aggregate amount of Draws;

     o  the servicing fee payable to the master servicer and any subservicers;

     o  the FHA insurance amount; and

     o any additional information required under the related agreement for any series of securities which includes Agency Securities or private securities as trust assets.

Each amount listed under the second and third clauses above will be expressed both as an aggregate amount per each class of securities, and for all classes in aggregate, and as a dollar amount per single security. As to a particular class of securities, a single security, in most cases, will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of a class, except as otherwise provided in the related agreement. In addition to the information described above, reports to securityholders will contain other information as is listed in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

     In addition, to the extent described in the related agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish on request a report to each holder of record of a class of securities at any time during that calendar year. The report will include information describing the aggregate principal and interest distributions for that calendar year or, in the event that person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.


SERVICING AND ADMINISTRATION OF TRUST ASSETS


     General

     The master servicer will be required to service and administer the trust assets in a manner consistent with the terms of the related agreement. The master servicer may be an affiliate of the depositor.

     For any series of securities secured by Agency Securities or private securities, the applicable procedures for servicing of the related underlying assets will be described in the accompanying prospectus supplement.


     Subservicing

     In connection with any series of securities the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. See "Trust Asset Program--Subservicing" in this prospectus. Each subservicer typically will be required to perform the customary functions of a servicer, including but not limited to:

    o collection of payments from borrowers and remittance of those collections to the master servicer;

    o maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower under the trust asset, if applicable;

    o processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

    o attempting to cure delinquencies;

    o supervising foreclosures;

    o inspection and management of mortgaged properties under various circumstances; and

    o maintaining accounting records relating to the trust assets.

     The subservicer may be required to make Advances as described under "--Servicing and Administration of Trust Assets--Advances" in this prospectus. In addition, the subservicer generally shall be responsible for collection activity and default management with respect to any delinquent loan unless undertaken by the master servicer as described in the accompanying prospectus supplement. The master servicer will remain liable for its obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

     A subservicer may, in most cases, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Corporation's loan purchase programs, but only with the approval of the master servicer.

     Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy for its employees and other persons acting on its behalf or on behalf of the master servicer.

     Each subservicer will be required to service each trust asset under the terms of the subservicing agreement for the entire term of that trust asset, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. Subject to applicable law, the master servicer may have the right to terminate a subservicing agreement immediately upon giving notice upon specified events, including the violation of that subservicing agreement by the subservicer, or up to ninety days' notice to the subservicer without cause upon payment of specified amounts described in the subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related trust assets or enter into one or more new subservicing agreements. The master servicer may agree with a subservicer to amend a subservicing agreement. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described above which are in effect in the original subservicing agreements. However, any pooling and servicing agreement or servicing agreement relating to a trust will provide that any amendment or new agreement may not be inconsistent with or violate the pooling and servicing agreement or servicing agreement in a manner which would materially and adversely affect the interest of the securityholders.

     The master servicer may either assume the primary servicing responsibility from the related subservicer, and may perform all collections, loss mitigation and other servicing functions relating to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted for any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

     In the event of a bankruptcy, receivership or conservatorship of the master servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.


   Collection and Other Servicing Procedures

     The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the trust assets and will, consistent with the related pooling and servicing agreement or servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures which shall be normal and usual in its general loan servicing activities relating to loans comparable to those included in the trust. Consistent with the previous sentence, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for that loan or any coverage provided by any alternative credit enhancement will not be adversely affected by that waiver or extension. The master servicer may also waive or modify any term of a loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. The master servicer will have the option to allow a credit limit increase or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement. The master servicer may be subject to restrictions under the pooling and servicing agreement or servicing agreement for the refinancing of a lien senior to a loan or a contract secured by a lien on the related mortgaged property. For any series of securities as to which the trust includes private securities, the master servicer's servicing and administration obligations will be governed by the terms of those private securities.

     The master servicer, in its discretion, may, or may allow a subservicer to, extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases, up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan. Other types of forbearance generally require master servicer approval. Neither indulgence nor forbearance as to a trust asset will affect the interest rate or rates used in calculating payments to securityholders. See "Description of the Securities--Payments on Trust Assets" in this prospectus.

     Under some circumstances, as to any series of securities, the master servicer may have the option to purchase loans from the trust for cash, or in exchange for other loans or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

     In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, lien releases and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related securities.

     In connection with any significant partial prepayment of a loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a significant modification of the loan for federal income tax purposes.

   Advances

     If specified in the accompanying prospectus supplement, the master servicer will agree to make Advances on specified closed-end loans, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future payment, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool. Advances will be made only to the extent that the Advances would, in the judgment of the master servicer be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer will not make any advance with respect to principal on any simple interest loan, or the Balloon Amount in the case of a Balloon Loan.

     The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust Assets--Collection and Other Servicing Procedures," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of actions taken by a bankruptcy court.

     Advances are intended to maintain a regular flow of scheduled interest and, if applicable, principal payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any other loans included in the trust.

     Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer determines that any Advances previously made are not ultimately recoverable as described in the preceding paragraph. For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any.

     No assurance can be given that the subservicers will carry out their Advance or payment obligations relating to the trust assets. The master servicer will remain liable for its advancing obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

     The master servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

     The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to real estate taxes and insurance premiums not paid by borrowers on a timely basis, or for expenses to acquire, preserve, restore or dispose of the related mortgaged property. In addition, the master servicer may be obligated to make Servicing Advances to the holders of any related first lien loan or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the securityholders. Servicing Advances will be reimbursable to the master servicer to the extent permitted by the related agreement.

     In the case of revolving credit loans, the master servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.


   Enforcement of "Due on Sale" Clauses

     In any case in which property subject to a loan, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall, in most cases, be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of that loan under any due-on-sale clause applicable to that loan, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person will become liable under the mortgage note subject to specified conditions. The original borrower may be released from liability on a loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the likelihood of full and timely collections on the related loan. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise described in the accompanying prospectus supplement. See "Certain Legal Aspects of Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Enforceability of Certain Provisions" in this prospectus. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

     Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the subservicer for processing that request will be retained by the master servicer or subservicer as additional servicing compensation.

   Realization upon Defaulted Loans

     If a loan or a contract secured by a lien on a mortgaged property is in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property relating to that loan, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. Realization on other defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. In connection with that decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan or a contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that trust asset are expected to at least satisfy the related senior loan in full and to pay foreclosure costs, it is likely that the trust asset will be written off as bad debt with no foreclosure proceeding. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holder of any Excluded Balance. Any REO Loan or REO Contract secured by a lien on a mortgaged property will be considered for most purposes to be an outstanding trust asset held in the trust until such time as the mortgaged property, manufactured home or home improvement is sold and the REO Loan or REO Contract has been converted into a Liquidated Loan.

     If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second paragraph below, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to securityholders.

     For a loan or a contract secured by a lien on a mortgaged property in default, the master servicer may pursue foreclosure or similar remedies, subject to any senior lien positions and other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgage Property--Foreclosure on Loans and Certain Contracts" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

     Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received, except that the master servicer will treat any loan, other than a revolving credit loan, that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to that trust asset incurred after the initial liquidation will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to that loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.


     For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer or the holder of the most subordinate class of securities in a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the trust assets, see "Description of Credit Enhancement" and "Insurance Policies on Loans--Hazard Insurance and Related Claims" in this prospectus.


     Unless otherwise specified in the accompanying prospectus supplement, if a final liquidation of a loan resulted in a Realized Loss and thereafter the master servicer receives a subsequent recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise, the subsequent recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month to the extent that the related Realized Loss was allocated to any class of securities. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce that principal balance of that class of securities. The amount of any remaining subsequent recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however, the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provision will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.


   Special Servicing and Special Servicing Agreements

     The pooling and servicing agreement or servicing agreement for a series of securities may name a Special Servicer, which will be responsible for the servicing of some delinquent trust assets. The Special Servicer may have discretion to extend relief to some borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by that borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance generally may require the approval of the master servicer or subservicer, as applicable.

     In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, as to some delinquent loans:

    o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

    o instruct the master servicer to purchase those loans from the trust prior to the commencement of foreclosure proceedings at the repurchase price and to resell those trust assets to that holder, in which case any subsequent loss on those loans will not be allocated to the securityholders;

    o become, or designate a third party to become, a subservicer for the trust assets so long as (a) the master servicer has the right to transfer the subservicing rights and obligations of those trust assets to another subservicer at any time or (b) that holder or its servicing designee is required to service the trust assets according to the master servicer's servicing guidelines; or

    o the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

   Servicing Compensation and Payment of Expenses

     The master servicer will be paid monthly compensation for the performance of its servicing obligations at the percentage per annum of the outstanding principal balance of each loan as described in the accompanying prospectus supplement. Any subservicer will also be entitled to a monthly servicing fee which may vary under some circumstances from amounts as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the master servicer will deduct the servicing fee for the loans underlying the securities of a series in the amount specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account. Any Excess Spread or Excluded Spread retained by a seller or the master servicer will not constitute part of the servicing fee. However, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

     The master servicer or, if specified in the related agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid various ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement. This includes, without limitation, payment of any fee or other amount payable for credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of any trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and designated sellers under limited circumstances. In addition, as indicated under "Realization upon Defaulted Loans," the master servicer will be entitled to reimbursements for expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

   Evidence as to Compliance

     Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement or servicing agreement will provide that, for each series of securities, the master servicer will deliver to the trustee, on or before the date in each year specified in the related agreement, an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards described in the audit guide for audits of non-supervised lenders approved by the HUD for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Federal Home Loan Mortgage Corporation, each referred to as an Audit Guide, throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement will specify each known default and the nature and status of that default. The statement may be provided as a single form making the required statements for more than one servicing agreement.

     Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement or servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of loans under agreements, including the related pooling and servicing agreement or servicing agreement, was conducted substantially in compliance with the minimum servicing standards described in the related Audit Guide, to the extent that procedures in that Audit Guide are applicable to the servicing obligations described in those agreements, except for those significant exceptions or errors in records that shall be reported in that statement. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above, rendered within one year of that statement, of firms of independent public accountants for those subservicers which also have been the subject of that examination.

     Copies of the annual statement of an officer of the master servicer may be obtained by securityholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to securityholders.


   Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer may not resign from its obligations and duties under the pooling and servicing agreement or servicing agreement for each series of securities except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related pooling and servicing agreement or servicing agreement.

     Each pooling and servicing agreement or servicing agreement will also provide that, except as described in this paragraph, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the related agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. Each pooling and servicing agreement or servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust, or the special purpose entity, if applicable, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under related agreement. Any indemnification provided by the trust as described in the preceding sentence will result in the application of a loss to the offered securities if the amount of indemnification exceeds the amount of available credit enhancement. In addition, each pooling and servicing agreement or servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that pooling and servicing agreement or servicing agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of an action and any liability resulting from that action will be expenses, costs and liabilities of the trust, or the special purpose entity, if applicable, and the master servicer or the depositor, as the case may be will be entitled to be reimbursed for that action out of funds otherwise distributable to securityholders.

     The master servicer is required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement or servicing agreement.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement or servicing agreement, provided that the person meets the requirements described in the related agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a pooling and servicing agreement or servicing agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements described in the related agreement. In the case of an assignment, the master servicer will be released from its obligations under the related agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.


                       DESCRIPTION OF CREDIT ENHANCEMENT


GENERAL

     As described in the accompanying prospectus supplement, the credit support provided for each series of securities will include one or any combination of the following:

    o subordination provided by any class of subordinated securities related to a series of securities;

    o overcollateralization;

    o a reserve fund;

    o a financial guaranty insurance policy or surety bond;

    o derivatives products;

    o a letter of credit;

    o a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement; or

    o another form of credit support as may be described in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the contracts may be partially insured by the FHA under Title I.

     The credit support may also be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the accompanying prospectus supplement.

     As to each series of securities, each element of the credit support will cover losses or shortfalls incurred on the trust assets, or losses or shortfalls allocated to or borne by the securities, as and to the extent described in the accompanying prospectus supplement and at the times described in that prospectus supplement. If so provided in the accompanying prospectus supplement, any element of the credit support may be subject to limitations relating to the specific type of loss or shortfall incurred as to any trust asset. Alternatively, if so provided in the accompanying prospectus supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described in this section. Each component may have a dollar limit and will, in most cases, provide coverage for Realized Losses that are, as applicable:

     o Defaulted Loan Losses;

     o Special Hazard Losses;

     o Bankruptcy Losses; and

     o Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, if so provided in the accompanying prospectus supplement, Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted or unavailable for any reason, the securityholders will bear all further risks of loss not otherwise insured against.

     For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trust--Characteristics of the Loans--Revolving Credit Loans--Allocation of Revolving Credit Loan Balances" in this prospectus.


     For any defaulted trust asset that is finally liquidated, the Realized Loss, if any as described in the related agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of expenses allocable to the trust, towards interest and principal owing on the trust asset. As to a trust asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of that reduction will be treated as a Realized Loss.

     Each prospectus supplement will include a description of:

     o the amount payable under the credit enhancement arrangement, if any, provided for a series;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus. If specified in the applicable prospectus supplement, credit support for a series of securities may cover one or more other series of securities.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage they provide do not include all terms of these instruments, but will reflect all relevant terms material to an investment in the securities. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of securities.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS


     The depositor may obtain and maintain one or more financial guaranty insurance policies or guarantees, or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of specified amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics, and will be in accordance with any limitations and expectations, described in the accompanying prospectus supplement. The insurer of the financial guaranty insurance policy will be described in the accompanying prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.


     Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.


LETTERS OF CREDIT

     If any component of credit enhancement as to any series of securities is to be provided by a letter of credit from a bank, the bank issuing the letter of credit will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the trust assets. The bank issuing the letter of credit, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank after notification from the trustee will be required to make payments, to be deposited in the related Payment Account relating to the coverage provided by that letter of credit.


SUBORDINATION

     A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior subordinate securities, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any senior/subordinate series, the amount available for distribution will be allocated first to interest on the senior securities of the series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities of the series.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

     Except as noted in the following paragraph, Realized Losses will be allocated to the subordinate securities of the related series in the order specified in the accompanying prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the accompanying prospectus supplement.

     The respective amounts of specified types of losses, including Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be limited to amounts described in the accompanying prospectus supplement. The subordinate securities may provide no coverage for Extraordinary Losses or other types of losses specified in the accompanying prospectus supplement. In these cases, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities in proportion to their outstanding principal balances, or as otherwise described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the classes of the related series of securities will not be adversely affected.

     In most cases, any allocation of a Realized Loss including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss to a class of securities in a senior/subordinate series will be made by reducing the outstanding principal balance of that class as of the distribution date following the calendar month in which the Realized Loss was incurred.

     The rights of holders of the various classes of securities of any series to receive distributions of principal and interest are determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated to that security. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

     If so provided in the related agreement, the master servicer may be permitted, under some circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the price set forth in the related prospectus supplement. Any purchase made at a price less than par will result in a Realized Loss, which will be allocated through the available credit enhancement. Any Realized Loss in excess of such credit enhancement may be borne by the then current securityholders of the class or classes that would have borne that Realized Loss. See "Description of the Securities--Servicing and Administration of Trust Assets--Special Servicing and Special Servicing Agreements" in this prospectus.

     To the extent provided in the accompanying prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate securities to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     For any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.


OVERCOLLATERALIZATION

     If specified in the accompanying prospectus supplement, interest collections on the trust assets may exceed the interest payments required to be made on the securities and other fees and expenses of the trust for the related distribution date. The amount of this excess is referred to as excess interest. The excess interest may be deposited into a reserve fund or applied as a payment to certain classes of securities as described in the accompanying prospectus supplement. To the extent excess interest is applied as principal payments on the securities, the effect will be a reduction of the principal balance of the securities relative to the outstanding balance of the trust assets, creating overcollateralization and additional protection to the securityholders, as specified in the accompanying prospectus supplement.


RESERVE FUNDS

     If specified in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement and related agreement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. A reserve fund for a series of securities which is funded over time by depositing in that reserve fund a portion of the interest payment on each trust asset may be referred to as a spread account in the accompanying prospectus supplement and related agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related trust assets or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. For any series of securities as to which credit enhancement includes a letter of credit, under circumstances specified in the accompanying prospectus supplement, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

     Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. In most cases, that reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities if described in the accompanying prospectus supplement. If specified in the accompanying prospectus supplement, reserve funds may be established to provide limited protection against only specific types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement and will not be available for further application to the securities.

     The trustee will have a perfected security interest for the benefit of the securityholders in the assets of the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to that reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.


MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a loan pool obtained by the depositor for a trust will be issued by the mortgage pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims under that policy to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under those policies may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable loan rate to the date of purchase and some expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses for the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts may not be covered by payments under the policy and may be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" in this prospectus for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. That breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a repurchase obligation on the part of the seller, as described under "Description of the Securities--Repurchases of Loans" in this prospectus. However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Servicing and Administration of Trust Assets--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" in this prospectus. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.


SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained by the depositor for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy will, subject to limitations described in the accompanying prospectus supplement, if any, protect the related securityholders from Special Hazard Losses.

     A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related agreement and will be subject to reduction as described in that agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer for the related property.


     To the extent described in the accompanying prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.


BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a borrower and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the loan, including a Debt Service Reduction. See "Certain Legal Aspects of Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus. Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy bond will be stated in the accompanying prospectus supplement.


MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of securities, the master servicer, as specified in the related agreement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreements, unless coverage under that credit enhancement has been exhausted through payment of claims or otherwise, or substitution for that credit enhancement is made, as described below under "--Reduction or Substitution of Credit Enhancement" in this prospectus. The master servicer, on behalf of itself, the trustee and securityholders, will provide the information required for the trustee to draw any applicable credit enhancement.

     The master servicer or any other entity specified in the accompanying prospectus supplement will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or another entity specified in the accompanying prospectus supplement will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. For all forms of credit enhancement other than a mortgage pool insurance policy, the master servicer will have no obligation to replace or substitute the credit enhancement for any reason, including the non-performance or downgrading of the provider of the credit enhancement. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

     o that restoration will increase the proceeds to one or more classes of securityholders on liquidation of that trust asset after reimbursement of the master servicer for its expenses; and

     o that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted trust asset and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with that restoration.


REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless specified in the accompanying prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to those assets. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.


             OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars, collectively referred to as swaps, to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements, similar yield maintenance arrangements or other notional principal contracts, that do not involve swap agreements, collectively referred to as yield supplement agreements.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.


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

     Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.


PURCHASE OBLIGATIONS

     Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Unless specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.


                          INSURANCE POLICIES ON LOANS

HAZARD INSURANCE AND RELATED CLAIMS

     The terms of each loan and contract that is secured by a lien on a mortgaged property, other than a Cooperative Loan, require each borrower to maintain a hazard insurance policy covering the related mortgaged property as described in the next paragraph.

     The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms of the policy relevant to an investment in the securities. The insurance is subject to underwriting and approval of individual trust assets by the respective insurers.

     In most cases, the servicing agreement will require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of:

    o the maximum insurable value of the mortgaged property;

    o guaranteed replacement value; or

    o the sum of the outstanding balance of the related loan or contract plus the outstanding balance on any loan senior to that loan or contract.

     The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

     All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited initially in the Custodial Account and ultimately in the Payment Account. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Junior Mortgages; Rights of Senior Mortgagees."

     The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those trust assets. If that blanket policy contains a deductible clause, the master servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause.

     Unless otherwise specified in the accompanying prospectus supplement, the master servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a loan or contract are located in a federally designated flood area at the time of origination of that loan or contract, the pooling and servicing agreement or servicing agreement typically requires the master servicer to cause to be maintained for each such loan or contract serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the loans and contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" in this prospectus for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.


DESCRIPTION OF FHA INSURANCE UNDER TITLE I

     Some of the contracts contained in a trust may be Title I loans which are insured under the Title I Program as described in this section and in the accompanying prospectus supplement. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in that Title I lender's FHA reserve, as described in this section and in the accompanying prospectus supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender substantially complied with FHA Regulations in good faith and has credited the borrower for any excess charges. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

     Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

     Subject to the limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of:

    o the net unpaid principal amount and the uncollected, interest earned to the date of default;

    o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum;

    o uncollected court costs;

    o amount of attorney's fees on an hourly basis for time actually expended and billed not to exceed $500; and

    o amount of expenses for recording the assignment of the security to the United States.

However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly, if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

     Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve, for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender.

     Title I Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage available for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The


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

insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount as specified in the accompanying prospectus supplement. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee, the FHA insurance premium. If a loan is prepaid during the year, the FHA will not refund the FHA insurance premium paid for that year.

     Under the Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

     o the amount of FHA insurance claims approved for payment related to those loans; and

     o the amount of reserves related to a loan which have been:

     o sold, assigned or transferred; or

     o prepaid during the first year they were registered for insurance under the Title I lender's contract.

This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

     As a result, for any Title I Loans backing any series of securities, the availability of FHA insurance may be reduced or eliminated due to losses on other loans or other actions by the related Title I lender.

     In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $60,000 or an average amount of $12,000 per family unit for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.


     Following a default on a home improvement contract partially insured by the FHA, the master servicer, either directly or through a subservicer, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a contract in default and submitting a claim to FHA, the master servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or other entity as specified in the accompanying prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.


                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on May 5, 1995. The depositor was organized for the limited purpose of acquiring first or junior lien home equity loans, revolving credit loans, home improvement loans, home improvement contracts, home loans, manufactured housing contracts, Agency Securities and private securities and issuing securities backed by these loans, contracts, Agency Securities and private securities. The depositor anticipates that it will in many cases have acquired trust assets indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have any significant assets.

     The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations relating to a series of securities will be limited to specific representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.


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

     The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.


                        RESIDENTIAL FUNDING CORPORATION

     If specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Administrator for a series of securities.

     Residential Funding Corporation, either directly or through affiliates, buys loans under several loan purchase programs from loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and primarily from offices located in California, Maryland, Pennsylvania, New York and Texas.

     Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which information is available on the portfolio of loans for which it acts as master servicer, including loans that were originated under its modified loan purchase criteria, will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced as to any particular series of securities.


                                THE AGREEMENTS

     As described in this prospectus under "Introduction" and "Description of the Securities," each series of certificates will be issued under a pooling and servicing agreement, indenture or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the trust assets will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement

     Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

    o any failure by the master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer is the paying agent, to distribute to the holders of any class of securities of a series any required distribution, and the failure continues unremedied for five business days after the giving of written notice of that failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

    o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related pooling and servicing agreement or servicing agreement, after the giving of written notice of failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee be, by the holders of securities of that class evidencing not less than 25%, 33% in the case of a trust including private securities, or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable;


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

    o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations; and

    o any other servicing default as described in the pooling and servicing agreement or servicing agreement.

A default under the terms of any pooling and servicing agreement or servicing agreement relating to any private securities included in any trust will not constitute an event of default under the related agreement.

     So long as an event of default remains unremedied under a pooling and servicing agreement, either the depositor or the trustee may, except as otherwise provided for in the related agreement as to the special purpose entity or the credit enhancer, if applicable, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee, shall, by written notification to the master servicer and the depositor, terminate all of the rights and obligations of the master servicer under the related agreement, other than any right of the master servicer as securityholder. In the case of an event of default under a servicing agreement, all rights and obligations of the master servicer will be terminated, other than the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee, will succeed to all responsibilities, duties and liabilities of the master servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to act, it may appoint, or if it is unable to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the related agreement unless otherwise described in the agreement. Pending any appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the related agreement.

     No securityholder will have any right under a pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, to institute any proceeding with respect to the pooling and servicing agreement unless:

     o such holder previously has given to the trustee written notice of default and the continuance thereof;

     o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class:

     o have made written request upon the trustee to institute the proceeding in its own name as trustee under the agreement; and

     o have offered to the trustee reasonable indemnity and

     o the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under the agreement or in relation to that agreement at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by or in connection with that agreement.

   Indenture

     An event of default under the indenture for each series of securities, in most cases, will include:

     o a default for five days or more in the distribution of any principal of or interest on any security of the series;

     o failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

     o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

     o some events of bankruptcy, insolvency, or similar events relating to the depositor or the trust; or

     o any other event of default provided for securities of that series.

     If an event of default as to any outstanding securities of any series occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the securities of the series, with the written consent of the credit enhancer, may declare the principal amount, or, if the securities of that series are accrual securities, that portion of the principal amount as may be specified in the terms of that series, of all the securities of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related securities.

     If, following an event of default for any series of securities, the securities of the series have been declared to be due and payable, the indenture trustee, with the consent of the credit enhancer, if applicable, may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the securities of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the securities of the series as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the securities of a series following an event of default, unless:

     o the holders of 100% of the then aggregate outstanding amount of the securities of the series consent to that sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding securities of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale; or

     o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those securities as those payments would have become due if those securities had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the securities of the series and the credit enhancer, if applicable.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distributions to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

     If specified in the accompanying prospectus supplement, in the event the principal of the securities of a series is declared due and payable, as described in the second preceding paragraph, the holders of any securities issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those securities less the amount of the discount that is unamortized.

     In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

     o the holder previously has given to the indenture trustee written notice of default and the continuance of that default;


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     o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee and (2) have offered to the indenture trustee reasonable indemnity;

     o the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

     o no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under or in relation to the indenture at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.


AMENDMENT

     In most cases, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement as to the credit enhancer, without the consent of the related securityholders to:

     o cure any ambiguity;

     o correct or supplement any provision in that agreement which may be inconsistent with any other provision in that agreement or to correct any error;

     o change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency, unless specified in the accompanying prospectus supplement;

     o if an election to treat the related trust as a "real estate mortgage investment conduit" or REMIC has been made, modify, eliminate or add to any of its provisions

       o to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that

         o the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk; and

         o the action will not adversely affect in any material respect the interests of any related securityholder; or

       o to modify the provisions regarding the transferability of the REMIC residual securities, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the securities, as evidenced by a letter from each applicable rating agency, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC residual securities to a non-permitted transferee;

     o make any other provisions for matters or questions arising under that agreement which are not materially inconsistent with the provisions of that agreement, so long as that action will not adversely affect in any material respect the interests of any securityholder; or

     o amend any provision that is not material to holders of any class of related securities.


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

     In most cases, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement as to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security;

     o impair the right of any securityholder to institute suit for the enforcement of the provisions of the agreements (in the case of an indenture);

     o adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the first clause above, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment; or

     o reduce the percentage of securities of any class the holders of which are required to consent to any amendment unless the holders of all securities of that class have consented to the change in the percentage.

     Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


TERMINATION; REDEMPTION OF SECURITIES

     The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, including the securities issued under any related indenture in the case of a series of notes, other than some limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to the related securityholders, of all amounts held in the Payment Account or by the master servicer and required to be paid to those securityholders following the earlier of:

     o the final payment or other liquidation or disposition, or any related Advance, of the last trust asset subject to the related agreement and all property acquired upon foreclosure or deed in lieu of foreclosure of any loan; and

     o the purchase by the master servicer from the trust of all remaining trust assets and all property acquired relating to the trust assets.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets. In addition to the foregoing, the master servicer may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of the securities, the master servicer will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.


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

     Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the master servicer at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, indicated in the accompanying prospectus supplement. Any early termination may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal, income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the distribution date specified in the accompanying prospectus supplement and until the date when the optional termination rights of the master servicer become exercisable. The Call Class will not be offered by the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

     The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed under the indenture.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


THE OWNER TRUSTEE

     The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.


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

THE INDENTURE TRUSTEE

     The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a security will depend on various factors, including:

     o the price paid by the holder for the security;

     o the interest rate, referred to as the security rate, on any security entitled to payments of interest, which may vary if specified in the accompanying prospectus supplement; and

     o the rate and timing of principal payments on the trust assets, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws, if applicable, and the allocation of principal payments to reduce the principal or notional balance of the security.

     The amount of interest payments on a trust asset made, or accrued in the case of accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class's specified percentage of each payment of interest, or accrual amounts in the case of accrual securities, and will be expressed as a fixed, adjustable or variable security rate payable on the outstanding principal or notional balance of that security, or any combination of those security rates, calculated as described in this prospectus and in the accompanying prospectus supplement. See "Description of the Securities--Distributions of Principal and Interest on the Securities" in this prospectus. A variable security rate may be calculated based on the weighted average of the Net Loan Rates of the related loans or certain balances of the loans, which may be weighted in accordance with the balances for the month preceding the distribution date. An adjustable security rate may be calculated by reference to an index or otherwise. Holders of interest only securities or a class of securities having a security rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher Net Loan Rates or higher rates applicable to the interest only securities, as applicable.

     The effective yield to maturity to each holder of securities entitled to payments of interest may be below that otherwise produced by the applicable security rate and purchase price of the security because, while interest will accrue on each loan during the calendar month or a specified period preceding a distribution date, the distribution of interest will be made on the distribution date in the month following the month of accrual as specified in the accompanying prospectus supplement.

     The aggregate payments of interest on a class of securities, and the yield to maturity on a class of securities, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in revolving credit loans, by changes in the Net Loan Rates on the revolving credit loans due to fluctuations in the related index or changes in the Gross Margin. See "The Trust--Characteristics of the Loans--Revolving Credit Loans" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by


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

repurchases of loans in the event of breaches of representations made for those loans. See "Description of the Securities--Representations Relating to Loans" and "--Assignment of the Trust Assets" in this prospectus. In addition, if the index used to determine the note rate for the securities is different than the index applicable to the loan rates, the yield on the securities will be sensitive to changes in the index related to the note rate and the yield on the securities may be reduced by application of a cap on the note rate based on the weighted average of the Net Loan Rates or other formulas as may be described in the accompanying prospectus supplement.

     In most cases, if a security is purchased at a premium over its face amount and payments of principal on that security occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on that security occur at a rate slower than that anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, Principal Prepayments on the loans, net of Draws, if applicable, liquidations, purchases and repurchases will negatively affect the total return to investors in any of those securities. In addition, the total return to investors in securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Loan Rate from time to time will be adversely affected by principal payments on loans with loan rates higher than the weighted average loan rate on the loans. In most cases, loans with higher loan rates or Gross Margins are likely to prepay at a faster rate than loans with lower loan rates or Gross Margins. In some circumstances, rapid principal payments on the trust assets, net of Draws, if applicable, may result in the failure of those holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the trust assets, net of Draws, if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a security rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related trust assets, net of Draws if applicable, than other classes of securities.

     The outstanding principal balances of manufactured housing contracts, home loans, home equity loans, revolving credit loans, home improvement loans and home improvement contracts are, in most cases, much smaller than traditional first lien loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien loan prepayment rates, or those effects may be similar to the effects of those changes on loan prepayment rates, but to a smaller degree.

     The timing of changes in the rate of principal payments on a class of securities entitled to principal may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a payment of principal on a class of securities entitled to principal, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.

     The rate and timing of defaults on the trust assets will also affect the rate and timing of principal payments on the trust assets and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the trust assets, however, those losses and delinquencies may be expected to be higher than those of traditional first lien loans. To the extent that any losses are incurred on any of the trust assets that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related pool, or other classes of the series, will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all


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

losses incurred on the trust assets, the effect of losses may be to increase prepayment experience on the trust assets, thus reducing average weighted life and affecting yield to maturity.

     In general, defaults on loans are expected to occur with greater frequency in their early years. A trust may include, if specified in the accompanying prospectus, loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer or any of its affiliates as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust Assets," in connection with a loan that is in default, or if a default is reasonably foreseeable.

     The risk of loss on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

     If credit enhancement for a series of securities is provided by a third party as described under "Description of Credit Enhancement" in this prospectus that subsequently suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default by the third party credit enhancer, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan for the number of days in the month actually elapsed up to the date of the prepayment. As a result, prepayments in full or final liquidations of loans may reduce the amount of interest collections available to the trust in the following month to holders of securities entitled to distributions of interest. See "Description of the Securities--Distributions of Principal and Interest on the Securities" in this prospectus. A partial prepayment of principal is applied so as to reduce the outstanding principal balance on a loan, other than a simple interest loan or a revolving credit loan, as of the first day of the month in which the partial prepayment is received. A partial prepayment on a simple interest loan or a revolving credit loan is applied as of the day the partial prepayment is received. As a result, the effect of a partial prepayment on a loan, other than a simple interest loan, will be to reduce the amount of interest collections available to the trust in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount. See "Description of the Securities--Payment on Trust Assets" in this prospectus. Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt.

     For some loans, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and Gross Margin. Under the applicable underwriting standards, borrowers are, in most cases, qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any trust asset may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

     Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity


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

of a revolving credit loan. Similarly, a borrower under a Balloon Loan will be required to pay the Balloon Amount at maturity. Each of these types of loans pose a greater risk of default than fully-amortizing revolving credit loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor, Residential Funding Corporation, HomeComings Financial Network, Inc. nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

     For any loans and any contracts secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance of those junior liens may also affect the ability of the borrower to obtain refinancing of any related senior loan, which may prevent a potential improvement in the borrower's circumstances. Furthermore, as specified in the accompanying prospectus supplement, under the related agreement the master servicer under certain circumstances may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior loan or contract, as applicable.

     The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     As indicated under "The Trusts--Characteristics of the Loans," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables describing the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.


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

     In addition to the borrower's personal economic circumstances, the following is a list of factors that may affect the rate and timing of principal payments on the trust assets or Draws on the revolving credit loans:

     o homeowner mobility;

     o job transfers;

     o changes in the borrower's housing needs;

     o the borrower's net equity in the mortgaged property;

     o changes in the value of the mortgaged property;

     o national and regional economic conditions;

     o enforceability of due-on-sale clauses;

     o prevailing market interest rates;

     o servicing decisions;

     o solicitations and the availability of mortgage funds;

     o seasonal purchasing and payment habits of borrowers; or

     o changes in the deductibility for federal income tax purposes of interest payments on home equity loans.

     All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

     Depending on the borrower's use of the revolving credit loan and payment patterns, during the repayment period, a borrower under a revolving credit loan may be obligated to make payments that are higher than that for which the borrower originally qualified.

     There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end loans may provide for a prepayment charge. The prospectus supplement will specify whether trust assets may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts or manufactured housing contracts, but in most cases expects that Principal Prepayments on home improvement contracts will be higher than other trust assets due to the possibility of increased property value resulting from the home improvement and more refinance options. The depositor generally expects that prepayments on manufactured housing contracts will be lower than on other trust assets because manufactured housing contracts may have fewer refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time.

     The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

     The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the note rates for a series of securities is different from the index applicable to the loan rates of the underlying trust assets, the yield on the securities may be reduced by application of a cap on the note rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement.

     For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets may also be affected by the risks associated with other trust assets. As a result of the payment terms of the revolving credit loans or of the note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

     The loans, in most cases, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of that loan upon sale or various transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer will usually enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the master servicer will not be permitted to take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer may permit assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described under "Trust Asset Program--Underwriting Standards" in this prospectus. Such assumption would have the effect of extending the average life of the manufactured housing contract. The extent to which trust assets are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See "Description of the Securities--Servicing and Administration of Trust Assets--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Enforceability of Certain Provisions" for a description of provisions of the related agreement and other legal developments that may affect the prepayment experience on the trust assets.

     In addition, some private securities included in a pool may be backed by underlying trust assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to an extent, depend on the interest rates on those underlying trust assets.

     A subservicer, the master servicer, or an affiliate of the master servicer, may also, from time to time, implement refinancing or modification programs designed to encourage refinancing. These programs could require little or no cost and decreased documentation from the borrower. In addition, these programs may include, without limitation, general or targeted solicitations, the offering of pre-approved


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applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of those loans which may be removed from the related pool. As a result of these programs, as to the pool underlying any trust:

     o the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

     o the average credit or collateral quality of the loans remaining in the pool may decline; and

     o the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

In addition, the master servicer or a subservicer may allow the refinancing of a trust asset by accepting Principal Prepayments on that trust asset and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of that refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related trust assets.

     If the applicable agreement for a series of securities provides for a funding account or other means of funding the transfer of additional trust assets to the related trust, as described under "Description of the Securities--Funding Account" in this prospectus, and the trust is unable to acquire those additional trust assets within any applicable time limit, the amounts set aside for that purpose may be applied as principal distributions on one or more classes of securities of that series. In addition, if the trust for a series of securities includes additional balances and the rate at which those additional balances are generated decreases, the rate and timing of principal payments on the securities will be affected and the weighted average life of the securities will vary accordingly. The rate at which additional balances are generated may be affected by a variety of factors.

     Although the loan rates on revolving credit loans will and some other trust assets may be subject to periodic adjustments, those adjustments, in most cases:

     o will not increase those loan rates over a fixed maximum rate during the life of any trust asset; and

     o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related Gross Margin, which may vary under some circumstances, and which may be different from margins being used for newly originated revolving credit loans.

As a result, the loan rates on the trust assets in any pool at any time may not equal the prevailing rates for similar, newly originated home equity loans, home loans, lines of credit, home improvement loans, home improvement contracts or manufactured housing contracts and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on trust assets that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the trust assets or Draws on the revolving credit loans during any period or over the life of any series of securities.

     For any index used in determining the note rates for a series of securities or loan rates of the underlying trust assets, a number of factors affect the performance of that index and may cause that index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than increases which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the trust assets which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

     No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should


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experience an overall decline in property values such that the outstanding balances of the loans and any subordinate financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

     To the extent that losses resulting from delinquencies, foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity.

     Under some circumstances, the master servicer may have the option to purchase the trust assets in a trust, thus resulting in the early retirement of the related securities. See "The Agreements--Termination; Redemption of Securities" in this prospectus.


         CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS AND RELATED MATTERS

     The following discussion contains summaries of various legal aspects of the trust assets that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the trust assets may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Insurance Policies on Loans--Description of FHA Insurance under Title I" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the trust assets.



TRUST ASSETS SECURED BY MORTGAGES ON MORTGAGED PROPERTY

   General

     The loans will and, if applicable, contracts, in each case other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located and may have first, second or third priority. Mortgages, deeds of trust and deeds to secure debt are referred to in this prospectus as "mortgages." Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those contracts and grant a security interest in the related manufactured homes to secure repayment of the loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances become subject to real estate title and recording laws. See "--Manufactured Housing Contracts" in this section. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. The lien created by the mortgage, deed of trust or deed to secure debt is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and mostly on the order of recordation of the mortgage in the appropriate recording office.


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     There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary. At origination of a loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

     o the trustor who is the borrower-homeowner;

     o the beneficiary who is the lender; and

     o a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically, with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in some deed of trust transactions, the directions of the beneficiary.


   Cooperative Loans

     If specified in the prospectus supplement relating to a series of securities, the loans and contracts may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of related financing statements, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.


     An underlying loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is, in most cases, subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or


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     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the revolving credit loans and the home equity loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" in this prospectus.

   Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under
Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code as to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

   Foreclosure on Loans and Certain Contracts

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's


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or grantee's sale, as applicable, under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and in most cases, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

     In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss


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may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

   Foreclosure on Junior Loans

     If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are in most cases payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Servicing and Administration of Trust Assets--Realization Upon Defaulted Loans" in this prospectus.

     In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

   Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
     Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the borrower resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general


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circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the loan and/or contract and may increase the amount of the loss.

   Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenantstockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement, in most cases, permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under that proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     In most cases, the recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and its accrued and unpaid interest.

     In most cases, recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective


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purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower, or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     Foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

   Rights of Redemption

     In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

   Notice of Sale, Redemption Rights with Respect to Manufactured Housing
     Contracts

     While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

   Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment


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against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a loan and a contract secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies as to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

     In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property which is not the principal residence of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has recently held that so long as a loan is fully or partially secured by the related mortgaged property, the amount of the loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount


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of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

     Some tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights as to a defaulted revolving credit loan, home equity loan or a contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originators' failure to comply with the federal Truth-in-Lending Act could subject the trust fund (and other assignees of the home loans) to monetary penalties and could result in the borrowers rescinding the loans against either the trust fund or subsequent holders of the loans.

   Homeownership Act Loans

     Some loans and contracts, known as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

     Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

   Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties


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in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

   Junior Mortgages; Rights of Senior Mortgagees

     The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

     o pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

     o to provide and maintain fire insurance on the property;

     o to maintain and repair the property and not to commit or permit any waste of the property; and


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     o to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


MANUFACTURED HOUSING CONTRACTS

     Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.


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     The master servicer will be required under the related agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority perfected security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In most cases, neither the depositor, the master servicer nor the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee, on behalf of the securityholders, as the new secured party, and neither the depositor nor the master servicer will deliver the certificates of title to the trustee or note thereon the interest of the trustee. Accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home might not be held to be effective or the security interest may not be perfected. In the absence of the notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the depositor or seller or a trustee in bankruptcy of the depositor or seller.

     In the absence of fraud, forgery, permanent affixation of the manufactured home to its site, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the manufactured home. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     In the event that the owner of a manufactured home moves the house to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest


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in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the master servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the master servicer will be obligated to take steps, at the master servicer's expense, necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a prior perfected security interest in the manufactured home. The depositor will obtain the representation of the seller that it has no knowledge of any liens on any manufactured home securing a manufactured housing contract. However, these liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

   Enforcement of Security Interests in Manufactured Homes

     The master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession sale. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--Anti-Deficiency Legislation and Other Limitations on Lenders".

   Consumer Protection Laws with Respect to Manufactured Housing Contracts

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.


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     Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the accompanying prospectus supplement, under the related agreement, late charges will be retained by the master servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, or the FTC Rule has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under that contract.

     Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting any claim or defense, and if the seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the seller to repurchase the manufactured housing contract because of a breach of its seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer any losses suffered by the seller for which the dealer would have been primarily liable to the obligor.

   Transfer of Manufactured Housing Contracts

     In most cases, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer to which consent has not been given. Unless otherwise provided in the accompanying prospectus supplement, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding for a manufactured home.


     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related contract, the master servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to some exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause relating to some manufactured homes.


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THE HOME IMPROVEMENT CONTRACTS

   General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

   Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Consumer Protection Laws

     The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer


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the contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, as implemented by Regulation Z, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the ability of the related contract.

   Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure of the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

   Installment Contracts

     The trust assets may also consist of installment sales contracts. Under an installment contract the seller, referred to in this section as the "lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is in most cases responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of


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borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.


ENFORCEABILITY OF CERTAIN PROVISIONS

     The loans and, as applicable, contracts typically contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or the Garn-St Germain Act, subject to some exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


     The Garn-St Germain Act also describes nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related trust assets and the number of trust assets which may be outstanding until maturity.

     In foreclosure actions, courts have imposed general equitable principles. These equitable principles are, in most cases, designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or grantee under a deed to secure debt, or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.


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APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first loans, including cooperative loans originated by some lenders after March 31, 1980. A similar federal statute was in effect for loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the accompanying prospectus supplement.

     In most cases, each seller of a loan and a contract will have represented that the loan or contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.


ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended among other things, the provisions of CERCLA relating to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a


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trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs. All subsequent liens on that property usually are subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations prior to the origination of the secured contracts. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.


LEASEHOLD CONSIDERATIONS

     The loans may contain leasehold mortgages which are each secured by a lien on the related borrower's leasehold interest in the related mortgaged property. Loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to certain risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. In the case of each loan secured by a lien on the related borrower's leasehold interest under a ground lease, the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that


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requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and thereafter to be assigned by the leasehold mortgagee or the related purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon any termination of the old ground lease.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's loan and some contracts, including a borrower who was in reserve status and is called to active duty after origination of the loan and some contracts, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan and related contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on some of the loans and contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans and contracts, would result in a reduction of the amounts payable to the holders of the related securities, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan or contract during the borrower's period of active duty status, and, under some circumstances, during an additional three month period after the period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any loan and contract which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans and contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations relating to contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the revolving credit loans, home equity loans and/or contracts.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transactions Parity Act of 1982, or the


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Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, or the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance


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policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

     o pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

     o to provide and maintain fire insurance on the property;

     o to maintain and repair the property and not to commit or permit any waste of the property; and

     o to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.


     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion has been prepared with the advice of Thacher Proffitt & Wood LLP and Orrick, Herrington & Sutcliffe LLP, counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, FASIT or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

     o is directly relevant to the determination of an entry on a tax return.

     Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Securityholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered by this prospectus.

     This prospectus discusses two types of securities, (1) notes or certificates issued by an issuer for which a REMIC or FASIT election is in effect, and (2) notes issued by an issuer for which no REMIC or FASIT election is in effect. See "REMICs and FASITs" and "Notes" in this prospectus.

     The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID regulations, in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations, and in part upon the FASIT provisions and the proposed Treasury regulations appearing in the Federal Register on February 7, 2000, or the proposed FASIT regulations. With the exception of rules relating to anti-abuse and governing transition entities, the proposed FASIT regulations will not be binding until those regulations are filed as final regulations with the Federal Register. The proposed FASIT regulations provide that the effective date for rules relating to anti-abuse and governing transition entities is February 4, 2000. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the securities.


REMICS AND FASITS

     Unless otherwise specified in the accompanying prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code, or as a FASIT under Sections 860H through 860L of the Internal Revenue Code. Unless otherwise specified in the accompanying


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prospectus supplement, no election to have the related trust treated as a REMIC or FASIT will be made for each series of notes. If a REMIC or FASIT election or elections will be made for the related trust, the accompanying prospectus supplement for each series of securities will identify all "regular interests" and "residual interests" in the REMIC, and all "regular interests" and "high-yield regular interests" in the FASIT. If interests in a FASIT ownership interest are offered for sale, the accompanying prospectus supplement will describe the federal income tax consequences of the purchase, holding and disposition of those interests. If a REMIC or FASIT election will not be made for a trust and a series of certificates, the federal income tax consequences of the purchase, ownership and disposition of the certificates will be described in the accompanying prospectus supplement. If a REMIC or FASIT election will not be made for a trust and a series of notes, the federal income tax consequences of the purchase, ownership and disposition of the notes will be as described in "Notes," unless specified otherwise in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a certificate or note.

   Classification of REMICs and FASITs

     Upon the issuance of each series of REMIC or FASIT securities, either Thacher Proffitt & Wood LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC or FASIT, as the case may be, and the securities offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC, or "regular interests" or "ownership interests" in the related FASIT.

     The Proposed FASIT Regulations contain an "anti-abuse" rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. Although any FASIT whose securities are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered securities, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the securities for which a FASIT election has been made and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of those securities.

     If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC or FASIT securities may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC or FASIT status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The proposed FASIT regulations provide that, upon the termination of a FASIT, FASIT regular interest holders are treated as exchanging their FASIT regular interests for new interests in the trust. The new interests are characterized under general tax principles, and the deemed exchange of the FASIT regular interests for new interests in the trust may require the FASIT regular interest holders to recognize gain, but not loss. The pooling and servicing agreement with


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respect to each REMIC or FASIT will include provisions designed to maintain the trust's status as a REMIC or FASIT under the applicable provisions of the Internal Revenue Code. It is not anticipated that the status of any trust as a REMIC or FASIT will be terminated prior to termination of the trust.

     In general, a swap or yield supplement agreement may not be an asset of a REMIC. If a trust of a particular series contains a swap or yield supplement agreement, the accompanying prospectus supplement will disclose the tax treatment of such an arrangement. In contrast, a swap or yield supplement agreement may be an asset of a FASIT, but only if it is reasonably required to hedge or guarantee against the FASIT's risks associated with being the obligor on the interests that the FASIT has issued.


   Characterization of Investments in REMIC and FASIT Securities

     In general, REMIC regular and residual securities, and FASIT regular securities, will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC or FASIT underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC or FASIT qualify for any of the foregoing treatments at all times during a calendar year, those securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC or FASIT regular securities and income allocated to the class of REMIC residual securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, REMIC regular securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code, as will FASIT regular securities if 95% or more of the value of the FASIT is at all times attributable to qualified mortgages, if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC, and REMIC or FASIT regular securities will be "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code. The determination as to the percentage of the REMIC's or FASIT's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC or FASIT during that calendar quarter. The master servicer will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC or FASIT will include, in addition to loans, payments on loans held pending distribution on the REMIC or FASIT securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of all of the foregoing sections. In addition, in some instances loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.


   Tiered REMIC and FASIT Structures

     For some series of REMIC or FASIT securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs or FASITs, or tiered REMICs or FASITs, for federal income tax purposes. Upon the issuance of this type of series of REMIC or FASIT securities, Thacher Proffitt & Wood LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs or FASITs will each qualify as a REMIC or FASIT, as the case may be, and the REMIC or FASIT securities issued by the tiered REMICs or FASITs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC, or "regular interests" or "ownership interests" in the related FASIT.

     Solely for purposes of determining whether the REMIC or FASIT securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by


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an interest in real property" under Section 7701(a)(19)(C) of the Internal
Revenue Code, and whether the income on the securities is interest described in
Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs or FASITs will be treated as, respectively, one REMIC or FASIT.


   Taxation of Owners of REMIC and FASIT Regular Securities

     General. Except as otherwise stated in this discussion, REMIC or FASIT regular securities will be treated for federal income tax purposes as debt instruments issued by the related REMIC or FASIT and not as ownership interests in the REMIC or FASIT, or in the assets of the REMIC or FASIT. Moreover, holders of REMIC or FASIT regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC or FASIT regular securities under an accrual method. In the following discussion, "regular securities" refers to regular interests of a REMIC or FASIT.

     Original Issue Discount. Some regular securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of regular securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272 (a)(6) of the Internal Revenue Code provides special rules applicable to regular securities and various other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to loans held by a REMIC or FASIT in computing the accrual of original issue discount on regular securities issued by that REMIC or FASIT, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986, indicates that the regulations will provide that the prepayment assumption used with respect to a regular security must be the same as that used in pricing the initial offering of the regular security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of regular securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of regular securities will be the first cash price at which a substantial amount of regular securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of regular securities is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a regular security.

     In the case of regular securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the regular securities. In general terms, original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate adjustments.

     Some classes of the regular securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the


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subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular security and accounted for as original issue discount. Because interest on regular securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular securities.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a regular security will reflect the accrued interest. In these cases, information returns to the securityholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the regular security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the regular security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the regular security, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption; by

     o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the regular security.

     Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the regular security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" for a description of that election under the OID regulations.

     If original issue discount on a regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a regular security, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrued period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o the sum of:

       o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the regular security, if any, in future periods; and


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       o the distributions made on the regular security during the accrual period of amounts included in the stated redemption price; over

       o the adjusted issue price of the regular security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the regular security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any distributions made on that regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a regular security that purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio excess bears to the aggregate original issue discount remaining to be accrued on the regular security. The adjusted issue price of a regular security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

     Market Discount. A securityholder that purchases a regular security at a market discount, that is, in the case of a regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code the securityholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a regular security with market discount, the securityholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "Taxation of Owners of REMIC and FASIT Regular Securities--Premium" in this prospectus. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a regular security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue


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discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC and FASIT Regular Securities--Original Issue Discount" in this prospectus. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on regular securities should accrue, at the securityholder's option:

     o on the basis of a constant yield method;

     o in the case of a regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the regular security as of the beginning of the accrual period; or

     o in the case of a regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the regular security at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a regular security purchased at a discount in the secondary market.

     To the extent that regular securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a regular security may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the security. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related regular security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" in this


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prospectus. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to regular securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

     Realized Losses. Under Internal Revenue Code Section 166 both corporate holders of the regular securities and noncorporate holders of the regular securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a regular security in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying securities until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

   Special Rules for FASIT High-Yield Regular Securities

     General. A high-yield interest in a FASIT is a subcategory of a FASIT regular security. A FASIT high-yield regular security is a FASIT regular security that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable federal rate), or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular security is subject to treatment, described above, applicable to FASIT regular securities, generally.

     Limitations on Utilization of Losses. The holder of a FASIT high-yield regular security may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of the holder will be at least equal to the taxable income derived from that security (which includes gain or loss from the sale of that security), from any security representing a FASIT ownership interest, and from any excess inclusions income derived from any security representing a REMIC residual interest. Thus, income from those securities generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular security cannot be less than the holder's taxable income determined solely for those securities. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to that income for both regular tax and alternative minimum tax purposes.

     Transfer Restrictions. Transfers of FASIT high-yield regular securities to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for federal income tax purposes. In that event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the security (although the disqualified holder (and not the most recent eligible holder) would be taxable on any gain recognized by that holder for that security). Although not free from doubt, the tax ownership of a FASIT high-yield regular security may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after


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the relevant transfer. Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield regular security, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of that security. For these purposes, a "disqualified holder" is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) federal income tax); provided, however, that all (a) regulated investment companies subject to the provisions of Part I of subchapter M of the Internal Revenue Code, (b) real estate investment trusts subject to the provisions of Part II of subchapter M of the Internal Revenue Code, (c) REMICs, and (d) cooperatives described in
Section 1381(a) of the Internal Revenue Code are also "disqualified holders."

   Pass-through Entities Holding FASIT Regular Securities

     If a pass-through entity issues a high-yielding debt or equity interest that is supported by any FASIT regular security, that entity will be subject to an excise tax unless no principal purpose of that resecuritization was the avoidance of the rules relating to FASIT high-yield regular securities (pertaining to eligible holders of those securities). See "Taxation of Owners of REMIC and FASIT Regular Securities--Special Rules for FASIT High-Yield Regular Securities--Transfer Restrictions". The tax will apply if the original yield to maturity of the debt or equity interest in the pass-through entity exceeds the greater of (i) the sum of (a) the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued) and (b) five percentage points or (ii) the yield to maturity to that entity on the FASIT regular security (determined as of the date that the entity acquired that interest). The Internal Revenue Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If such tax did apply, the tax would equal the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the FASIT regular security supporting that interest.

   Taxation of Owners of REMIC Residual Securities

     General. As residual interests, the REMIC residual securities will be subject to tax rules that differ significantly from those that would apply if the REMIC residual securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC residual security typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual securityholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual securityholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual securities will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual securityholder that purchased the REMIC residual security from a prior holder of the security at a price greater than, or less than, the adjusted basis, the REMIC residual security would have had in the hands of an original holder of the security. The REMIC regulations, however, do not provide for any modifications.


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     Any payments received by a holder of a REMIC residual security in connection with the acquisition of that REMIC residual security will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that the payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual securities should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC residual securityholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual securityholders may exceed the cash distributions received by the REMIC residual securityholders for the corresponding period may significantly adversely affect the REMIC residual securityholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular securities, and any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt deductions with respect to the loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC regular securities and REMIC residual securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC and FASIT Regular Securities --Original Issue Discount" in this prospectus. Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular securityholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC and FASIT Regular Securities" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular securities. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.


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     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, including any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular securities, including any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC and FASIT Regular Securities--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular securities, including any other class of securities constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

     If a class of REMIC regular securities is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC and FASIT Regular Securities--Original Issue Discount" in this prospectus.

     As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual securities, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the REMIC residual securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual securityholder.

     A REMIC residual securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual securityholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual securityholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual securityholders should consult their tax advisors.

     Any distribution on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a distribution on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual securities will initially equal the amount paid for the REMIC residual securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual securityholders. Gain will be recognized to the REMIC residual securityholder on a distribution to the


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extent that, at the time the distribution is made, the amount of the distribution exceeds the securityholder's initial basis in the residual security together with any net increases in that basis. The gain so recognized will be treated as gain from the sale of the REMIC residual security.

     The effect of these rules is that a Residual securityholder may not amortize its basis in a REMIC residual security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See "--Sales of REMIC Securities" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to the holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see "--Taxation of Owners of REMIC Residual Securities--General" in this prospectus.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual security will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security; over

     o the sum of the "daily accruals" for each day during that quarter that the REMIC residual security was held by the REMIC residual securityholder.

     The daily accruals of a REMIC residual securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual securities were sold. If less than a substantial amount of REMIC residual securities is sold for cash on or prior to the closing date, the issue price for those REMIC residual securities will be treated as the fair market value of those REMIC residual securities on the Closing Date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual security as an excess inclusion if the REMIC residual securities are considered not to have "significant value."

     For REMIC residual securityholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual securityholders that are foreign investors. See, however, "--Foreign Investors in REMIC Securities" in this prospectus.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is


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      determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Securities. Under the REMIC regulations, transfers of "noneconomic" REMIC residual securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

     o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS, on the REMIC residual security equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of REMIC residual securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain of their provisions apply only to transfers of residual interests occurring on or after August 19, 2002.

     The accompanying prospectus supplement will disclose whether offered REMIC residual securities may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual security will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual security will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Securities--REMIC Residual Securities" in this prospectus for additional restrictions applicable to transfers of REMIC residual securities to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released the Mark-to-Market Regulations. The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual security acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC-residual securities.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular securities. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual securities in their entirety and not to the holders of the related REMIC regular securities.

     With respect to REMIC residual securities or REMIC regular securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

     o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount currently will be reduced.

     The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

   Sales of REMIC and FASIT Securities

     If a REMIC or FASIT security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC or FASIT security. The adjusted basis of a regular security typically will equal the cost of that regular security to that securityholder, increased by income reported by the securityholder with respect to that regular security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the regular security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss in most cases will be capital gain or loss.

     Gain from the sale of a REMIC regular security (but not a FASIT regular security) that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security; over

     o the amount of ordinary income actually includible in the seller's income prior to the sale.

     In addition, gain recognized on the sale of a regular security by a seller who purchased the regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "--Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" in this prospectus.

     REMIC securities and FASIT securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a regular security by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual securityholder on the sale will not be deductible, but instead will be added to the REMIC residual securityholder's adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC residual security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

     Any payments received by a holder of a REMIC residual security in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although the timing of such income is uncertain under current law and certain court cases suggest that, in the absence of other authority, any such payment would be includible in income immediately upon its receipt, the IRS has issued proposed regulations that, if adopted as final regulations, would require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual security over its expected life. The proposed regulations also would provide two more specific methods that would be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for purposes of generally accepted accounting principles but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining accepted weighted average life of the REMIC as of the time the REMIC residual security is transferred to the taxpayer. Because of the uncertainty concerning the treatment of such payments, holders of REMIC residual securities should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   Tax Return Disclosure and Investor List Requirements

     Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual securities should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

   Prohibited Transactions and Other Possible Taxes

     The Code imposes a tax on REMICS equal to 100% of the net income derived from "prohibited transactions". In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

     In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

   Tax and Restrictions on Transfers of REMIC Residual Securities to Certain
     Organizations

     If a REMIC residual security is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in the entity are not held by disqualified organizations; and

      o information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual securities and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual security.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

     o the amount of excess inclusions on the REMIC residual security that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation;

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

   Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from of the loans or upon a sale of the REMICs assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last distribution on the REMIC residual security is less than the REMIC residual securityholder's adjusted basis in the security, the REMIC residual securityholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See "--Sales of REMIC Securities" in this prospectus. The character of this loss as ordinary or capital is uncertain.

     The inadvertent termination of a REMIC or FASIT may have other consequences. See "REMICs and FASITs--Classification of REMICs and FASITs" in this prospectus.

   Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual securityholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual securities.

     As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMICs classification. REMIC residual securityholders will be required to report the REMIC items consistently with their treatment on the related REMICs tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual securityholder to make corresponding adjustments on its return, and an audit of the REMICs tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS;

holders of REMIC regular securities that are corporations, trusts, securities dealers and other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular security issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the REMIC residual securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMICs assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" in this prospectus.

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

     A FASIT is treated as a branch of the holder of the ownership interest in the FASIT. Thus, all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT are treated as assets, liabilities, and such items of the holder of the ownership interest in the FASIT. Because the holder of the ownership interest in a FASIT includes the FASIT's tax items in determining its taxable income and credits, the proposed FASIT regulations make the holder of the ownership interest in the FASIT (rather than the FASIT) responsible for reporting those items on its federal income tax return.

   Backup Withholding With Respect to REMIC and FASIT Securities

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC or FASIT securities, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC and FASIT Securities

     A REMIC or FASIT regular securityholder (other than a holder of a FASIT high-yield regular security) that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular security will not be subject to United States federal income or withholding tax on a distribution on a regular security, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular security held by a REMIC residual securityholder that owns directly or indirectly a 10% or greater interest in the REMIC residual securities or a FASIT regular security held by the owner of a 10% or greater interest in the holder of the FASIT ownership interest. Further, the Proposed FASIT Regulations treat all interest received by a foreign holder of a FASIT regular interest as ineligible for the foregoing exemption from withholding tax if the FASIT receives or accrues interest from a United States resident in which the foreign holder has a 10% or more ownership interest or as to which the foreign holder is a controlled foreign corporation to which the United States resident is related. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a regular security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.


NOTES

     Upon the issuance of the notes, Thacher Proffitt & Wood LLP or Orrick, Herrington & Sutcliffe LLP, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Internal Revenue Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Internal Revenue Code section 7701(i).

   Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

   Taxation of Noteholders

     Notes generally will be subject to the same rules of taxation as REMIC and FASIT regular securities, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular security as ordinary income is inapplicable to the notes. See "REMICs and FASITs--Taxation of Owners of REMIC and FASIT Securities" and "REMICs and FASITs--Sales of REMIC and FASIT Securities". Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See "REMICs and FASITs--Taxation of Owners of REMIC and FASIT Securities--Original Issue Discount". Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in "REMICs and FASITs--Foreign Investors in REMIC and FASIT Securities" except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.


                             ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts, in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and Parties in Interest who have certain specified relationships to those plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.


PLAN ASSET REGULATIONS

     An investment of the assets of an ERISA plan in securities may cause the underlying loans, private securities or any other assets included in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, or the DOL Regulations, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the


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general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when ERISA plan assets are used to acquire an "equity interest," such as a certificate, in that entity. The DOL regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

     Exceptions contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

     o the entity is an operating company;

     o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

     o "benefit plan investors" do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

     Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an interest in the assets of an entity, such as a trust, rather than merely the ERISA plan's interest in the instrument evidencing the equity interest, such as a certificate. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans should not acquire or hold certificates, or notes which may be deemed in the respective prospectus supplement to have "substantial equity features," in reliance upon the availability of any exception under the DOL regulations described in the preceding paragraph. For purposes of this section "ERISA Considerations," the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings assigned by the DOL regulations to, respectively, "plan assets" and "assets of a plan," and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

     Under the DOL regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, any subservicer, the Administrator, the trustee, the owner trustee, the indenture trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest with respect to an investing ERISA plan or an ERISA plan holding an interest in that entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and
Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have substantial equity features. Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, with respect to the assets, the depositor, the master servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o has investment discretion with respect to the investment of ERISA plan assets; or

     o has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee in the manner described above, is a fiduciary of the investing ERISA plan. If the loans, the private securities or any other assets in a trust were to constitute ERISA plan assets, then any party


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exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be an ERISA plan "fiduciary," and thus subject to the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing ERISA plan. In addition, if the loans, private securities or any other assets in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.


CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF CERTIFICATES

   Prohibited Transaction Class Exemptions

     The DOL issued an individual exemption, Prohibited Transaction Class Exemption, or PTCE, 94-29 (59 Fed. Reg. 14675, March 29, 1994), as amended by PTCE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTCE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) and PTCE 2002-41, 67 Fed. Reg. 54487 (August 22,
2002) and referred to as the Exemption, to Residential Funding Corporation and a number of its affiliates. The Exemption generally exempts, from the application of some of the prohibited transaction provisions of Section 406 of ERISA. Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates or other "securities," including notes issued by a trust or another "issuer" as to which:

     o the depositor or any of its affiliates is the sponsor, and any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the Exemption is the sole underwriter, manager or co-manager of the underwriting syndicate or a seller or placement agent; or

     o the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions described in the Exemption are satisfied. For purposes of this section, the term "underwriter" shall include:

     o the depositor and a number of its affiliates;

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;

     o any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of securities; or

     o any entity which has received from the DOL an exemption, called an asset-backed exemption, relating to securities which is similar to the Exemption.

     The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder:

     o the acquisition of securities by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party;

     o the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same issuer unless none of the mortgage loans or other assets has a loan-to-value ratio that exceeds 100% as of the date of the issuance of the securities;

     o the securities at the time of acquisition by an ERISA plan or with ERISA plan assets must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the "exemption rating agencies". The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the loan-to-value ratio


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       of any one-to four-family residential mortgage loan or closed end home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, the Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential mortgage loan or closed end home equity loan has a loan-to-value ratio that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities;

     o the Administrator, the trustee, the owner trustee, the indenture trustee cannot be an affiliate of any other member of the "restricted group" (which consists of the trustee, any underwriter, the depositor, the master servicer, any subservicer, the swap counterparty in any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the securities) other than an underwriter;

     o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the depositor under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     o for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Exemption that are intended to protect the assets of the issuer from creditors of the Depositor.

     In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Exemption may not apply to any securities where the related trust contains revolving credit loans, unsecured loans, certain purchase obligations or a swap.

     The Exemption also requires that each trust meet the following requirements:

     o the trust must consist solely of assets of the type that have been included in other investment pools;

     o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

     o securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of securities by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

     An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied with respect to that security. In the case of notes, additional conditions to the exemptive relief available under the Exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders. Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or


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indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the securities is:

       o a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

       o an affiliate of that borrower;

       provided that, with respect to the acquisition of securities in connection with the initial issuance of the certificates, a number of quantitative restrictions described in the Exemption are met;

     o the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets; and

     o the holding of securities by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA plan, or the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

     Before purchasing a security, a fiduciary or other investor of ERISA plan assets should itself confirm that the securities constitute "securities" for purposes of the Exemption and that the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any DOL PTCE in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential


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first loans, the fiduciary or other ERISA plan asset investor should consider the availability of the Exemption or PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trust funds which include Cooperative Loans or some types of mortgage certificates or which contain a swap. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from a number of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemption with respect to the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of an investment.

   Representation from Investing ERISA Plans

     If the criteria specified in the Exemption as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans and other assets held by the trust, then, except as otherwise specified in the related prospectus supplement, transfers of the securities to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using the ERISA plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA plan:

     o is permissible under applicable law;

     o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     Except as otherwise specified in the related prospectus supplement, each beneficial owner of a subordinate security offered by this prospectus and the related prospectus supplement, or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such security, or interest therein, that either (i) it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding, (ii) it has acquired and is holding such subordinate security in reliance on the Exemption and it understands that there are certain conditions to the availability of the Exemption including the requirement, for trusts where none of the assets has an LTV ratio greater than 100%, that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies or (iii)(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold a certificate (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any subordinate security, or any interest therein, is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security, or interest therein, was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.


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CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF NOTES WHERE THE
EXEMPTION DOES NOT APPLY

   Prohibited Transaction Class Exemptions

     An ERISA plan fiduciary or other ERISA plan assets investor considering an investment in notes where the Exemption does not apply should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Internal Revenue Code, including PTCE 95-60; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." The respective prospectus supplement may contain additional information regarding the application of PTCE 95-60 or other DOL exemptions for the notes offered by this prospectus.

   Representation from ERISA Plans Investing in Notes with "Substantial
     Equity Features"

     If the accompanying prospectus supplement provides that any of the notes being issued have "substantial equity features" within the meaning of the DOL regulations, transfers of the notes to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using the assets of any ERISA plan to effect the acquisition will not be registered by the indenture trustee unless the transferee provides the depositor, the indenture trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the indenture trustee and the master servicer, which opinion will not be at the expense of the depositor, the indenture trustee or the master servicer, that the purchase of the notes by or on behalf of the ERISA plan is permissible under applicable law, will not constitute or give rise to a prohibited transaction, and will not subject the depositor, the indenture trustee or the master servicer to any obligation in addition to those undertaken in the trust agreement. In lieu of the opinion of counsel, the transferee may provide a certification of facts substantially to the effect that (x) the purchase of notes by or on behalf of the ERISA plan or any other benefit plan investor is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the indenture trustee or the master servicer to any obligation in addition to those undertaken in the trust agreement, and (y) the following statements are correct:

     o the transferee is an insurance company;

     o the source of funds used to purchase the notes is an "insurance company general account," as the term is defined in PTCE 95-60; and

     o the conditions described in Section I of PTCE 95-60 have been satisfied as of the date of the acquisition of the notes.


INSURANCE COMPANY GENERAL ACCOUNTS

     Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became applicable on July 5, 2001.


TAX EXEMPT INVESTORS

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--REMICs and FASITs--Taxation of Owners of REMIC Residual Securities--Excess Inclusions" in this prospectus. In addition, income as to certificates and other equity interests of a trust that has issued notes would be "debt-financed income" and therefore would be UBTI.


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CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption will apply with respect to any particular ERISA plan that acquires securities, even if all the conditions specified in the Exemption were satisfied, or that any other DOL exemption will apply with respect to any particular ERISA plan that acquires securities, even if all the conditions specified in a DOL exemption were satisfied. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Before purchasing a security in reliance on the Exemption, a fiduciary of an ERISA plan should itself confirm that all the specific and general conditions described in the Exemption or in one of the DOL exemptions would be satisfied, and, in the case of a certificate purchased under the Exemption, that the security constitutes a "security" for purposes of the Exemption. Before purchasing a note in reliance on any DOL exemption, a fiduciary of an ERISA plan or other ERISA plan asset investor should itself confirm that all of the specific and general conditions described in the exemption would be satisfied.

     In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or in any other DOL exemption, the ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.


                           LEGAL INVESTMENT MATTERS

     Each class of securities offered by this prospectus and by the accompanying prospectus supplements will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. As specified in the accompanying prospectus supplement, each class of securities will evidence an interest in trust assets primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:


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     o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o that it should not use ratings as a substitute for its own thorough underwriting analyses.

     With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

     o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the trust assets underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of loans purchased by the depositor, prevailing note rates, availability of funds and general market conditions.


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                            METHODS OF DISTRIBUTION

     The securities offered by this prospectus and by the accompanying prospectus supplements will be offered in series through one or more of the methods described in the following paragraph. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the depositor with institutional investors through dealers; and

     o by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part to the seller of the related trust assets and other assets, if applicable, that would comprise the pool securing the securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made for these liabilities.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     This prospectus and the applicable prospectus supplement may also be used by Residential Funding Securities Corporation, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transaction in the offered securities in which Residential Funding Securities Corporation may act as principal. Sales will be made at negotiated prices determined at the time of sale.


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

                                 LEGAL MATTERS

     Specific legal matters, including a number of federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.


                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made by this prospectus. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations as to a series of securities will be to repurchase trust assets upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                            ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW., Washington, D.C. 20549, and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W, Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to that information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W, Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth in those documents.


                          REPORTS TO SECURITYHOLDERS

     Monthly reports which contain information concerning the trust for a series of securities will be sent by or on behalf of the master servicer or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders" in this prospectus. Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports relating to the trust for a series of securities as are required under the Exchange Act.


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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the securities will automatically update and supersede this information.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the series of securities, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.


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

                                   GLOSSARY

     1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk private securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the OTS with an effective date of May 26, 1998.

     ADMINISTRATOR--In addition to or in lieu of the master servicer for a series of securities, the related prospectus supplement may identify an administrator for the trust. The administrator may be an affiliate of the depositor or the master servicer.

     ADVANCE--As to any closed-end loan and any distribution date, an amount equal to the scheduled payment of interest and, if specified in the accompanying prospectus supplement, principal, other than any Balloon Amount in the case of a Balloon Loan, on the related mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AGENCY SECURITY--Any security issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

     BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS--Fixed rate loans having original or modified terms to maturity of 5, 7 or 15 years in most cases as described in the accompanying prospectus supplement, with level monthly payments of principal and interest based on a 30 year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, when the Balloon Amount will be due and payable.

     BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

     BANKRUPTCY LOSSES--A Realized Loss attributable to actions which may be taken by a bankruptcy court in connection with a loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a loan or an extension of its maturity.

     CALL CLASS--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

     CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CALL SECURITY--Any security evidencing an interest in a Call Class.

     COOPERATIVE--As to a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative Securities secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES--A promissory note relating to a Cooperative Loan.

     CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained by the master servicer in the name of a depository institution, as custodian for the holders of the securities, for the


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

holders of other interests in loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. That account or accounts shall be an Eligible Account.

     DEBT SERVICE REDUCTION--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a borrower, the difference between the then outstanding principal balance of the first and junior loans secured by the mortgaged property and a lower value as established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     DESIGNATED SELLER TRANSACTION--A transaction in which the loans are provided directly to the depositor by an unaffiliated seller described in the accompanying prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE--As to any Puerto Rico loan, a mortgage to secure a specific obligation for the benefit of a specified person.

     DISTRIBUTION AMOUNT--As to a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable security rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls if specified in the accompanying prospectus supplement, which will include:

     o any deferred interest added to the principal balance of the loans and/or the outstanding balance of one or more classes of securities on the related due date;

     o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

     o prepayment interest shortfalls in collections of interest on closed-end loans resulting from Principal Prepayments made by the borrower during the month preceding the month in which the distribution date occurs and are not covered by Advances, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DRAW--Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

     DRAW PERIOD--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

     ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico loan, a mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXCESS SPREAD--A portion of interest due on the loans or securities transferred as part of the assets of the related trust.

     EXCLUDED BALANCE--That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

     EXCLUDED SPREAD--A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

     EXTRAORDINARY LOSSES--Realized Losses resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, various governmental actions, nuclear reaction and other similar risks.

     FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

     FRAUD LOSSES--A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

     GROSS MARGIN--For a revolving credit loan, a fixed or variable percentage described in the related mortgage note, which when added to the related index, provides the loan rate for the revolving credit loan.

     HOMEOWNERSHIP ACT LOANS--Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

     ISSUE PREMIUM--As to a class of REMIC regular securities, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED LOAN--A defaulted loan or contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

     NET LOAN RATE--As to a loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

     NONRECOVERABLE ADVANCE--Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

     PARTIES IN INTEREST--As to an ERISA plan, persons who have specified relationships to the ERISA plan, either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Internal Revenue Code.

     PAYMENT ACCOUNT--An account established and maintained by the master servicer in the name of the related trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

     PERMITTED INVESTMENTS--United States government securities and other investments that at the time of acquisition are rated in one of the categories specified in the related agreement.

     PRINCIPAL PREPAYMENTS--Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS--As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.

     REO CONTRACT--A manufactured housing contract or home improvement contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     REO LOAN--A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     SERVICING ADVANCES--Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of loans.

     SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to:

     o direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

     o any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the borrower.

     SPECIAL SERVICER-- A special servicer named pursuant to the servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

     STATED PRINCIPAL BALANCE--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any securities on or before that date.

     SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

     SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the requirements described in the Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TAX-FAVORED PLANS--An ERISA plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code.

     TRUST BALANCE--As described in the accompanying prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.


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
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                  $853,750,000

                      HOME EQUITY LOAN-BACKED TERM NOTES,

                                SERIES 2005-HS1

                             PROSPECTUS SUPPLEMENT

CREDIT SUISSE FIRST BOSTON                                 RBS GREENWICH CAPITAL

BANC OF AMERICA SECURITIES LLC                               GMAC RFC SECURITIES

                                  UNDERWRITERS

YOU SHOULD RELY ON ONLY THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED IN THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until December 20, 2005.